Exhibit 2.1

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

by and among

HEXAVEST INC.,

ITS SHAREHOLDERS,

9264-7064 QUÉBEC INC.

and

EATON VANCE MANAGEMENT CANADA LTD.

Dated as of June 15, 2012

TABLE OF CONTENTS

Page

Section 1.

Closing; Payments, Adjustments; Reserve.

1

1.1

Closing and Initial Payment.

1

1.2

Contingent Payments to Shareholders.

1

1.3

Pre-Closing Dividends; Contribution for Working Capital Shortfall.

1

1.4

Dispute Resolution; Interest.

1

1.5

Marketer Fee Reserve; Excess Reserve Dividend.

1

1.6

Restrictive Covenant Election.

1

Section 2.

Representations and Warranties of Shareholders.

1

2.1

Power and Authority.

1

2.2

Capitalization, etc.

1

2.3

No Conflicts, etc.

1

2.4

Status.

1

2.5

Investments and Subsidiaries; No Dissenter’s Rights.

1

2.6

Financial Statements.

1

2.7

Regulatory Documents.

1

2.8

Ineligible Persons.

1

2.9

Investment Contracts and Clients.

1

2.10

Fund-Related Issues.

1

2.11

Undisclosed Liabilities, etc.

1

2.12

Absence of Changes.

1

2.13

Tax Matters.

1

2.14

Assets.

1

2.15

Real Property.

1

2.16

Contracts.

1

2.17

Intellectual Property.

1

2.18

Insurance.

1

2.19

Proceedings.

1

2.20

Compliance with Laws and Instruments; Consents.

1

2.21

Environmental Matters.

1

2.22

Affiliate Transactions.

1

2.23

Labour Matters.

1

2.24

Employee Benefit Plans and Related Matters.

1

2.25

Accounts Receivable.

1

2.26

Reserved.

1

2.27

Brokers, Finders, etc.

1

2.28

No Convictions, Sanctions or Other Violations.

1

2.29

Performance Records.

1

2.30

Ethical Practices.

1

2.31

Personal Information Laws.

1

2.32

Investment Canada Act.

1

2.33

Private Issuer.

1

2.34

Disclosure.

1

Section 3.

Representations and Warranties of Buyer.

1

3.1

Status; Authorization, etc.

1

3.2

Consent.

1

3.3

No Conflicts, etc.

1

3.4

Brokers, Finders, etc.

1

3.5

Purchase for Investment.

1

3.6

Accredited Investor.

1

3.7

Statutory Disqualification.

1

3.8

SEC Matters.

1

3.9

Proceedings.

1

3.10

WTO Investor.

1

Section 4.

Covenants of Shareholders, Holdco and the Company.

1

4.1

Conduct of Business.

1

4.2

No Solicitation.

1

4.3

Access and Information.

1

4.4

Subsequent Financial Statements and Reports; Filings.

1

4.5

Public Announcements.

1

4.6

Further Actions.

1

4.7

Client Notices and Consents.

1

4.8

Repayment of Indebtedness.

1

4.9

Actions by the Company.

1

Section 5.

Covenants of Buyer.

1

5.1

Public Announcements.

1

5.2

SEC Matters.

1

5.3

Further Actions.

1

Section 6.

Certain Additional Covenants.

1

6.1

Reserved.

1

Section 7.

Conditions Precedent.

1

7.1

Conditions to Obligations of Each Party.

1

7.2

Conditions to Obligations of Buyer.

1

7.3

Conditions to Obligations of Shareholders.

1

Section 8.

Termination.

1

8.1

Termination.

1

8.2

Effect of Termination.

1

Section 9.

Indemnification.

1

9.1

Indemnification by Shareholders.

1

9.2

Indemnification by Buyer.

1

9.3

Indemnification Procedures.

1

9.4

Survival of Representations and Warranties, etc.; Limitations on Indemnification.

1

9.5

Reimbursement..

1

9.6

Exclusive Remedy.

1

9.7

Election of Breach Not Required.

1

9.8

Duty to Mitigate.

1

9.9

Other.

1

Section 10.

Definitions.

1

10.1

Terms Generally.

1

10.2

Certain Terms.

1

Section 11.

Miscellaneous.

1

11.1

Expenses.

1

11.2

Notices.

1

11.3

Governing Law, etc.

1

11.4

Shareholders’ Representative.

1

11.5

Guaranties.

1

11.6

Binding Effect.

1

11.7

Assignment.

1

11.8

No Third Party Beneficiaries.

1

11.9

Amendment; Waivers, etc.

1

11.10

Specific Performance.

1

11.11

Entire Agreement.

1

11.12

Confidentiality.

1

11.13

Severability.

1

11.14

Headings.

1

11.15

Counterparts.

1

11.16

Interpretation.

1

11.17

Accounting Matters.

1

11.18

Statutory References.

1

11.19

Language.

1

EXHIBITS:

Exhibit A

Company Shareholders

Exhibit B

Option Agreement

Exhibit C

Unanimous Shareholders Agreement (including Holdco Unanimous Shareholders Agreement as exhibit)

Exhibit D

Restrictive Covenant Agreements

Exhibit E

Intercompany Agreement

Exhibit F

U.S. Client Notice and Affirmative Consent

Exhibit G

U.S. Client Notice and Negative Consent

Exhibit H

[Intentionally omitted]

Exhibit I

Notice to Canadian and Other Notice-Only Clients

Exhibit J

Form of Press Release

Exhibit K

Form of Prospective Client Declaration

Exhibit L

Opinion of Counsel to Shareholders, Holdco and the Company

Exhibit M

Opinion of Counsel to Buyer

Exhibit N

Opinion of Counsel to Guarantor

SCHEDULES:

Schedule 1.1(b)

Purchased Shares

Schedule 1.1(c)(i)

Form of Estimated Initial Payment Statement Certificate

Schedule 1.1(c)(iii)

Form of Actual Initial Payment Statement Certificate

Schedule 1.2(b)

Form of Contingent Payment Statement Certificate

Schedule 1.3(d)

Form of Closing Date Balance Sheet and Closing Date AR and WIP Schedule Certificate

Schedule 2.2(a)

Share Ownership

Schedule 2.2(b)

No Equity Rights

Schedule 2.2(c)

Indebtedness

Schedule 2.2(d)(ii)

Individual Representations - Subscriptions, Options, Warrants, Conversion

Schedule 2.2(d)(iv)

Individual Representations - Contractual Conflicts

Schedule 2.4(b)(i)

Qualification of the Company

Schedule 2.4(b)(ii)

Qualification of Holdco

Schedule 2.5(b)

Agency Letter Agreements

Schedule 2.7

Registrations

Schedule 2.9(a)

Investment Advisory Clients

Schedule 2.9(h)

Refunds

Schedule 2.9(n)

Intention to Terminate

Schedule 2.10(d)

Plan Assets

Schedule 2.10(f)

Side Letters

Schedule 2.10(p)

Fund Related Party Contracts

Schedule 2.10(q)

Fund Ownership of Related Party Assets

Schedule 2.10(r)(vii)

Canadian Funds Registration Numbers

Schedule 2.11

Undisclosed Liabilities

Schedule 2.12

Absence of Changes

Schedule 2.13(j)

Tax Registration Numbers

Schedule 2.15(b)

Leased Real Property

Schedule 2.15(d)

Real Property Proceedings

Schedule 2.16(a)

Contracts

Schedule 2.17(a)

Owned Intellectual Property; Registered Intellectual Property

Schedule 2.17(b)

Title to Intellectual Property

Schedule 2.17(c)

Intellectual Property Licensing

Schedule 2.17(f)

Due Registration, etc.

Schedule 2.18

Insurance Policies

Schedule 2.19

Proceedings

Schedule 2.20(b)(i)

Consents and Government Approvals

Schedule 2.20(b)(ii)

Government Approvals and Consents (Business)

Schedule 2.21

Environmental Matters

Schedule 2.22(a)

Affiliate Transactions (Contracts)

Schedule 2.22(b)

Affiliate Transactions (Persons)

Schedule 2.24

Employee Benefit Plans and Related Matters

Schedule 2.25

Accounts Receivable

Schedule 2.31

Personal Information Laws

Schedule 3.2

Government Approvals and Consents

Schedule 4.1(b)

Conduct of Business

Schedule 4.4(a)

Financial Statements

Schedule 4.7(a)

Client List for U.S. Client Notice and Affirmative Consent

Schedule 4.7(b)

Client List for U.S. Client Notice and Negative Consent

Schedule 7.2(f)

Restrictive Covenant Agreements

Schedule 7.2(h)

Key Employees

Schedule 10.2(i)

Knowledge

Schedule 10.2(ii)

Permitted Liens

Schedule 10.2(iii)

Excluded Matters

ANNEXES:

Annex A

Example Calculations

[Certain Exhibits, Schedules and Annexes have been omitted from this filing.  A copy of any omitted Exhibit, Schedule or Annex will be furnished supplementally to the Commission upon request.]

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of June 15, 2012 (this “Agreement”), is made by and among Hexavest Inc., a Québec corporation (the “Company”), the shareholders of the Company listed on Exhibit A hereto (collectively, “Shareholders”), 9264-7064 Québec Inc., a Québec corporation (“Holdco”), Eaton Vance Management Canada Ltd., a British Columbia corporation (“Buyer”), and, solely for purposes of Section 11.5, Eaton Vance Corp., a Maryland corporation (“Guarantor”).  Certain terms used in this Agreement are defined in Section 10.

RECITALS

Shareholders own, beneficially and of record, all of the issued and outstanding Class A Shares of the Company (collectively, the “Shares”), which constitute all of the issued and outstanding share capital of the Company.  Prior to the Closing Date, Shareholders intend to transfer 127,500 Shares, constituting an aggregate of 51% of the Shares to Holdco.

Shareholders wish to sell to Buyer, and Buyer wishes to purchase from Shareholders, 122,500 Shares, constituting in the aggregate 49% of the share capital of the Company (the “Purchased Shares”), on the terms and conditions and for the consideration provided in this Agreement (such purchase and sale, the “Share Purchase”), with the result that Holdco would retain an aggregate of 51% of the share capital of the Company (the “Retained Shares”).  The retention of the Retained Shares by Holdco shall be subject to the terms and conditions of the Option Agreement and the Unanimous Shareholders Agreement (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the Parties (and Guarantor, solely for purposes of Section 11.5) agree as follows:

Section 1.

Closing; Payments, Adjustments; Reserve.

1.1

Closing and Initial Payment.

(a)

The closing of the sale and purchase of the Purchased Shares and of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Eaton Vance Corp., at the Closing Time on the third Business Day following the satisfaction (or written waiver) of the conditions precedent set forth in Section 7 of this Agreement, or at such other place and date as the Parties may agree in writing (the “Closing Date”).

(b)

At the Closing, each Shareholder shall deliver to Buyer, free and clear of any Liens, the number of Purchased Shares set forth opposite such Shareholder’s name in Schedule 1.1(b), together with one or more certificates representing all the Purchased Shares sold by such Shareholder, duly endorsed in favour of Buyer or accompanied by appropriate instruments of transfer in favour of Buyer, and bearing or accompanied by all requisite transfer stamps.

(c)

The initial payment to be paid by Buyer to Shareholders (the “Initial Payment”) shall be determined and paid as follows:

(i)

No later than five Business Days prior to the anticipated Closing Date, the Company shall prepare and deliver to Buyer a statement (the “Estimated Initial Payment Statement”) setting forth (a) the Signing Date RRE, together with supporting calculations and spreadsheet reports of each Applicable Client’s Base Fee Rate, Performance Fee Rate and Assets under Management as of the date of this Agreement, (b) the Company’s good faith estimate of Closing Date RRE, together with supporting calculations and spreadsheet reports of each Applicable Client’s Base Fee Rate, Performance Fee Rate and Assets under Management as of the date of such statement, which reports shall identify and provide a footnote explanation for any expected changes thereto (other than in the price of publicly traded securities included in Assets under Management) after the date of such report, (c) the resulting calculations of Initial Run Rate Revenue and Initial Run Rate EBIT, and (d) the result obtained by multiplying (x) 6.37 by (y) such Initial Run Rate EBIT (such result, the “Estimated Initial Payment Amount”).  The President and the Chief Operating Officer of the Company shall certify as to the accuracy and completeness of the data and calculations included in the Estimated Initial Payment Statement in a certificate executed by each of them that shall be in the form attached as Schedule 1.1(c)(i).  Shareholders and the Company shall provide to Buyer all such additional documentation, information and access to the Company’s personnel as Buyer shall reasonably request for purposes of verifying the Estimated Initial Payment Statement, and shall make all such corrections thereto as Buyer may reasonably request in good faith in order to comply with this Agreement.

(ii)

At the Closing, Buyer shall

(1)

deliver the Escrow Amount to the Escrow Agent by wire transfer of immediately available funds to the account specified in the Escrow Agreement;

(2)

pay to each Shareholder an amount equal to the result obtained by subtracting from (x) his Designated Percentage of an amount equal to the excess of the Estimated Initial Payment Amount over the Escrow Amount, (y) his BLC Payoff Amount, if any, in each case by wire transfer of immediately available funds to the respective account designated in a written notice delivered by Shareholders’ Representative to Buyer at least two Business Days prior to the Closing Date; and

(3)

pay to BLC, pursuant to the instructions of BLC as set forth in the BLC Payoff Letter, the Aggregate BLC Payoff Amount.

(iii)

The Company shall deliver to Buyer and Shareholders, after the 75th day after the Closing Date and no later than the 90th day after the Closing Date, a statement (the “Actual Initial Payment Statement”) setting forth (a) Signing Date RRE, together with supporting calculations and spreadsheet reports of each Applicable Client’s Base Fee Rate, Performance Fee Rate and Assets under Management as of the date of this Agreement, (b) Closing Date RRE, together with supporting calculations and spreadsheet reports of each

Applicable Client’s Base Fee Rate, Performance Fee Rate and Assets under Management as of the Closing Date, (c) the resulting calculations of Initial Run Rate Revenue and Initial Run Rate EBIT, and (d) the result obtained by multiplying (x) 6.37 by (y) such Initial Run Rate EBIT (such result as finally determined pursuant to Section 1.1(c)(v), the “Actual Initial Payment Amount”).  The President and the Chief Operating Officer of the Company shall certify as to the accuracy and completeness of the data and calculations included in the Actual Initial Payment Statement in a certificate executed by each of them that shall be in the form set forth in Schedule 1.1(c)(iii).

(iv)

The Initial Payment shall be subject to adjustment in accordance with this Section 1.1(c) if the Actual Initial Payment Amount is greater or less than the Estimated Initial Payment Amount.  Any adjustment of the Purchase Price pursuant to this Section 1.1(c) is referred to in this Agreement as the “Initial Run Rate EBIT Adjustment”.  If the Actual Initial Payment Amount is less than the Estimated Initial Payment Amount, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such shortfall, and promptly, but not later than five Business Days after final determination of the Initial Run Rate EBIT Adjustment, (A) each of the Shareholders and Buyer shall give joint written instruction to the Escrow Agent to deliver to Buyer from out of the Escrow Amount the amount of the Initial Run Rate EBIT Adjustment and to deliver to each Shareholder, if the Escrow Amount is in excess of the Initial Run Rate EBIT Adjustment, his Designated Percentage of the amount of such excess, and (B) if the amount of the Initial Run Rate EBIT Adjustment is in excess of the Escrow Amount, Shareholders shall pay to Buyer the amount of such excess by wire transfer of immediately available funds to an account designated in writing by Buyer.  If the Actual Initial Payment Amount is greater than the Estimated Initial Payment Amount, then the Purchase Price shall be increased dollar-for-dollar by the amount of such underpayment and promptly, but not later than five Business Days after final determination of the Initial Run Rate EBIT Adjustment, (A) each Shareholder and Buyer shall give joint written instruction to the Escrow Agent to deliver to each Shareholder his Designated Percentage of the Escrow Amount and (B) Buyer shall pay to each Shareholder his Designated Percentage of the amount of such underpayment by wire transfer of immediately available funds to an account designated in writing by Shareholders.

(v)

Disputes.  Unless Buyer or the Shareholder’s Representative delivers to the other, within 45 days of the delivery of the Actual Initial Payment Statement, written notice of their disagreement with the Actual Initial Payment Statement, such Actual Initial Payment Statement shall be conclusive and binding on the Buyer and Shareholders for purposes of calculating the Initial Run Rate EBIT Adjustment and the Initial Payment.  Any disputes as to the Actual Initial Payment Statement shall be resolved, and the amounts of the Initial Run Rate EBIT Adjustment and the Initial Payment finally determined, in accordance with Section 1.4.

1.2

Contingent Payments to Shareholders.

(a)

Amount.  In addition to the Initial Payment, subject to satisfaction of the conditions set forth in this Section 1.2, Buyer shall deliver to Shareholders certain contingent payments, the amount of which shall be determined as provided below, in consideration for the Purchased Shares (individually, a “Contingent Payment”, collectively, the “Contingent Payments”).  The aggregate purchase price paid by Buyer for the Shares (the “Purchase Price”)

shall equal the sum of the Initial Payment (as adjusted by the Initial Run Rate EBIT Adjustment) and the amount(s) of the Contingent Payment(s), if any.  The Contingent Payments, if any, shall be determined as follows:

(i)

First Year Contingent Payment.  The first of such Contingent Payments (the “First Year Contingent Payment”) shall be (i) if Fee Revenue for the First Year is greater than Target First Year Revenue, an aggregate amount equal to 0.49 times Actual Initial EBIT (the “Maximum First Year Payment”) or (ii) if Fee Revenue for the First Year is greater than Threshold First Year Revenue but less than Target First Year Revenue, an aggregate amount equal to the Maximum First Year Payment multiplied by a fraction, the numerator of which is the excess of Fee Revenue for the First Year over Threshold First Year Revenue and the denominator of which is the excess of Target First Year Revenue over Threshold First Year Revenue.  No First Year Contingent Payment shall be made if Fee Revenue for the First Year is equal to or less than Threshold First Year Revenue.  An example of the calculation of the First Year Contingent Payment is included in Annex A attached hereto.

(ii)

Second Year Contingent Payment.  The second of such Contingent Payments (the “Second Year Contingent Payment”) shall be (i) if Fee Revenue for the Second Year is greater than Target Second Year Revenue, an aggregate amount equal to 0.49 times Actual Initial EBIT (the “Maximum Second Year Payment”) or (ii) if Fee Revenue for the Second Year is greater than Threshold Second Year Revenue but less than Target Second Year Revenue, an aggregate amount equal to the Maximum Second Year Payment multiplied by a fraction, the numerator of which is the excess of Fee Revenue for the Second Year over Threshold Second Year Revenue and the denominator of which is the excess of Target Second Year Revenue over Threshold Second Year Revenue.  No Second Year Contingent Payment shall be made if Fee Revenue for the Second Year is equal to or less than Threshold Second Year Revenue.  An example of the calculation of the Second Year Contingent Payment is included in Annex A attached hereto.

(b)

Payment.  As promptly as possible, but in any event not later than the 60th day, after the final day of each of (i) the first twelve full calendar months following the Closing Date (the “First Year”) and (ii) the thirteenth through twenty-fourth full calendar months following the Closing Date (the “Second Year”; each of the First Year and Second Year, an “Applicable Year”), the Company shall prepare and deliver to Buyer and Shareholders’ Representative a certificate (each, a “Contingent Payment Statement”) setting forth the Fee Revenue for such Applicable Year and a calculation of the amount of the applicable Contingent Payment due to Shareholders under this Agreement, if any, together with reasonably detailed revenue data and supporting calculations.  The President and the Chief Operating Officer of the Company shall certify as to the accuracy and completeness of the data and calculations included in each Contingent Payment Statement in a certificate executed by each of them that shall be in the form attached as Schedule 1.2(b).  Buyer and Shareholders’ Representative shall be provided with reasonable access to the supporting materials related to the preparation of each Contingent Payment Statement for the purpose of reviewing such Contingent Payment Statement.

(c)

Disputes.  Unless Buyer or Shareholders’ Representative delivers to the other, within 45 days of the delivery of a Contingent Payment Statement, written notice of disagreement with such Contingent Payment Statement and the calculations therein, such

Contingent Payment Statement and calculations shall be conclusive and binding on the Buyer and Shareholders for purposes of calculating the applicable Contingent Payment.  Any disputes as to the Contingent Payment Statement or any Contingent Payment shall be resolved, and the amount of the Contingent Payment finally determined, in accordance with Section 1.4.  Payment of each Shareholder’s Designated Percentage of an applicable Contingent Payment, if any, shall be made by Buyer by wire transfer of immediately available funds to the respective accounts designated in writing by Shareholders’ Representative within three Business Days of final determination of the respective Contingent Payment.

(d)

Certain Understandings.  Shareholders acknowledge that there can be no assurances that any Contingent Payment, or any specific amount thereof, will be earned under this Section 1.2, and that, except as set forth herein, neither Buyer nor any Affiliate of Buyer shall have any obligation, whether express or implied, to take any action(s), or omit to take any action(s), in order to cause any Contingent Payment, or any specific amount thereof, to be earned.  If, at the time of payment of any Contingent Payment, any amount which is certain, liquid and exigible is due and payable by one or more Shareholders under Section 9.1 of this Agreement, Buyer may offset the respective Shareholder’s indemnification payment obligation against the respective amount of the Contingent Payment payable to such Shareholder.

1.3

Pre-Closing Dividends; Contribution for Working Capital Shortfall.

(a)

Estimated Closing Date Working Capital Statement.  At least two Business Days and not more than five Business Days prior to an anticipated Closing Date, the Company shall deliver Buyer a written statement (the “Estimated Working Capital Statement”) setting forth (i) the aggregate fees to be paid by the Company on and after the Closing Date to the U.S. Marketer pursuant to the Marketing Agreement (the “Estimated Total Marketer Fees”), (ii) the quotient of the Estimated Total Marketer Fees divided by 0.731 (the “Reserve Amount”), and (iii) its estimate of the Closing Date Working Capital, together with reasonably detailed supporting data and calculations.  For purposes of calculating the Reserve Amount, the total fees to be paid to the U.S. Marketer shall assume (x) that all Clients covered by the Marketing Agreement as of the Closing Date continue as Clients covered by the Marketing Agreement at all times after Closing and maintain in their accounts the then current amount of Assets under Management, (y) that all Prospective Clients covered by the Marketing Agreement become Confirmed Prospects and continue as Clients covered by the Marketing Agreement at all times after Closing and maintain in their accounts the Company’s then current good faith estimate of the accounts’ initial Assets under Management, and (z) that the Marketing Agreement is not amended and terminates in accordance with its terms.

(b)

Pre-Closing Contribution.  If, but only if, the Estimated Working Capital Statement shows that estimated Closing Date Working Capital would be less than Target Working Capital, then each Shareholder shall contribute his or its Designated Percentage of the shortfall to the Company not later than the Business Day preceding the Closing Date, with written documentation of such contributions to be provided to Buyer as a condition to Closing; provided, however, that the Shareholders may elect to make such contributions by delivery of promissory notes in such amounts payable to the Company, to be paid at Closing by direct payment of the respective portion of their net Closing proceeds by Buyer to the Company for the Shareholder’s account, pursuant to documentation reasonably acceptable to the Parties.

(c)

Working Capital Dividend.  If the Estimated Working Capital Statement shows that estimated Closing Date Working Capital will be in excess of Target Working Capital, then the Company shall declare a dividend to the holders of its Shares as of the Business Day preceding the Closing Date (the “Record Date”) and payable upon final determination of the Closing Date Balance Sheet, in an amount per Share equal to the quotient of (x) the amount, if any, by which Closing Date Working Capital as finally determined exceeds Target Working Capital, divided by (y) the total number of Shares outstanding on the Record Date (such dividend, the “Working Capital Dividend”).

(d)

Delivery of Closing Date Balance Sheet.  The Company shall deliver to Buyer, not later than the 60th day after the Closing Date, a consolidated balance sheet of the Company as of the close of business on the day prior to the Closing Date (the “Closing Date Balance Sheet”), together with the Closing Date AR and WIP Schedule.  The President and the Chief Financial Officer of the Company shall certify as to the accuracy and completeness of the Closing Date Balance Sheet and the Closing Date AR and WIP Schedule in a certificate executed by each of them that shall be in the form attached as Schedule 1.3(d).

(e)

Certain Components of Closing Date Balance Sheet.  The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles in effect from time to time in Canada, being those accounting principles set forth in the Handbook or other official record of accounting principles in Canada from time to time published by the Canadian Institute of Chartered Accountants, then in effect and generally accepted in Canada and adopted or required to have been adopted by the Company (“GAAP”) and, to the extent compatible with GAAP, in a manner consistent with the Financial Statements; provided, that all liabilities of the Company shall be fully reflected on an accrual basis on the Closing Date Balance Sheet (including, without limitation, (w) accrual of all employee bonuses, deferred compensation or other employment-related obligations, (x) accrual of a current liability in an amount corresponding to pre-paid services, (y) accrual of all unpaid Company Transaction Expenses, and (z) accrual of all appropriate reserves).  The Closing Date Balance Sheet shall include line items for each component of Closing Date Working Capital identified in the definition thereof.

(f)

Disputes.  Unless Buyer delivers to the Shareholders’ Representative, within 45 days of the delivery of the Closing Date Balance Sheet, written notice of Buyer’s disagreement with the Closing Date Balance Sheet, the Closing Date Balance Sheet shall be conclusive and binding on the Parties for purposes of calculating the Working Capital Dividend.  Any disputes as to the Working Capital Dividend shall be resolved, and the amount of the Working Capital Dividend finally determined, in accordance with Section 1.4.

1.4

Dispute Resolution; Interest.

(a)

Period for Dispute; Effect of Failure to Dispute.  The 45 day periods for delivery of a written notice of disagreement set forth in each of Sections 1.1(c)(v), 1.2(c), 1.3(f) and 1.5(f) are referred to in this Section 1 as “Dispute Periods” and any notice given pursuant thereto, a “Dispute Notice.” If no Dispute Notice is delivered within the applicable Dispute Period then such Initial Run Rate EBIT Adjustment, Contingent Payment, Working Capital Dividend or Excess Reserve Amount shall be final, binding and conclusive on the Shareholders and Buyer without possibility of amendment, review or appeal and shall constitute such Initial Run Rate EBIT Adjustment, Contingent Payment, Working Capital Dividend or Excess Reserve Amount.

(b)

Form of Dispute Notice.  Each Dispute Notice shall specify in reasonable detail those items, calculations or amounts as to which the disputing party objects.  Any item, calculation or amount not specified in a Dispute Notice will, absent fraud or manifest error, be deemed accepted and will not be reviewed or modified by the Independent Accountant appointed pursuant to this Section 1.4 except to the extent that GAAP requires adjustments to other items, calculations or amounts as a result of a final determination of the items, calculations and amounts identified in the Dispute Notice.

(c)

Discussion Before Referral to Independent Accountant.  Buyer and Shareholders’ Representative shall in good faith attempt to resolve any matters set forth in a Dispute Notice as promptly as possible after delivery of the Dispute Notice, such resolution to be set forth in a written agreement setting forth such resolution.

(d)

Appointment of Independent Accountant.  If Buyer and Shareholders’ Representative are unable to resolve all matters set forth in a Dispute Notice within ten Business Days after the receipt of the respective Dispute Notice, then the Shareholders and Buyer agree that such items, amounts or calculations remaining in dispute shall be submitted for resolution within five Business Days following such ten Business Days period to an Independent Accountant mutually acceptable to Buyer and Shareholders’ Representative.  “Independent Accountant” means a nationally recognized firm of independent accountants that has not been engaged to perform services for the Company, Holdco, any Shareholder or Eaton Vance Corp. or any of their respective Affiliates during the five year period ending on the date of an engagement pursuant to this Section 1.4.  If Buyer and Shareholders’ Representative fail to agree in writing on an Independent Accountant within such five Business Days period, either Buyer or Shareholders’ Representative can require a court of competent jurisdiction specified in Section 11.3 to appoint an Independent Accountant. The engagement agreement with the Independent Accountant shall require the Independent Accountant to resolve the dispute within 60 days of the engagement. If, after having accepted the engagement, the Independent Accountant is unable or unwilling to resolve the dispute within 60 days of the engagement, Buyer and Shareholders’ Representative shall meet, within ten Business Days of the earlier of (a) the Independent Accountant’s written notice to Buyer and the Shareholders’ Representative of such inability or unwillingness and (b) the 60th day after the engagement of the Independent Accountant, to discuss the appointment of an alternate Independent Accountant mutually acceptable to Buyer and Shareholders’ Representative.  If, within a five Business Days period following such ten Business Days period, the Independent Accountant has still not issued its decision, or the Buyer and Shareholders’ Representative fail to agree in writing on the name of an alternative Independent Accountant, either Buyer or Shareholders’ Representative can require a court of competent jurisdiction specified in Section 11.3 to appoint an alternate Independent Accountant.  Such process shall be repeated until a decision is issued.

(e)

Independent Accountant’s Review.  The Independent Accountant’s review shall be limited as set forth in Section 1.4(b).  Shareholders and Buyer shall cooperate fully with the Independent Accountant appointed pursuant to Section 1.4(d).  While the Independent

Accountant is making its determination hereunder, none of the Shareholders and Buyer shall, and each of the Shareholders and Buyer shall cause its Affiliates and representatives not to, communicate with the Independent Accountant or its representatives on the subject matter of its review, except by joint conference call, joint meeting or letter with copy simultaneously delivered to the other Parties. Each of Buyer and Shareholders will bear their respective fees and expenses (including those of their respective advisors) in reviewing, preparing or submitting any document or information referred to in this Section 1, provided that the fees of the auditor of the Company for the preparation of the Closing Date Balance Sheet shall be paid by the Company.

(f)

Final and Binding Decision.  Absent fraud or manifest error, the decision of the Independent Accountant shall be final, binding and conclusive upon Shareholders and Buyer. Within seven days after its receipt of the decision, any of the Shareholders or Buyer may request the Independent Accountant to interpret its decision or to correct any clerical, typographical or computation errors therein.  The other Party shall have a right to comment within seven days of its receipt of the requesting Party’s request for interpretation and / or correction.  If in its sole discretion the Independent Accountant considers the request justified (be it either in whole or in part), the Independent Accountant shall, within fourteen days after its receipt of such request, do that which in its sole discretion it believes is required according to the circumstances.  The interpretation and / or correction of the decision shall take the form of an addendum and shall constitute part of the final decision.  The procedure provided for by this Section 1.4 shall be the exclusive and conclusive methodology for the determination of the items, amounts or calculations set forth in any Dispute Notice and shall be binding upon the Parties and shall not be contested by any of them, including under Section 11.3 of this Agreement, other than as exclusively provided for in this Section 1.4.

(g)

Expenses.  The fees and expenses of the Independent Accountant(s) in respect of each such engagement (“Accountant Expenses”) shall be allocated between Buyer, on the one hand, and Shareholders, on the other hand, as follows:  if the ultimate resolution of the matters in dispute results in a net adjustment in the amount of the Initial Run Rate EBIT Adjustment, a Contingent Payment, the Working Capital Dividend or the Excess Reserve Amount of greater than 10%, then if such adjustment is to the benefit of Buyer, Shareholders shall bear all Accountant Expenses, and if such adjustment is to the benefit of Shareholders, Buyer shall bear all Accountant Expenses. Where the ultimate resolution of the matters in dispute results in a net adjustment in the amount of the Initial Run Rate EBIT Adjustment, a Contingent Payment, the Working Capital Dividend or the Excess Reserve Amount of 10% or less, Buyer, on the one hand, and Shareholders, on the other hand, shall each pay 50% of the Accountant Expenses.

(h)

Interest.  Where any payment is to be made pursuant this Section 1 to Buyer, Holdco or Shareholders, as the case may be, in addition to the amount of such payment as finally determined pursuant to paragraphs (a), (c) or (f), as applicable, of this Section 1.4, the payor(s) shall also, if such payment has not been paid to the payee(s) on or before the third Business Day after the date on which the amount of such payment is finally determined (the “Due Date”), interest for the period beginning on the Due Date and ending on the day on which the respective amount is actually paid, calculated at a non-compounding daily rate equal to 1/365 or 1/366, as the case may be, of the Prime Rate plus 2%.

1.5

Marketer Fee Reserve; Excess Reserve Dividend.

(a)

Maintenance of Reserve.  The Company will maintain a reserve on its books (the “Reserve”) consisting of cash, cash equivalents and, initially, accounts receivable, with an initial value equal to the Reserve Amount.  As accounts receivable are realized following Closing, the Company will cause the Reserve to consist, as rapidly as is consistent with payment of its other expenses, solely of cash and cash equivalents held in the Company’s bank accounts.  The Reserve will be reduced from time to time by amounts equal to the Distributable Portion of the Reserve included in the Company’s quarterly dividends pursuant to the Dividend Policy attached to the Unanimous Shareholders Agreement.

(b)

Effect on Calculation of Fee Revenues.  For purposes of calculating Fee Revenue, Applicable Marketer Fees shall not be deducted against revenues of the Company for the applicable period.  Any Marketer Fees other than the Applicable Marketer Fees shall be deducted against revenues of the Company.  Without limiting the preceding sentence and for the avoidance of doubt, Fee Revenue for an applicable period shall be reduced dollar-for-dollar by the amount of any Marketer Fees paid by the Company for such period in respect of any new Clients gained after the Closing other than Confirmed Prospects.

(c)

Quarterly Statement of Reserve.  Not later than the 30th  day after the final day of each fiscal quarter ending on or after the Closing Date, the Company shall prepare and deliver to each of Shareholders’ Representative and Buyer a certificate (each, a “Quarterly Fee Certificate”), executed by each of the President and Chief Operating Officer of the Company, setting forth

(i)

the aggregate amount of Applicable Marketer Fees paid during such quarterly period (the “Quarterly Actual Marketer Fees”); provided, however, that for the first fiscal quarter ending after the Closing Date that includes the Closing Date, only Marketer Fees actually paid by the Company from and after the Closing Date shall be included in Actual Marketer Fees for such period;

(ii)

the cumulative amount of Applicable Marketer Fees paid from and after the Closing Date through the end of such quarterly period (“Cumulative Actual Marketer Fees”); and

(iii)

the amount of the Reserve after giving effect to the Quarterly Actual Marketer Fees.

If Buyer or Shareholders’ Representative provides written notice to the Company that it disputes any Quarterly Fee Certificate, then such dispute shall be resolved in the same manner, mutatis mutandi, as provided in Section 1.4.

(d)

Dividends to Buyer.  If the Cumulative Actual Marketer Fees set forth on any Quarterly Fee Certificate exceed the Reserve Amount established pursuant to Section 1.3(a), then the Company shall take such actions as are necessary to put Buyer in the same economic position that it would have been if the Reserve Amount had been established on the basis of the actual Cumulative Actual Marketer Fees through such date rather than as provided in Section 1.3(a).

(e)

Final Statement and Dividends to Holdco.  The Company, promptly following the termination of the Company’s obligation to pay Marketer Fees to the U.S. Marketer and payment of all remaining Applicable Marketer Fees, shall deliver to the Buyer and the Shareholders’ Representative a certificate in the form of the Quarterly Fee Certificate covering the period from the end of the quarter covered by the last Quarterly Fee Certificate through such final payment and termination (the “Final Fee Certificate”).  If the amount of Cumulative Actual Marketer Fees as set forth on the Final Fee Certificate is lower than the Reserve Amount established pursuant to Section 1.3(a), then the Company shall take such actions as are necessary to put Holdco in the same economic position that it would have been if the Reserve Amount had been established on the basis of the actual total Cumulative Actual Marketer Fees rather than as provided in Section 1.3(a).

(f)

Disputes.  Unless Buyer or the Shareholders’ Representative delivers to the other and the Company, within 45 days of the delivery of the Final Fee Certificate, written notice of disagreement with the Final Fee Certificate, the Final Fee Certificate shall be conclusive and binding on the Parties.  Any disputes as to the Final Fee Certificate shall be resolved, and the amounts of the dividends and waiver, if any, pursuant to Section 1.5(e) finally determined, in accordance with Section 1.4.

1.6

Restrictive Covenant Election.

The Parties acknowledge that no part of the Purchase Price for the Purchased Shares relates to the restrictive covenants provided by Shareholders in their respective Restrictive Covenant Agreements entered into concurrently with this Agreement.  The Parties agree to file a joint election upon the request of Shareholders pursuant to proposed section 56.4 of the Income Tax Act (Canada) in contemplation of any assessment by CRA allocating any portion of the Purchase Price as ordinary income to Shareholders. The election will be filed within the prescribed time as set out in the legislation when it becomes effective.

Section 2.

Representations and Warranties of Shareholders.

  Shareholders represent and warrant to Buyer as follows, both as of the date of this Agreement and as of the Closing Date (except for representations and warranties which by their terms speak as of a given date, in which case as of such date):

2.1

Power and Authority.

(a)

The Company.  The Company has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is designated a party, the performance of the Company’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite actions of the Company.  The Company has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party.  This Agreement constitutes, and each such Ancillary Agreement, when so executed and delivered, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

(b)

Holdco.  Holdco has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which Holdco is designated a party, the performance of Holdco’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and (except for the Option Agreement) thereby, have been duly authorized by all requisite actions of Holdco.  Holdco has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party.  This Agreement constitutes, and each such Ancillary Agreement, when so executed and delivered, will constitute, the legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

2.2

Capitalization, etc.

(a)

Capitalization.  The only class or series of shares in the share capital of the Company issued or outstanding are the Shares.  All Shares are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of any pre-emptive rights of any Person or any Contract or Law by which the Company was bound at the time of issuance and (i) as of the date hereof and immediately prior to the Share Purchase are and shall be owned by Shareholders and (ii) on the Closing Date (before the transfer of the Purchased Shares to Buyer) shall be owned by Holdco and Shareholders, in each case in the respective amounts and percentages set forth on Schedule 2.2(a).

(b)

No Equity Rights.  Except as provided in the Existing Shareholders Agreement, there are no preemptive or similar rights on the part of any holders of any class of securities of the Company.  Except for this Agreement, the Ancillary Agreements and the Existing Shareholders Agreement and as set forth on Schedule 2.2(b), no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Shareholders, Holdco, the Company or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any Shares or any other equity interests of the Company, or any securities or other equity interests convertible into or exchangeable for any such Shares or other equity interests in the Company, are outstanding, and no authorization therefor has been given.  Except for this Agreement and the Ancillary Agreements and as set forth in the Existing Shareholders Agreement, there are no outstanding contractual or other rights or obligations to or of Shareholders, Holdco, the Company or any other Person to repurchase, redeem or otherwise acquire any outstanding Shares, or in respect of the voting of any of the Shares, or other equity interests of the Company.

(c)

Indebtedness.  Schedule 2.2(c) sets forth all outstanding Indebtedness of the Company and all outstanding obligations, contingent or otherwise, of the Company guaranteeing any Indebtedness of any other Person (or any similar instruments or Contracts).

(d)

Certain Individual Representations.  Each Shareholder represents, solely as to his, her or itself and not collectively, as follows:

(i)

On the date of this Agreement, such Shareholder owns all of the Shares set forth next to such Shareholder’s name on Schedule 2.2(a), free and clear of any Liens other than (i) Liens under the Existing Shareholders Agreement, and (ii) applicable Securities Law Transfer Restrictions.  Upon the delivery of and payment for such Shares at the Closing as provided for in this Agreement, Buyer will acquire good and valid title to such Shares, free and clear of any Liens other than (i) applicable Securities Law Transfer Restrictions and (ii) restrictions on transfer created by this Agreement and the Ancillary Agreements.

(ii)

Except for this Agreement, the Ancillary Agreements, the Existing Shareholders Agreement and as set forth in Schedule 2.2(d)(ii), no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating such Shareholder, contingently or otherwise, to transfer or sell, or cause to be issued, transferred or sold, any Shares or any other equity interests of the Company, or any securities or other equity interests convertible into or exchangeable for any such Shares or other equity interests in the Company, are outstanding, and no authorization therefor has been given.  Except for this Agreement and the Ancillary Agreements and as set forth in the Existing Shareholders Agreement, there are no outstanding contractual or other rights or obligations to or of such Shareholder to acquire any outstanding Shares, or in respect of the voting of any of the Shares, or other equity interests of the Company.

(iii)

Such Shareholder has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which such Shareholder is designated a party, to perform such Shareholder’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which such Shareholder is designated a party, the performance of such Shareholder’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite actions of such Shareholder.  Such Shareholder has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which such Shareholder is designated a party.  This Agreement constitutes, and each such Ancillary Agreement, when so executed and delivered, will constitute, the legal, valid and binding obligation of each Shareholder party thereto, enforceable against such Shareholder in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

(iv)

Except as set forth on Schedule 2.2(d)(iv), the execution, delivery and performance of this Agreement and the Ancillary Agreements by such Shareholder, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon, such Shareholder’s Shares under any contract, or any other agreement or instrument to which such Shareholder or any of its Affiliates is a party or by which such Shareholder’s properties or assets may be bound.

2.3

No Conflicts, etc.

  The execution, delivery and performance of this Agreement and the Ancillary Agreements by each Shareholder, Holdco and the Company, and the consummation of the transactions contemplated hereby and (excluding the Option Agreement) thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon, the Shares or any of the properties or assets of the Company, under, (a) assuming, except as set forth in Section 4.7, that all Consents expressly required to be made or obtained under this Agreement between the date hereof and the Closing, including those pursuant to Sections 2.20(b)(i), 4.4(c), 4.6(b), 4.7 and 7.2(c), have been so made or obtained as of the Closing, any Law applicable to such Shareholder, Holdco or the Company or any of their respective properties or assets, (b) any provision of any of the Organizational Documents of the Company, Holdco or any Shareholder, or any resolution of its board of directors or shareholders, as applicable, (c) any Material Contract, or (d) any other contract, agreement or instrument to which any Shareholder or Holdco is party or by which any Shares may be bound.

2.4

Status.

(a)

Organization.

(i)

The Company is a corporation, duly incorporated, organized, validly subsisting and up to date in the filing of all corporate and similar returns under the Laws of the Province of Québec, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(ii)

Holdco is a corporation, duly incorporated, organized, validly subsisting and up to date in the filing of all corporate and similar returns under the Laws of the Province of Québec, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

(b)

Qualification.

(i)

The Company is duly qualified, registered or licensed to do business, is in good standing and up to date in the filing of all corporate and similar returns in each of the jurisdictions specified in Schedule 2.4(b)(i), which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification, registration or licensing necessary.

(ii)

Holdco is duly qualified, registered or licensed to do business, is in good standing and up to date in the filing of all corporate and similar returns in each of the jurisdictions specified in Schedule 2.4(b)(ii), which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification, registration or licensing necessary.

(c)

Organizational Documents.  Shareholders have made available to Buyer complete and correct copies of the Organizational Documents of the Company, Hexavest Services Corp., a New Hampshire business corporation (“HSC”), and Holdco, in each case as amended, modified or waived through and in effect on the date hereof.  Each of such Organizational Documents is in full force and effect.  None of the Company, HSC nor Holdco is in violation of any of the provisions of its Organizational Documents.  The minute books of each of the Company and HSC, which have been made available to Buyer, are complete and correctly reflect in all material respects (i) all actions taken by their respective shareholders that such shareholders were required by applicable Law to take, (ii) all actions taken by their respective directors that their respective boards of directors were required by applicable Law to take and (iii) all other material actions taken by their respective shareholders and directors which have not been delegated to the officers and employees of the Company or HSC in accordance with the Organizational Documents and the Québec Business Corporation Act.  The share certificate book, register of shareholders, register of directors and officers, securities register and register of transfer of each of the Company and HSC are true, accurate and complete.

2.5

Investments and Subsidiaries; No Dissenter’s Rights.

(a)

The Company does not own, and since inception has not owned, and does not have any Contracts of any nature to acquire, directly or indirectly, any shares of capital stock, share capital or other securities of, or interest in, any other Person, except (i) its ownership of 100% of the outstanding equity of HSC and (ii) in investment advisory accounts managed by the Company for third persons.

(b)

The Company owns and at all times since HSC’s incorporation has owned all of the outstanding shares of HSC’s share capital.  HSC has never had any operations other than to invest in Funds for the purpose of serving as the United States tax matters partner for the Funds, and has no assets other than its investments of US $30,000 in the Funds as reflected in the Financial Statements and in the Organizational Documents of the Funds, and, except for the performance obligations expressly set forth in the Organizational Documents of the Funds and as set forth on Schedule 2.5(b), has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and is not a party to or bound by any Contract or similar commitment with respect to the liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise, of any Person.

(c)

No dissenter’s or other comparable rights are exercisable by any Person in respect of the transactions contemplated by this Agreement.

2.6

Financial Statements.

(a)

The Company has delivered to Buyer complete and correct copies of the Financial Statements.

(b)

The Financial Statements are complete and correct in all material respects, have been derived from the accounting books and records of the Company, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the Financial Statements except as may be indicated in the notes to the audited Financial Statements and subject, in the case of interim unaudited Financial Statements, to normal recurring year-end adjustments and the absence of footnotes.

(c)

The balance sheets included in the Financial Statements present fairly the financial position of the Company as at the respective dates thereof, and the statements of income, statements of shareholders’ equity and statements of cash flows included in such Financial Statements present fairly the results of operations and cash flows of the Company for the respective periods indicated.

2.7

Regulatory Documents.

(a)

The Company and each Fund have timely filed all material forms, reports, notices, registration statements, prospectuses, annual information forms and supplements thereto, memoranda, advertising or marketing materials and all other documents, together with any amendments required to be made with respect thereto, that were requested or required to be filed with or delivered to, as the case may be, any Governmental Authority, including the SEC (collectively, the “Regulatory Documents”), and have timely paid all fees and assessments due and payable in connection therewith.  None of the Company or any Fund is, nor has it ever been, a member of or subject to the authority of any Self Regulatory Organization, nor is it or has it ever been required to make or obtain any Consent with or from any Self Regulatory Organization.

(b)

The Company, and each of its officers and employees who are required to be registered due to the nature of their work for the Company, are and have been duly registered, as applicable, (i) as an investment adviser under the Advisers Act and under applicable state statutes or other applicable Law, (ii) as an investment adviser representative (as defined in the Advisers Act) under applicable state statutes or other applicable Law and (iii) with all other applicable Governmental Authorities, where any such registration is necessary in order for the Company to conduct its business in accordance with applicable Law.  The Company is registered under Canadian Securities Legislation as (w) a portfolio manager, exempt market dealer and commodity trading manager under securities and commodities Laws in Ontario, (x) a portfolio manager and exempt market dealer under securities Laws in each of Alberta, British Columbia, New Brunswick, Newfoundland and Labrador and Nova Scotia, (y) a portfolio manager and exempt market dealer under securities Law and as an adviser under the commodities Law of Manitoba, and (z) an investment fund manager, portfolio manager, exempt market dealer and derivatives portfolio manager under securities and derivatives Laws in Québec.  The Company’s registrations under Canadian Securities Legislation are not suspended or subject to any terms or conditions.  All individuals acting on behalf of the Company in a capacity that requires registration under Canadian Securities Legislation, including the ultimate designated person, chief compliance officer, dealing representatives, advising representatives and associate advising representatives, each as determined under Canadian Securities Legislation, are registered and such registrations are not suspended and are not subject to terms or conditions.  The Company has filed all information in respect of all its permitted individuals, as defined under Canadian Securities Legislation, as is required under Canadian Securities Legislation.  Schedule 2.7 lists the Governmental Authorities with which the Company is registered as described in this Section 2.7(b) and the capacity in which it is registered.  Each such registration is in full force and effect and has been in full force and effect during the time periods in which such registration was required.  The Company has made available to Buyer a true, complete and correct copy of all registration forms filed by the Company or to be filed by the Company to accomplish the registrations listed on Schedule 2.7.

(c)

The Regulatory Documents comply and have complied in all material respects with the requirements of all Laws (including the Exchange Act, the Securities Act, the 1940 Act, the Advisers Act and Canadian Securities Legislation and all rules and regulations thereunder) applicable to such Regulatory Documents, and none of the Regulatory Documents, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Regulatory Documents and any other documents entered into or communicated to a Client of the Company comply and have complied with the applicable French language requirements under the Laws of Québec.

2.8

Ineligible Persons.

  None of the Company, Holdco, any Shareholder or any “affiliated person” (as defined in the 1940 Act) of any of them is ineligible pursuant to Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company.  None of the Company, Holdco, any Shareholder or any “associated person” (as defined in the Advisers Act) of any of them is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser.

2.9

Investment Contracts and Clients.

(a)

Schedule 2.9(a) sets forth a true, complete and correct list that identifies each Client of the Company as of the date of this Agreement and shows, for each such Client and as of the date hereof, the name, fee arrangements (including separate identification of Base Fees and Performance Fees), investment style and Assets under Management, and, for each such Client that is subject to ERISA and as of the date hereof, the name of a fiduciary of the Client who, based on the representation that the Company has received from such Client, has authority to enter into, extend or renew such Client’s Advisory Agreement and who is also independent of the Company, Holdco or any Shareholder.  For each Client listed on Schedule 2.9(a) that is a Fund that is offered in the United States, also listed is (i) the exception relied on, if any, from registration as an investment company under the 1940 Act and (ii) the exemption relied on from registration with the CFTC, or if no such exemption is listed, an indication that such Fund is not obligated to make a filing with the CFTC.  For each Client listed on Schedule 2.9(a) that is a Fund that is offered in Canada, also listed is the prospectus exemption and, if applicable, the registration exemption relied on in connection with the offering of its securities. Each current and former Client of the Company has been served by the Company in accordance with the terms of the Advisory Agreement with respect to such Client.  The Company has served all Clients, and has administered all accounts for which it acts or has acted as an investment adviser or in a similar capacity, including with respect to its derivatives activities, in accordance with the terms of the Contracts relating thereto, the Advisers Act and all applicable Laws.

The representation set forth in the first sentence of this Section 2.9(a) and the certifications made with respect to the Estimated Initial Payment Statement and the Actual Initial Payment Statement are the sole representations and warranties made in connection with this Agreement regarding the amounts of Assets under Management of the Company’s Clients and speak only as of the date of this Agreement in the case of the first sentence of this Section 2.9(a) and as of the date of this Agreement and the Closing Date respectively in the case of such certifications.  No reduction or change in the amount of Assets under Management of any Client after the date of this Agreement will constitute a breach of this Section 2.9, nor shall any related decrease or change in Run Rate Revenues be a Loss indemnifiable pursuant to Article 9.

(b)

No material controversy, disagreement or dispute exists between the Company and any Client.

(c)

The Company has provided to Clients all information required to be disclosed to clients of a registered firm under Canadian Securities Legislation.

(d)

The Company has adopted a formal code of ethics and a written policy regarding insider trading and front running, true, complete and correct copies of which have been made available to Buyer.  Such code of ethics and policy regarding insider trading and front running comply in all material respects with Section 204A of the Advisers Act and Rule 204A-1 thereunder and with Canadian Securities Legislation.  The policies of the Company with respect to avoiding conflicts of interest are as set forth in the Form ADV of the Company.  As of the date of this Agreement, there have been no violations of, or to Shareholders’ Knowledge, allegations that any violations have occurred or been made with respect to, such code of ethics, policy regarding insider trading and front running or the Company’s conflict of interest policies, except for non-material violations to the code of ethics.

(e)

The Company has (i) adopted and implemented written compliance policies and procedures in conformity with Rule 206(4)-7 under the Advisers Act and with Canadian Securities Legislation, (ii) reviewed, at least annually, the adequacy of such policies and procedures and the effectiveness of their implementation and (iii) designated a chief compliance officer in accordance with Rule 206(4)-7 under the Advisers Act and Canadian Securities Legislation responsible for administering such policies and procedures.  The Company has conducted the Business in compliance in all material respects with such compliance policies and procedures.  The Company and, to Shareholders’ Knowledge, each of its dealing representatives, advising representatives, brokers, independent agents and other contracted agents, have adhered to all supervisory, disclosure, suitability and sales practices, standards, policies and procedures required by any Law, published regulatory guidance or interpretation then in effect in connection with securities transactions.

(f)

Neither the Company nor any other Person “associated” (as defined under the Advisers Act) with it has, for a period not less than five years prior to the date hereof, been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act and, to Shareholders’ Knowledge, there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that would reasonably be expected to become the basis for, any such disqualification, denial, suspension or revocation.

(g)

Subject to Schedule 2.9(g), the Company has not paid a cash fee, directly or indirectly, to any Person who, directly or indirectly, solicits or has solicited any Client or prospective client for, or refers or has referred any Client or prospective client to, the Company other than in compliance with Rule 206(4)-3 of the Advisers Act and Canadian Securities Legislation.

(h)

Except as and in the amounts set forth in Schedule 2.9(h), there are no obligations or requirements to refund or return any amounts or funds paid, payable or to be paid under any Advisory Agreement.

(i)

The Company has not incurred and will not incur any material Loss as a result of any failure or alleged failure to be compliant with the CFA Institute’s Global Investment Performance Standards (“GIPS”).

(j)

The Company has effected each “agency cross transaction” (within the meaning of Rule 206(3)-2 under the Advisers Act) in conformity with Section 206(3) of the Advisers Act and Rule 206(3)-2 thereunder.  All inter-fund trades have been effected in accordance with Canadian Securities Legislation.

(k)

None of the Company, Holdco or, to Shareholders’ Knowledge, any Shareholder has, with respect to any current or former Client that is subject to ERISA, (i) engaged in a “prohibited transaction” (as defined under ERISA or the Code) for which no exemption exists under the Code or ERISA or (ii) incurred a penalty, excise tax, fee, disqualification or other similar result imposed under ERISA or the Code.  In particular, and without limiting the foregoing, the Company has made all disclosures to Clients that are plans subject to ERISA that are required of the Company by ERISA and the regulations thereunder. To Shareholders’ Knowledge, neither the Company, Holdco, nor, to Shareholders’ Knowledge, any Shareholder has breached its fiduciary duty under Title I of ERISA with respect to any current or former Client. To the Company’s or Shareholders’ Knowledge, no basis exists on which any employee of the Company would reasonably be expected to become subject to disqualification under section 411(a) of ERISA from holding the positions described under section 411(a)(1)-(3) of ERISA.

(l)

Any soft dollar payments made by the Company have conformed to the requirements of the safe harbor in Section 28(e) of the Exchange Act and National Instrument 23-102 – Use of Client Brokerage Commissions, related to the use of commission dollars for research and brokerage.

(m)

The Company has adopted and implemented procedures for the fair allocation of investment opportunities among its clients as required under Canadian Securities Legislation and for the allocation of securities purchased for its Clients, which have been reasonably designed to treat all investors fairly and equitably over time.

(n)

Each Advisory Agreement is in compliance with the requirements of the Advisers Act (to the extent applicable), Canadian Securities Legislation and any other applicable Law.  There are no material disputes pending or threatened in writing with any Clients under the terms of any Advisory Agreement.  The Company is in compliance, in all material respects, with the terms, conditions, restrictions, requirements and limitations of each Advisory Agreement.  Except as set forth on Schedule 2.9(n), no Current Client has advised the Company that it intends to terminate its Advisory Agreement.

2.10

Fund-Related Issues.

(a)

The Affiliates of the Company that may be involved in the sale of Fund interests are currently registered, or are not otherwise required to be registered, as a broker-dealer under the Exchange Act, as a dealer under Canadian Securities Legislation or under any other applicable Law in connection with offerings of securities.

(b)

Each of the Funds offered in the United States has complied with all requirements of the private placement exemption in Section 4(2) of the Securities Act (“Private Placement Exemption”) and each offering of interests in Funds in the United States has complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, or any other applicable Law.  None of the Funds offered in Canada is a reporting issuer (as defined in Canadian Securities Legislation) in a province or territory of Canada and the Company and each of the Funds has complied with all requirements of the applicable prospectus exemption(s) in National Instrument 45-106 – Prospectus and Registration Exemptions and each of the Funds has complied with all requirements of any applicable exemption from the requirement to register set out in National Instrument 31-103 – Registration Requirements and Exemptions and Ongoing Registrant Obligations and each offering of interests in Funds in Canada has complied in all material respects with the requirements of Canadian Securities Legislation.

(c)

Each of the Funds offered in the United States qualifies, and has qualified since inception, under an exception from the definition of “investment company” under the 1940 Act, and the Company does not sponsor or act as adviser to any funds registered under the 1940 Act.

(d)

Schedule 2.10(d) contains a complete and correct list of all Funds and Advised Funds, the assets of which are treated as “plan assets” under ERISA.

(e)

The securities offerings conducted by the Funds would not be integrated with each other for purposes of establishing the availability of the Private Placement Exemption, and the Funds would not be integrated with each other for purposes of establishing the availability of an exception from registration under the 1940 Act.

(f)

Schedule 2.10(f) contains a complete and correct list of all side letters that have been executed in connection with investments in any of the Funds.

(g)

Each Fund is duly and validly created, organized, up to date in the filing of all corporate and similar returns and validly subsisting under the Laws of the jurisdiction in which it is organized or established, with full and adequate power and authority to conduct business as currently conducted and as described in its private placement or offering memorandum (its “Memorandum”), if any.  Each Fund is in good standing and duly qualified as a foreign, extra-provincial or registered entity in each jurisdiction in which the conduct of its business in connection with the offering of its interests (“Offering”) renders such qualification necessary, except where the failure to be in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Memorandum” shall be deemed to include any amendments or supplements thereto.

(h)

To the extent that a Memorandum has been prepared for a Fund, such Memorandum contains all information required to be given to offerees and purchasers of Fund interests in order to come, in all material respects, within the Private Placement Exemption and within the definition of, and the requirements that apply to, an “Offering Memorandum” under Canadian Securities Legislation.  Such Memorandum, together with any additional written communication that constitutes an offer to sell or a solicitation of an offer to buy the securities or other disclosure document relied upon by investors for use in connection with any Offering (any such additional written material being herein referred to as “Selling Material”) has not contained, at any time during an Offering, any untrue statement of a material fact, and has not omitted and will not omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were and are made, not misleading.  All Selling Material which is required to be filed with securities regulatory authorities in Canada pursuant to Canadian Securities Legislation has been duly filed with the relevant authorities in each applicable Canadian jurisdiction as required.  To Shareholders’ Knowledge, any information which the Company may have provided to the manager of an Advised Fund in connection with the preparation of Selling Material for such Advised Fund was true and complete at the time it was given.

(i)

Neither the Funds, nor the Company, nor to Shareholders’ Knowledge, any officer, director, employee or Affiliate of the Company has taken any action in conflict with the conditions and requirements of the Private Placement Exemption, applicable Blue Sky or state securities Laws or Canadian Securities Legislation, or any action that would make the Private Placement Exemption, any similar exemption or qualification under such applicable Blue Sky or state securities Law or any applicable prospectus or registration exemption under Canadian Securities Legislation, unavailable with respect to the offering and sale of the Fund interests.  All United States investors in the Funds are “accredited investors” as such term is defined in the SEC rules and regulations.

(j)

There is no Proceeding pending or, to Shareholders’ Knowledge, threatened against either the Company or any Fund involving (i) the management and operation of the Funds, (ii) any Offering or (iii) any asset of a Fund.  No fact which could reasonably give rise to any such Proceeding has been alleged against or raised in writing to the Company, and the Company has not entered into any contract providing for any settlement relating to any such alleged or raised fact.  The Company has no liability for failure to comply in all material respects with any applicable Law.

(k)

None of the Company, any Affiliate of the Company or any Fund is in violation of the respective Organizational Documents or any other agreements ancillary to the Organizational Documents of the Funds, and none of the Funds is in default in the performance of any obligation, agreement or condition contained in any agreement of any of the Funds or in any agreement by which any of the Funds is bound, other than as would not be reasonably expected to have a Material Adverse Effect.  The execution and delivery of this Agreement and the Ancillary Agreements, the fulfillment of the terms set forth herein and therein and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of or default under any of the Organizational Documents, or any Law, administrative rule, regulation, order or decree of any court or any governmental body or administrative agency applicable to any of the Funds.

(l)

The Company, its employees and each Fund are in compliance with all Laws of any Governmental Authority applicable to the Business and operations, except for violations that would not result, or reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor any Fund, nor any Person acting on behalf of the Company or any Fund, has, directly or indirectly, on behalf of or with respect to the Company or any Fund:  (i) made or received any unreported political contribution; (ii) made or received any payment that was not legal to make or receive; (iii) created or used any “off-book” bank or cash account or “slush fund” or (iv) violated the Foreign Corrupt Practices Act of 1977, as amended, or similar legislation in any other jurisdiction.  All permits and regulatory licenses required to conduct the Business or the activities of the Funds have been obtained, are in full force and effect, and are being complied with.

(m)

The financial information (including, without limitation, the balance sheets and any accompanying notes and schedules) that has been provided to Buyer concerning each of the Funds presents fairly in all material respects their respective financial positions as of the dates thereof.  There has been no change to the financial information of a Fund since the date of its last audited financial statements which would constitute a Material Adverse Effect.

(n)

Apart from the offering of Fund interests contemplated by each Memorandum, neither the Company, the Funds, nor, to Shareholders’ Knowledge, any officer, director, employee or Affiliate of the Company has, either directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any similar interest in any of the Funds in the United States.

(o)

The audited balance sheet for each of the U.S. Funds and the related audited statements of income and cash flow, and, for each of the Canadian Funds, the statement of net assets, statement of operations, statement of changes in net assets, statement of cash flows and statement of investment portfolio, in each case, for the period ending [December 31, 2011] that have been provided to Buyer comply in all material respects with all accounting requirements applicable to the Funds, including the requirements of National Instrument 81-106 respecting Investment Fund Continuous Disclosure (“NI 81-106”) with respect to the preparation of financial statements, have been prepared in accordance with GAAP consistently applied, and fairly present, in all material respects, the financial position of each Fund as of the dates thereof and the results of operations and cash flows for the periods then ending.  For the U.S. Funds, such audited financial information has been distributed, to investors in their respective Funds within 120 days of such Fund’s fiscal year end and, for the Canadian Funds, such audited financial information has been prepared, filed, if required, with the regulatory authorities and either delivered or held according to standing instructions, in each case, in accordance with NI 81-106.  There are no liabilities or obligations of any Fund (whether absolute or contingent) except liabilities that have been reserved against in the respective balance sheets or such audited financial information or that have arisen since the date of such balance sheets or audited financial information in the ordinary course of business.

(p)

Schedule 2.10(p) contains a complete and correct list of all Contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which any Fund, on the one hand, and the Company, any Affiliate of the Company, Holdco or any of Holdco’s Affiliates (other than the Company), or any Shareholder or any of such Shareholder’s Affiliates (other than the Company), on the other hand (collectively, a “Fund Related Party”), are or have been a party or otherwise bound or affected.  Each Contract, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth on Schedule 2.10(p) was on terms and conditions as favorable to such Fund as would have been obtainable by such Fund at the time in a comparable arm’s-length transaction with a Person other than a Fund Related Party.

(q)

Except as set forth on Schedule 2.10(q),  no Fund Related Party owns, directly or indirectly, and whether on an individual, joint or other basis, any interest in any entity, property or asset, real, personal, movable or mixed, tangible or intangible, into which any Fund or Advised Fund (only in respect of assets of the Advised Funds that are managed by the Company) has invested Client funds in any form, whether as debt, equity or otherwise (excluding for all purposes of this clause the ownership of less than 1% of the outstanding capital stock, share capital or other equity interests of any Person whose securities are publicly traded).

(r)

With respect to each Fund subject to Canadian federal or provincial taxation,

(i)

 All Tax Returns of such Fund that were required to be filed have been duly and timely filed and were correct and complete in all material respects when filed, (ii) all Taxes of such Fund (whether or not shown on any Tax Return) that were due and payable have been paid, and (iii) such Fund is currently not the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any asset of such Fund.

(ii)

There has been no claim (other than a claim that has been finally settled) concerning any liability for Taxes of such Fund asserted, raised or threatened by any taxing authority and, to Shareholders’ Knowledge, no circumstances exist to form the basis for such a claim.

(iii)

No Tax Returns of such Fund are currently the subject of audit or examination, nor has such Fund been notified of any request for an audit or examination, and the

Company has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies relating to Taxes that were filed, assessed against or agreed to by such Fund.

(iv)

Such Fund has not entered into agreements, waivers or other arrangements with any Governmental Authority extending the statutory period providing for an extension of time with respect to the issuance of any assessment or reassessment of Taxes, the filing of any Tax Return or the payment of any Taxes by or in respect of such Fund.

(v)

Such Fund has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any independent contractor, creditor, beneficiary or other third party.  Such Fund has not received any requirement from any Governmental Authority pursuant to Section 224 of the Tax Act which remains unsatisfied in any respect.

(vi)

Such Fund keeps its books and records in compliance with Section 230 of the Tax Act and all similar provisions of any other applicable Tax Law and has in its possession or under its control all books and records in respect of Taxes that are required to be maintained and preserved under all applicable Law.

(vii)

Such Fund is a registrant for purposes of the ETA, and its registration number is as set forth in Schedule 2.10(r)(vii).  All input tax credits claimed by such Fund pursuant to the ETA have been proper, correctly calculated and documented.  Such Fund has collected, paid and remitted when due all sales taxes, including GST, harmonized sales taxes and, if applicable, provincial retail sales taxes, collectible, payable or remittable prior to the Closing Date.

(s)

With respect to each Fund subject to United States federal or state taxation,

(i)

 All Tax Returns of such Fund that were required to be filed have been duly and timely filed and were correct and complete in all material respects when filed, (ii) all Taxes of such Fund (whether or not shown on any Tax Return) that were due and payable have been paid, and (iii) such Fund is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a taxing authority of a jurisdiction where such Fund does not file Tax Returns that such Fund is or may be subject to taxation in that jurisdiction.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any asset of such Fund.

(ii)

Shareholders have provided to Buyer true, complete and accurate copies of all Tax Returns filed by such Fund in respect of the last four completed taxation years and all working papers and all communications to or from all Governmental Authorities relating to such Tax Returns and to Taxes of such Fund for such taxation years.  Such Fund has not requested, received or entered into any advance Tax rulings from any Governmental Authority.

(iii)

Shareholders have provided to Buyer true, complete and accurate copies of the most recent financial statements of such Fund.  The unpaid Taxes of such Fund (x) did not, as of the date of the most recent financial statements for such Fund, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in such financial statements (rather than in any notes thereto) and (y) will not exceed that reserve as adjusted for operations and transactions through the Closing Date.  The financial statements of such Fund contains adequate provision in accordance with GAAP for all Taxes payable by such Fund in respect of each period covered by such financial statements and all prior periods to the extent those Taxes have not been paid, whether or not assessed and whether or not shown to be due on any Tax Returns.

(iv)

There has been no claim (other than a claim that has been finally settled) concerning any liability for Taxes of such Fund asserted, raised or threatened by any taxing authority and, to Shareholders’ Knowledge, no circumstances exist to form the basis for such a claim.

(v)

No Tax Returns of such Fund are currently the subject of audit or examination, nor has such Fund been notified of any request for an audit or examination, and the Company has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies relating to Taxes that were filed, assessed against or agreed to by any Fund.

(vi)

Such Fund has not entered into any agreements, waivers or other arrangements with any Governmental Authority extending the statutory period providing for an extension of time with respect to the issuance of any assessment or reassessment of Taxes, the filing of any Tax Return or the payment of any Taxes by or in respect of any Fund.  Such Fund is not a party to any agreement or undertaking with respect to Taxes.

(vii)

Such Fund has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(viii)

Such Fund has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any independent contractor, creditor, member or other third party.  Such Fund has not received any notice from any Governmental Authority with respect to the withholding or payment of any Taxes with respect to amounts paid or owing to any such third parties.

(ix)

Such Fund is not nor has been party to or bound by, nor has any obligation under, any Tax allocation, sharing, indemnity or similar agreement or arrangement.

(x)

Such Fund keeps its books and records in compliance with the Code and all other applicable Tax Law, and has in its possession or under its control all books and records in respect of Taxes that are required to be maintained and preserved under all applicable Law.

(xi)

No Fund has, directly or indirectly, participated in any transaction (including the transactions contemplated by this Agreement) that would constitute a “reportable transaction” as defined in Code Section 6111 and the Treasury Regulations thereunder.  Each Fund has disclosed on any U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

2.11

Undisclosed Liabilities, etc.

  Except as set forth in Schedule 2.11, the Company has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and is not a party to or bound by any Contract or similar commitment with respect to the liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise, of any Person, except (a) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto and (b) for liabilities and obligations that (i) were incurred in the ordinary course of business after the date of the Balance Sheet and, if incurred after the date hereof, are not prohibited by this Agreement and (ii) individually and in the aggregate, would not reasonably be expected to be material to the Company or to have or result in a Material Adverse Effect.  Since the date of the Balance Sheet, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would reasonably be expected to become or result in a Material Adverse Effect.

2.12

Absence of Changes.

  Since the date of the Balance Sheet, except as specifically permitted after the date hereof pursuant to Section 4.1 and except as set forth in Schedule 2.12, the Company has conducted its business, operations and affairs only in the ordinary course of business and has not:

(a)

declared, set aside, made or paid any dividend or other distribution in respect of its share capital or other equity interests, or otherwise purchased or redeemed, directly or indirectly, any shares of its share capital or other equity interests;

(b)

issued or sold any shares of its share capital or other equity interests, or any securities convertible into or exchangeable for any such shares or interests, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or interests or any securities convertible into or exchangeable for any such shares or interests;

(c)

incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to any Shareholder or Holdco) except for borrowings and repayments in the ordinary course of business;

(d)

mortgaged, hypothecated, pledged or otherwise subjected to any Lien, any of its real property or other properties or assets, tangible or intangible, except in the ordinary course of business;

(e)

forgiven, cancelled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights against Persons (excluding any Shareholder, Holdco, the Company and any Affiliate of any of them) that were forgiven, cancelled, compromised, waived or released in the ordinary course of business;

(f)

modified any existing Material Contract or proposed to any Client any modification or amendment to an Advisory Agreement or entered into (x) any agreement, commitment or other transaction, other than agreements entered into in the ordinary course of business and involving an expenditure by the Company of less than $25,000 in each case and $75,000 in the aggregate, or (y) any agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days’ notice;

(g)

paid any bonus to any officer, director, employee, sales representative, agent or consultant, or granted to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form, except in the ordinary course of business consistent with past practice;

(h)

entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or Affiliate (whether or not legally binding);

(i)

suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect;

(j)

amended any of its Organizational Documents;

(k)

changed in any respect its accounting practices, policies or principles;

(l)

incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $25,000 in each case or $75,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

(m)

transferred or granted any rights or licenses under, or entered into any settlement regarding the infringement of, Company Intellectual Property, entered into any licensing or similar agreements or arrangements (other than for commercially available off-the-shelf software including those offered on a software-as-a-service model, for commercially available business news and financial information services and for artwork, illustrations, photographs and other material for use in marketing, advertising and promotional material), or received notice of alleged infringement of or conflict with any rights to Intellectual Property of any Person;

(n)

sold, or suffered any damage, destruction or loss in respect of, any assets with a value in excess of $25,000 in each case and $75,000 in the aggregate; or

(o)

made any material changes in policies or practices relating to selling practices, discounts or other terms of sale or accounting therefor or in policies of employment; or

(p)

taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

2.13

Tax Matters.

(a)

(i) All Tax Returns of the Company, or the business or assets thereof, that were required to be filed have been duly and timely filed and were correct and complete in all material respects when filed, (ii) all Taxes of the Company (whether or not shown on any Tax Return) that are due and payable prior to or as of the Closing Date by the Company have been paid, and (iii) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has been made by a taxing authority of a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any asset of the Company.

(b)

Shareholders have provided to Buyer true, complete and accurate copies of all Tax Returns filed by the Company in respect of the last three completed taxation years and all working papers and all communications to or from all Governmental Authorities relating to such Tax Returns and to Taxes of the Company for such taxation years.  Canadian federal and provincial income, capital, goods and services and harmonized sales, provincial retail sales and payroll Tax assessments have been issued to the Company for all taxation years or periods up to and including its taxation year ended December 31, 2011.  No notices of determination of loss has been requested by or issued to the Company by the CRA.  The Company has not requested, received or entered into any advance Tax rulings or advance pricing agreements from or with any Governmental Authority.

(c)

The Financial Statements contain, and the Closing Date Balance Sheet of the Company will contain, adequate provision in accordance with GAAP for all Taxes payable by the Company in respect of each period covered by such Financial Statements and the period thereafter through and including the Closing Date, and all prior periods to the extent those Taxes have not been paid, in each case whether or not assessed and whether or not shown to be due on any Tax Returns.

(d)

There has been no claim (other than a claim that has been finally settled) concerning any liability for Taxes of the Company asserted, raised or threatened by any taxing authority and, to Shareholders’ Knowledge, no circumstances exist to form the basis for such a claim.

(e)

No Tax Returns of the Company are currently the subject of audit or examination, nor has the Company been notified of any request for an audit or examination, and the Company has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies relating to Taxes that were filed, assessed against or agreed to by the Company.

(f)

The Company has not entered into agreements, waivers or other arrangements with any Governmental Authority extending the statutory period providing for an extension of time with respect to the issuance of any assessment or reassessment of Taxes, the filing of any Tax Return or the payment of any Taxes by or in respect of the Company.  The Company is not a party to any agreement or undertaking with respect to Taxes and the Company has not made any election, designation or similar filing with respect to Taxes that have an effect for any period ending after the Closing Date.

(g)

The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor or other third party.  The Company has not received any requirement from any Governmental Authority pursuant to Section 224 of the Tax Act which remains unsatisfied in any respect.

(h)

The Company has never been required to file any Tax Return with, and has never been liable to pay or remit Taxes to, any Governmental Authority outside Canada.  The Company has not acquired property from any Person with whom it was not dealing at arm’s length (within the meaning of the Tax Act) in circumstances where it did or could become liable for Taxes payable by that Person.

(i)

None of sections 80 to 80.04, both inclusive, of the Tax Act have applied or will apply to the Company at any time up to and including the Closing Date.  The Company has no unpaid amounts that may be required to be included in income under Section 78 of the Tax Act for a taxation year ending after the Closing Date.  The Company has not made payments or is obligated to make any payment that may not be deductible by virtue of Section 67 of the Tax Act.

(j)

The Company is a registrant for purposes of the ETA and its registration number is as set forth in Schedule 2.13(j).  The Company is a registrant for purposes of an Act respecting the Québec Sales Tax, and its registration number is as set forth in Schedule 2.13(j).  All input tax credits claimed by the Company pursuant to the ETA have been proper, correctly calculated and documented in accordance with the requirements of the ETA and the regulations thereto.  The Company has collected, paid and remitted when due all sales taxes, including GST, harmonized sales taxes and, if applicable, provincial retail sales taxes, collectible, payable or remittable prior to the Closing Date.

(k)

The Company keeps its books and records in compliance with Section 230 of the Tax Act and all similar provisions of any other applicable Tax Law and has in its possession or under its control all books and records in respect of Taxes that are required to be maintained and preserved under all applicable Law.

2.14

Assets.

  The Company owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the “Assets”).  The Company has good, valid and marketable title to, or in the case of leased property has good and valid interests as tenant or lessee in, all Assets, including, but not limited to, all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and not in violation of this Agreement), in each case free and clear of any Lien, except Permitted Liens.  The Company has maintained all tangible Assets in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used.

2.15

Real Property.

(a)

Owned Real Property.  The Company does not and has never held title to any real property whether in full ownership as absolute owner thereof or as holder of a dismemberment or modality of the right of ownership.

(b)

Leased Real Property.  Schedule 2.15(b) sets forth a complete and correct list of all real property in which the Company or any of its Subsidiaries holds any interest as tenant, which list also sets forth the date of the lease, sublease or other occupancy agreement constituting a particular interest as tenant, and the date of any amendments and supplements thereto (each, as amended or supplemented, a “Real Property Lease” and, collectively, the “Real Property Leases”), as well as the names of the parties thereto and a brief description of the premises demised thereby.  Shareholders have delivered to Buyer correct and complete copies of all Real Property Leases (including all amendments thereto and assignments and consents given thereunder).  Except as set forth on Schedule 2.15(b), each Real Property Lease is legal, valid, binding, in full force and effect and enforceable against the Company and, to Shareholders’ Knowledge, each other party thereto in accordance with the terms thereof, and has been registered at the appropriate Land Register.  Neither the Company nor, to Shareholders’ Knowledge, the landlord under any Real Property Lease is in default, violation or breach in any material respect under such Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would reasonably be expected to constitute a default, violation or breach in any respect under any Real Property Lease.  Each Real Property Lease grants the Company the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder.  The Company holds its rights under each Real Property Lease by good and valid title thereto free and clear of any Liens other than Permitted Liens.  The Company enjoys peaceful and undisturbed possession of the real property that is the subject of each Real Property Lease. To Shareholders’ Knowledge, each of the premises leased pursuant to the Real Property Leases is in good state of repair with electrical, plumbing, heating, ventilating, and air conditioning systems in good working order and operating condition.

(c)

Rights, Title and Interests in Real Property, etc.  The real property that is the subject of the Real Property Leases (collectively, the “Real Property”) constitutes all the rights, title and interests in real property held by the Company, and constitutes all of the rights, title and interests in real property used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

(d)

No Proceedings.  Except as disclosed in Schedule 2.15(d), to Shareholders’ Knowledge, there are no proceedings in expropriation or other similar proceedings pending or threatened affecting any portion of the Real Property.  There exists no writ, injunction, decree, order or judgment outstanding against the Company, nor any Proceeding pending against the Company or, to Shareholders’ Knowledge, threatened, relating to the ownership, lease, use, occupancy or operation by the Company of the Real Property.

(e)

Current Use.  To Shareholders’ Knowledge, there is no violation by the Company or, to Shareholders’ Knowledge, by any other Person of any covenant, condition, restriction, easement, servitude or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof.  To Shareholders’ Knowledge, no damage or destruction has occurred with respect to the Real Property that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect.

(f)

Compliance with Real Property Laws.  The Company has not received any written notice of violation or claimed violation of any applicable municipal, building, zoning, health, fire and safety, subdivision and other land use and similar Laws affecting the Real Property (collectively, the “Real Property Laws”).  To Shareholders’ Knowledge, there is no pending or anticipated change in any Real Property Law that would reasonably be expected to have or result in a Material Adverse Effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof.  To Shareholders’ Knowledge, no current use by the Company of the Real Property that is the subject of the Real Property Leases is dependent on a nonconforming use or other Governmental Approval, the absence of which would materially limit the use of any of the properties or assets in the Business.

2.16

Contracts.

(a)

Disclosure.  Schedule 2.16(a) contains a complete and correct list, as of the date hereof, of all Material Contracts (other than Advisory Agreements listed on Schedule 2.9(a)).  The Company has made available to Buyer complete and correct copies of all written Material Contracts, and accurate descriptions of all material terms of all oral Material Contracts, that are set forth or required to be set forth in Schedule 2.16(a).

(b)

Enforceability.  All Material Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto (in the case of any party thereto other than the Company or a Shareholder, to Shareholders’ Knowledge). Except as set forth in Section 4.7 with respect to Consents which may not be obtained as of the Closing Date, there does not exist any violation, breach, or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default under any Material Contract, on the part of either the Company, any Shareholder or, to Shareholders’ Knowledge, any other Person.  None of the Material Contracts has been assigned or, if applicable, subleased, in whole or in part.

2.17

Intellectual Property.

(a)

Disclosure.  Schedule 2.17(a) sets forth a complete and correct list of all material Intellectual Property that is owned by the Company (the “Owned Intellectual Property”), and separately identifies all Owned Intellectual Property that has been registered by the Company or for which registration has been applied (the “Registered Intellectual Property”).  For purposes of the preceding sentence, “material Intellectual Property” is understood to exclude copyrighted research reports, memos, emails, letters, forms, prospectuses, minutes, audio, photographic and video recordings, disclosure statements, regulatory filings, bulletins, and compilations of data, and other publications of the Company.

(b)

Title.  Except as set forth in Schedule 2.17(b), the Company owns or has the right to use all of the Intellectual Property used or held for use in connection with and necessary for the conduct of the Business, as it is currently conducted (the “Company Intellectual Property”).  Except as set forth in Schedule 2.17(b), the Company has the full right to use the Company Intellectual Property for the life thereof for any purpose in connection with the Business with respect to owned Company Intellectual Property and for the duration and purposes contractually agreed to in the case of licensed Company Intellectual Property, free from (i) any Liens (except for Permitted Liens incurred in the ordinary course of business), (ii) in the case of owned Company Intellectual Property, any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever, and (iii) in the case of licensed Company Intellectual Property, in consideration of the fees, payments or charges agreed to in writing (including electronically) with the relevant licensors of such Intellectual Property.

(c)

Licensing and Similar Arrangements.  Schedule 2.17(c) sets forth all material written or oral agreements and arrangements (other than with respect to Retail Software Licenses and Newswire and Promotional Licenses) pursuant to which the Company has: (i) licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any other Person, and (ii) obtained a license to use Intellectual Property from, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise) by, another Person.  “Retail Software Licenses” mean standard “click-wrap”, “shrink-wrap” or similar licenses for commercially available off-the-shelf software (e.g. Microsoft Office), including by way of a software-as-a-service model, and “Newswire and Promotional Licenses” mean licenses for commercially available business news and financial information services and licenses for artwork, illustrations, photographs and other material used in marketing, advertising and promotional material. The agreements set forth in Schedule 2.17(c), the Retail Software Licenses and the Newswire and Promotional Licenses are collectively referred to as the “In-Bound Licenses.”  Except set forth in Schedule 2.17(c), each In-Bound License (i) is in full force and effect and enforceable in accordance with its terms against the Company, and no default by the Company, nor to Shareholder’s Knowledge by the licensor, exists or is threatened thereunder.  To Shareholders’ Knowledge, each In-Bound License licenses or permits that which it purports to license or permit.  The Company has made available to Buyer complete and correct copies of all licenses and arrangements (including amendments, supplements, waivers and other modifications) set forth or required to be set forth in Schedule 2.17(c).  All royalties, license fees, charges and other amounts payable by, on behalf of, to or for the account of the Company in respect of any Intellectual Property are reflected in the Financial Statements.

(d)

No Infringement.  To Shareholders’ Knowledge, the conduct of the Business as currently conducted does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property.  To Shareholders’ Knowledge, none of the Company Intellectual Property is being infringed upon or is otherwise used or available for use by any Person without a license or permission from the Company.

(e)

No Intellectual Property Litigation.  No claim by any Person has been made or, to Shareholders’ Knowledge, threatened, nor is there any Proceeding that is pending against the Company or, to Shareholders’ Knowledge, threatened, that (i) challenges the rights of the Company in respect of any Company Intellectual Property, (ii) asserts that the Company is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement set forth in Schedule 2.17(c).  None of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority, or has been the subject of any Proceeding against the Company since its formation in 2004, whether or not resolved.

(f)

Due Registration, etc.  The Registered Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the Canadian Intellectual Property Office, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary to ensure full protection under any applicable Law, and, except as disclosed on Schedule 2.17(f), such registrations, filings, issuances and other actions remain in full force and effect.  Except as disclosed on Schedule 2.17(f), Shareholders and the Company have taken all commercially reasonable actions to ensure protection of the Company Intellectual Property it is currently using (including maintaining the secrecy of all confidential Intellectual Property) under any applicable Law in the United States, Canada and other jurisdictions in which it conducts its business.

(g)

For clarity, Section 2.11 and paragraph 2.20(a) of this Agreement do not apply to compliance with Intellectual Property legislation or liabilities’ planning therefrom, as this subject matter is addressed by this Section 2.17.

2.18

Insurance.

  Schedule 2.18 contains a complete and correct list and summary description of all insurance policies maintained by or on behalf of the Company and HSC.  Shareholders have made available to Buyer complete and correct copies of all such policies, together with all riders and amendments thereto.  Such policies are in full force and effect, and all premiums due thereon have been paid.  No insured under such policies is in default with respect to any provision contained in any such policies and has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion.  The Company and HSC have complied with the terms and provisions of such policies.  The insurance coverage provided by such policies meets the minimum requirements applicable under Canadian Securities Legislation.  The Company maintains any bonds that it is required to possess under ERISA in the amounts required thereunder.  The Company and HSC have taken all commercially reasonable actions to cause each such policy that is scheduled to expire within 90 days of the date hereof to be renewed on or prior to such expiration date on substantially the same terms (including premiums) as currently in effect.  No insurer has given to the Company any notice of intent not to renew, and, to Shareholders’ Knowledge, no fact, event or condition exists that would reasonably be expected to prevent such renewal or give the insurer cause not to renew.  Neither Holdco nor any Shareholder is named as the insured or beneficiary of any insurance policy relating to casualties or losses of the Business.

2.19

Proceedings.

  Set forth on Schedule 2.19 is a description of each Proceeding pending against the Company or HSC or, to Shareholders’ Knowledge, threatened by or against or affecting the Company or HSC or any of their respective properties or assets.  To Shareholders’ Knowledge, there is not any factual or legal basis on which any such threatened Proceeding against the Company or HSC may be commenced with any reasonable likelihood of success.  No Proceeding against the Company or HSC set forth on Schedule 2.19, individually or in the aggregate, would reasonably be expected to impair the ability of the Company or HSC to perform its obligations hereunder or under any Ancillary Agreement or to have or result in a Material Adverse Effect (in each case, if adversely determined, and without regard to whether the defense thereof or liability in respect thereof is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other Person).  To Shareholders’ Knowledge, there are no outstanding orders, judgments, decrees or injunctions issued by any Governmental Authority against the Company or HSC that would reasonably be expected to in any way adversely affect the Business or to have or result in a Material Adverse Effect.

2.20

Compliance with Laws and Instruments; Consents.

(a)

Compliance.  (i) The Company is not in material conflict with or in material violation or breach of or default under (and to Shareholders’ Knowledge, there exists no event that, with or without notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any provision of its Organizational Documents or restrictions of its board of directors or shareholders, or (z) any Material Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound or affected, and (ii) the Company has not received any notice of, or otherwise to Shareholders’ Knowledge is there, any claim alleging any such conflict, violation, breach or default.  To Shareholders’ Knowledge, there are no compliance or financial audits of any securities Law regulator or authority in Canada or the United States pending or threatened in respect of the Company.

(b)

Consents.

(i)

Except for (y) the Consents and Governmental Approvals listed on Schedule 2.20(b)(i) and (z) the Client Consents required to be obtained pursuant to Section 4.7, (collectively, the “Required Company Consents”), no Governmental Approval or other Consent is required to be obtained, given or made by the Company or any Fund in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or (except for the Option Agreement) thereby.  Assuming the receipt of all Required Company Consents, the enforceability of no Material Contract will be affected in any manner by the execution or delivery of this Agreement or any Ancillary Agreement nor by the performance of this Agreement or any Ancillary Agreement other than the Option Agreement.  Other than the Material Contracts listed in Schedule 2.20(b)(i), no Material Contract contains any change in control provision or other terms or conditions that will become applicable or inapplicable as a result of the execution or delivery of this Agreement or any Ancillary Agreement or the performance of this Agreement or any Ancillary Agreement other than the Option Agreement.

(ii)

Except for the Required Company Consents, Schedule 2.20(b)(ii) contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business, including after Closing.  All such Governmental Approvals and other Consents have been duly obtained and are held by the

Company or each Fund, as applicable, and are in full force and effect.  The Company and each Fund are, and at all times have been, in compliance with all Governmental Approvals and other Consents held by them.  There is no Proceeding pending against the Company or, to Shareholders’ Knowledge, threatened, that would reasonably be expected to result in the revocation, cancellation, suspension, modification or nonrenewal of any Governmental Approval or other Consent set forth on Schedule 2.20(b)(ii).  Neither the Company nor any Fund has been notified that any such Governmental Approval or other Consent will be revoked, cancelled, suspended, or modified or cannot be renewed in the ordinary course of business; and there is no basis for any such revocation, cancellation, suspension, modification or nonrenewal.  Except for the Required Company Consents, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and (except for the Option Agreement) thereby do not and will not violate any such Governmental Approval or other Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

2.21

Environmental Matters.

  The Company has been and is in compliance with all applicable Environmental Laws.  Neither the conduct of the Business nor operation of the Company violates or has violated Environmental Laws, and, except as set forth on Schedule 2.21, to the Shareholders’ Knowledge, no condition exists or has existed or event is occurring or has occurred with respect to it or any such property that, with or without notice or the passage of time or both, is reasonably likely to result in any liability of Shareholders, Holdco, the Company, Buyer or any Affiliate of any of them, under applicable Environmental Laws or in a Material Adverse Effect.  The Company has not received any notice in writing from any Person that the Company or the operation or condition of any property ever leased, occupied or under the custody of the Company contains Hazardous Materials (including in soil, water, groundwater and the indoor environment) or that the Company or the operation or condition of such properties is or was in violation of or that Shareholders, Holdco, the Company, Buyer or any Affiliate of any of them are otherwise alleged to have liability under any applicable Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials in, at, on, beneath or originating from any such property.

2.22

Affiliate Transactions.

(a)

Schedule 2.22(a) contains a complete and correct list of all Contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company, on the one hand, and any Affiliate of the Company, Holdco or any of Holdco’s Affiliates (other than the Company), or any Shareholder or any of such Shareholder’s Affiliates (other than the Company), on the other hand (collectively, “Company Related Parties”), are or have been a party or otherwise bound or affected.  Each Contract, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth on Schedule 2.22(a) was on terms and conditions as favorable to the Company as would have been obtainable by it at the time in a comparable arm’s-length transaction with a Person other than a Company Related Party.

(b)

Except as set forth on Schedule 2.22(b), no shareholder, officer, director or employee of the Company, nor, to Shareholders’ Knowledge, any employee or family member, relative or Affiliate of any such shareholder, officer, director or employee, (i) owns, directly or indirectly, and whether on an individual, joint or other basis (but excluding the ownership of the Shares by Shareholders or Holdco, as the case may be), any interest in (x) any property or asset, real, personal, movable or mixed, tangible or intangible, used in or held for use in connection with or pertaining to the Business, or (y) any Person that is a service provider, client or competitor of the Company (excluding for all purposes of this clause the ownership of less than 1% of the outstanding capital stock, share capital or other equity interests of any Person whose securities are publicly traded), (ii) serves as an officer, director or employee of any Person that is or, as of the Closing Date, will be a service provider, Current Client or competitor of the Company, (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, the Company, or (iv) has any cause of action or other Proceeding whatsoever against, or owes any amount to, the Company in connection with the Business, except for any liabilities reflected in the Financial Statements and Proceedings in the ordinary course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans.

2.23

Labour Matters.

(a)

The Company has not entered into or is a party to, either directly or by operation of law, any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association or organization that may qualify as a trade union or association, contingent or otherwise, which would cover any employees or dependent contractors of the Company.

(b)

The employees of the Company are not subject to any collective agreements or letters of understanding, letters of intent or other written communication with any trade union or association or organization that may qualify as a trade union or association, contingent or otherwise, and are not, in their capacities as employees, represented by any trade union or association or organization that may qualify as a trade union or association.

(c)

There are no controversies, labour disturbances, investigations, proceedings or complaints pending or, to Shareholders’ Knowledge, threatened, by any Governmental Authority or between the Company and any employees or one or more parties representing any of those employees before any court, employment standards branch or tribunal or human rights tribunal.  The Company is not liable for any arrears of wages, penalties or Taxes for failure to comply with any of the foregoing.

(d)

To Shareholders’ Knowledge, there are no organizational efforts currently being made or threatened by or on behalf of any trade union or association or organization that may qualify as a trade union or association with respect to the employees of the Company.  The Company has not experienced a work stoppage, strike, lock out or other labour disturbance within the past five years and there is no work stoppage, strike, lock out or other labour disturbance currently occurring or threatened.

(e)

There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation that place any obligation on the Company to do or refrain from doing any act.  All costs, charges, experience rating assessments or other assessments or other liabilities, contingent or otherwise, under workers’ compensation legislation or other legislation relating to industrial accidents and/or occupational diseases Proceedings applicable to the Company have been paid or accrued and there has not been any special or penalty charge or assessment under those legislation against the Company that has not been paid.  No labour representatives hold bargaining rights with respect to any employees of the Company by way of certification, interim certification, voluntary recognition, designation or successor rights.  No labour representatives have applied to be certified as the bargaining agent of any employees of the Company and no labour representatives have applied to have the Company declared a related or successor employer.  The Company has not conducted negotiations with respect to any future Contracts with any labour representatives, trade union or trade association.

(f)

No notice has been received by the Company of any complaint filed by any of the employees against the Company instituting a proceeding or claiming that the Company has violated the Labour Standards Act (Québec), the Pay Equity Act (Québec) or the Charter of Human Rights and Freedoms (Québec) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Business is conducted or the Company operates) or of any complaints or proceedings of any kind involving the Company or, to Shareholders’ Knowledge, any of the employees of the Company before any labour relations board.  There are no outstanding orders or charges against the Company under the Act Respecting Occupational Health and Safety (Québec) (or any applicable health and safety legislation in the other jurisdictions in which the Business is conducted).  All levies, assessments and penalties made against the Company pursuant to the Industrial Accidents and Occupational Diseases Act (Québec) (or any applicable workers’ compensation legislation in the other jurisdictions in which the Business is conducted) have been paid by the Company and the Company has not been reassessed under any such legislation during the past five years.

2.24

Employee Benefit Plans and Related Matters.

(a)

Schedule 2.24 identifies each non-salary plan, program or arrangement including deferred compensation, bonus compensation, incentive or other compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, mortgage assistance, pension or supplemental pension, retirement compensation, group registered retirement savings, deferred profit sharing, employee profit sharing, savings, retirement or supplemental retirement, and any other similar plan, program or arrangement, whether funded or unfunded, formal or informal, that is maintained, contributed to, or required to be maintained or contributed to, by the Company, or to which the Company is a party, or bound by, or under which the Company has any liability or contingent liability for the benefit of directors, officers, shareholders, consultants, independent contractors and employees or former employees of the Company and their dependents (the “Employee Plans”).

(b)

A true, accurate and complete copy of each Employee Plan (as amended to date) has been provided to Buyer together with true, accurate and complete copies of all documents relating to each Employee Plan, including, as applicable:

(i)

all documents establishing, creating or amending each Employee Plan, including all prior versions of those documents and amendments thereto;

(ii)

all trust agreements and funding agreements, including all prior versions of those documents and amendments thereto;

(iii)

all Contracts, including all insurance Contracts, investments management agreements, subscription agreements and participation agreements;

(iv)

all reports, returns, filings (including Tax Returns and filings) and material correspondence with any Governmental Authority; and

(v)

all literature, booklets, summaries, notices or manuals prepared for or circulated to employees generally concerning each Employee Plan.

(c)

Each of the Employee Plans is, and has been, established, registered, qualified, administered and invested in compliance as applicable with:

(i)

the terms thereof;

(ii)

all applicable Laws;

(iii)

the administrative practices of the applicable pension regulator (the “Pension Regulator”) and the CRA; and

(iv)

the Company has not received, in the last three years, any notice from any Person questioning or challenging that compliance, and to Shareholders’  Knowledge, no such notice from any Person questioning or challenging that compliance prior to the last three years.

(d)

To Shareholders’ Knowledge, neither the Company nor any of its agents is in breach of its fiduciary duty with respect to the Employee Plans.

(e)

All obligations due prior to Closing under the Employee Plans (whether pursuant to the terms thereof or any applicable Law) have been satisfied, and there are no outstanding material defaults or violations thereunder by the Company, nor do Shareholders have any Knowledge of any default or violation by any other Person in respect of the Employee Plans.

(f)

Except as disclosed in Schedule 2.24, there are no improvements, increases or changes promised to the benefits provided under the Employee Plans, nor is there any pattern of ad hoc benefit increases, and the Employee Plans do not provide for benefit increases or the acceleration of funding obligations that are contingent or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated thereby.

(g)

All employer and employee payments, contributions and premiums required to be remitted or paid to or in respect of the Employee Plans have been remitted or paid, in a timely fashion to or in respect of the Employee Plans in accordance with the terms thereof and all applicable Laws, and no Taxes, non-Tax related interest, penalties or fees are owing or exigible under any of the Employee Plans.

(h)

There is no Proceeding by any applicable Governmental Authority, including the Pension Regulator and the CRA, or by any Person (other than routine Proceedings for payment of benefits) pending against the Company or, to Shareholders’ Knowledge, threatened against the Company in respect of any of the Employee Plans or their assets, and, to Shareholders’ Knowledge, no facts exist which could reasonably be expected to give rise to any such Proceeding (other than routine Proceedings for payment of benefits).

(i)

With respect to any Employee Plan which is registered under any applicable Law, no event has occurred respecting that Employee Plan which could result in the revocation of that registration or entitle any Person (without the consent of the Company) to wind up or terminate that Employee Plan in whole or in part, or which could otherwise reasonably be expected to adversely affect the Tax-favoured status thereof.  Schedule 2.24 discloses all partial wind ups affecting any Employee Plan.

(j)

The Company has obligations pursuant to a simplified pension plan that was established on January 1st, 2011, the assets of which do not include the transferred assets of the pension fund of any other pension plan of the Company.  The Company does not have any obligations under any pension plan that offers defined benefits.

(k)

No material changes have occurred in respect of each of the Employee Plans since the date of its most recent financial, accounting, actuarial or other report, as applicable, filed with the Pension Regulator, the CRA and any other applicable Governmental Authority (where applicable) in connection with that Employee Plan, nor have there been any events occurring prior to the most recent financial, accounting, actuarial or other report which are not disclosed in that report which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect) or to have materially affected the financial status of that Employee Plan.  No Employee Plan is subject to any retroactive adjustment which may negatively affect the Company.

(l)

All employee data necessary to administer the Employee Plans is, and will on the Closing Date continue to be, in the possession of the Company and is complete, correct, accurate and in a form which is sufficient for the proper administration of the Employee Plans and, other than as disclosed in Schedule 2.24, the Employee Plans do not provide benefits beyond retirement or other termination of service to directors, officers, shareholders, consultants, independent contractors or employees or former directors, officers, shareholders, consultants, independent contractors or employees of the Company or to the beneficiaries or dependents of those employees or former employees.

(m)

Each of the Employee Plans which has or purports to have Tax-favoured treatment meets all requirements for Tax-favoured treatment in effect and has complied with provisions of the Tax Laws and the administrative practices of the CRA, to the extent it purports to qualify for that treatment.

(n)

Each of the Employee Plans which purports to qualify as a particular type of plan under the Tax Laws meets all requirements for that qualification in effect and has complied with the provisions of the Tax Laws and the administrative practices of the CRA applicable to that plan.

(o)

No current or former employees of the Company are or have been subject to any Laws of the United States or any state thereof governing employment and employment-related matters, including, without limitation, ERISA.

2.25

Accounts Receivable.

  Attached as Schedule 2.25 is a complete and accurate aging of all accounts receivable of the Company as of the end of each monthly period since the date of the Balance Sheet.  To Shareholders’ Knowledge, no account receivable of the Company reflected on the Balance Sheet and no account receivable arising after the date of the Balance Sheet and reflected on the books of the Company is uncollectable or subject to counterclaim or offset, except to the extent reserved against thereon.  All accounts receivable reflected on the Balance Sheet or on such books have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company.  All allowances, rebates and cash discounts to customers or clients of the Company are as shown on its books and records, and in no event exceed one percent of receivables to which they relate.  [Except as set forth in Schedule 2.25,] no Account Receivable includes amounts billed or invoiced in respect of services to be provided by the Company after the date such Account Receivable was accrued.  Except as set forth in Schedule 2.25, none of the Accounts Receivable is due from an Affiliate of the Company or from Shareholders or any employee of the Company.

2.26

Reserved.

  [Section Intentionally Omitted].

2.27

Brokers, Finders, etc.

  All negotiations relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of any Shareholder, Holdco or the Company in such a manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against any Shareholder, Holdco, the Company or Buyer for any brokerage, financial advisory, investment banker or finder’s commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant or adviser to any Shareholder, Holdco or the Company upon consummation of the transactions contemplated hereby or thereby.  Any such fees and expenses shall be borne by Shareholders and Holdco (and not the Company).

2.28

No Convictions, Sanctions or Other Violations.

  Neither the Company, nor any Fund, nor any other Person “associated” (as defined under the Advisers Act) with the Company, nor any director, officer or, to Shareholders’ Knowledge, employee of the Company:

(a)

has been convicted of (i) any felony, (ii) any misdemeanor related to theft, fraud or misrepresentation, or (iii) any crime related to the securities industry; or

(b)

is subject to any disqualification, censure or revocation of any applicable registration or license that would limit (i) the performance of any duties by the Person holding the registration or license on behalf of the Business or (ii) the ability of the Company to perform its Business.

2.29

Performance Records.

  The Performance Records during the Performance Record Period are complete and include, without limitation, any and all documents or records that form the basis for, demonstrate, or recreate the calculation of the performance rate of return of all of the Company’s Clients, as required by the Performance Records Requirements.  The performance history of the Company’s Clients is accurate and complete.  For the Performance Record Period, (i) the investment performance presented by the Company is made in accordance with GIPS and (ii) no investment performance presented by the Company to potential Clients has been inaccurate in any material respect.  Any performance shown in Company marketing materials achieved by Company portfolio managers at a prior firm has been shown consistent with the Advisers Act and SEC staff guidance on performance portability.  The Company has maintained records for such performance consistent with the Performance Records Requirement.

2.30

Ethical Practices.

  No director or officer of the Company (nor, to Shareholders’ Knowledge, any other Representative of the Company or any Shareholder or any other Person that is an Affiliate of, or “associated” (as defined under the Advisers Act) for purposes of applicable anti-bribery laws with, any of the forgoing) has directly or indirectly:

(a)

Made or received any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to or from any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favourable treatment in securing business, (ii) to pay for favourable treatment in business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company (excluding “soft dollar” payments that would not breach Section 2.9(m)), , or (iv) in violation of any Law; or

(b)

Established or maintained any fund or asset for the benefit of the Company that has not been recorded in the books and records of the Company.

2.31

Personal Information Laws.

  The Company has not collected, used or disclosed Personal Information to any  Person other than in compliance with the requirements of all Law relating to the collection, use and disclosure of Personal Information, including the establishment and observance of written policies and practices, or to Buyer pursuant to the Confidentiality Agreement.  To Shareholders’ Knowledge, no complaint relating to the Company alleged non-compliance with any such Law has been found by any Governmental Authority to be well-founded, no order or judgment has been made against the Company by any Governmental Authority based on any finding of non-compliance with any such Law, and to the Shareholders’ Knowledge no unresolved complaint or other proceeding relating to any such alleged non-compliance is now pending by or before any Governmental Authority.

2.32

Investment Canada Act.

  No part of the Business would preclude the application of the provisions and the thresholds in the Investment Canada Act applicable to “WTO investors.”  On a consolidated basis, the value of the Company’s assets, calculated in accordance with the Investment Canada Act and the regulations thereunder, is less than $330 million.

2.33

Private Issuer.

  The Company is a “private issuer” as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

2.34

Disclosure.

  This Agreement and each Ancillary Agreement, and each certificate or other instrument or document required by the terms hereof or thereof to be furnished by or on behalf of any Shareholder, Holdco or the Company to Buyer or any agent or representative of Buyer, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.

Representations and Warranties of Buyer.

  Buyer represents and warrants to Shareholders and Holdco as follows, as of the date hereof and as of the Closing Date:

3.1

Status; Authorization, etc.

(a)

Buyer is a corporation incorporated, organized and validly existing under the Law of the Province of British Columbia.  Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Buyer is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and (except for the Option Agreement) thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is designated a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and (except for the Option Agreement) thereby, have been duly authorized by all requisite actions of Buyer.  Buyer has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party.  This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

(b)

Guarantor is a corporation incorporated, organized and validly existing under the Law of the State of Maryland.  Guarantor has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Guarantor is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which Guarantor is designated a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite actions of Guarantor.  Guarantor has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party.  This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered by Guarantor will constitute, the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms.

(c)

Buyer has made available to Shareholders complete and correct copies of the Organizational Documents of Buyer and Guarantor, as amended, modified or waived through and in effect on the date hereof. Each of such Organizational Documents is in full force and effect.  Neither Buyer nor Guarantor is in violation of any of the provisions of its Organizational Documents.

3.2

Consent.

  Except as set forth on Schedule 3.2, no Governmental Approval or other Consent is required to be obtained, given or made by the Buyer or the Guarantor in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or (except for the Option Agreement) thereby.

3.3

No Conflicts, etc.

(a)

The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and (except for the Option Agreement) thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of Buyer under (a) assuming that all Consents expressly required to be made or obtained under this Agreement between the date hereof and the Closing, including those pursuant to Section 5.3(b), have been so made or obtained as of the Closing, any Law applicable to Buyer or any of its properties or assets, (b) any provision of any of the Organizational Documents of Buyer or resolutions of its board of directors or shareholders, or (c) any contract, agreement or other instrument to which Buyer is a party or by which its properties or assets may be bound.

(b)

The execution, delivery and performance by Guarantor of this Agreement and the Ancillary Agreements to which Guarantor is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination or amendment, or require modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of Guarantor under (a) assuming that all Consents expressly required to be made or obtained under this Agreement between the date hereof and the Closing have been so made or obtained as of the Closing, any Law applicable to Guarantor or any of its properties or assets, (b) any provision of any of the Organizational Documents of Guarantor or resolutions of its board of directors or shareholders, or (c) any contract, agreement or other instrument to which Guarantor is a party or by which its properties or assets may be bound.

3.4

Brokers, Finders, etc.

  All negotiations relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of Buyer or any of its Affiliates in such manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against any Shareholder, Holdco or the Company for any brokerage or finder’s commission, fee or similar compensation.

3.5

Purchase for Investment.

  Buyer is purchasing the Purchased Shares solely for investment, with no present intention to resell the Purchased Shares.  Buyer agrees and acknowledges that the Purchased Shares are shares of a private issuer as defined in National Instrument 45-106 – Prospectus and Registration Exemptions pursuant to exemptions from the prospectus requirements of Canadian Securities Legislation and have not been registered or qualified for distribution by prospectus under Canadian Securities Legislation or any other securities Laws of any jurisdiction, and therefore, cannot be sold, transferred, assigned or otherwise disposed of, except in compliance with such Laws.

3.6

Accredited Investor.

  Buyer is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions.

3.7

Statutory Disqualification.

(a)

Neither Buyer nor any “affiliated person” thereof, as defined in the 1940 Act, (i) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser to or principal underwriter of a registered investment company or (ii) has engaged or is currently engaging in any of the conduct specified in Section 9(b) of the 1940 Act.

(b)

Neither Buyer nor any “associated person” of Buyer, as defined in the Advisers Act, is subject to any disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, denial, suspension or revocation of registration of Buyer as an investment adviser under Section 203(e) of the Advisers Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such disqualification, denial, suspension or revocation.

(c)

Neither Buyer nor any “associated person” of Buyer (i) is subject to a “statutory disqualification,” as such terms are defined in the Exchange Act, or (ii) is subject to a disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, limitation on the activities, functions or operations of, or suspension or revocation of the registration of Buyer as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such censure, limitations, suspension or revocation.  No fact relating to Buyer or any “control affiliate” thereof, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD.

(d)

Neither Buyer nor any “specified affiliate” of Buyer, as defined in Form 33-109F6 adopted under National Instrument 33-109 – Registration Information, is subject to any disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, limitation on the activities, functions or operations of, or suspension or revocation of any registration of the Company under Canadian Securities Legislation and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such censure, limitations, suspension or revocation.  No fact relating to Buyer or any “specified affiliate” thereof, requires any response in the affirmative to questions 4.5, 5.9, 5.10, or any question in Items 7 and 8 of Form 33-109F6.

3.8

SEC Matters.

  Neither the SEC nor any other Governmental Authority has: (i) sanctioned any EV Group Entity, or any trust or other entity of which an investment portfolio is managed by an EV Group Entity; (ii) required any limitation to their activities, functions, or operations (other than limitations generally placed upon similar entities regulated by them); (iii) suspended or revoked the registration of any EV Group Entity as an investment adviser; or (iv) commenced any Proceeding that would reasonably be expected to result in any of the foregoing. Buyer has no reasonable basis for believing (a) that any regulatory matter involving the investments or investment practices of any EV Group Entity will result in any of actions described in the preceding sentence, or (b) that any trust of which an investment portfolio is managed by an EV Group Entity and which qualified or was intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code has ceased or will cease to so qualify.

3.9

Proceedings.

  There is no writ, injunction, decree, order or judgment outstanding, nor any Proceeding pending or involving or, to Buyer’s knowledge, threatened against Buyer or any Affiliate of Buyer (including Guarantor) that questions the validity of this Agreement, any Ancillary Agreement or any action taken or to be taken by Buyer or its Affiliates to consummate the transactions contemplated by this Agreement or that would be expected to materially impair the ability of Buyer or any Affiliate of Buyer (including Guarantor) to perform its obligations hereunder or under any Ancillary Agreements.

3.10

WTO Investor.

  Buyer is a “WTO investor” for purposes of the Investment Canada Act.

Section 4.

Covenants of Shareholders, Holdco and the Company.

4.1

Conduct of Business.

  During the period beginning on the date hereof and ending on the Closing Date, except as expressly required or permitted by this Agreement or as otherwise expressly consented to by Buyer in writing, the Company shall, and Shareholders and Holdco shall cause the Company to:

(a)

carry on the Business in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and use all commercially reasonable efforts to preserve the value of the Business and to preserve intact its present business organization, to use its commercially reasonable efforts to keep available the services of its present officers and significant employees, and preserve its relationships with Clients, service providers and others having business dealings with it;

(b)

not (i) except for (x) the declaration (but not payment) of the Working Capital Dividend and the Excess Reserve Dividend and (y) declaration and payment of quarterly dividends consistent with the Company’s past practices that would not, individually or together with all such dividends, reasonably be expected to require that Shareholders make the contributions contemplated by Section 1.3(b), declare dividends or distributions on, or redeem, repurchase, adjust, split, combine or reclassify any shares of the share capital of or other equity interests in the Company, (ii) increase any obligations of the Company with respect to Indebtedness or repay any loans or other amounts outstanding to Shareholders, Holdco or any of their Affiliates, (iii) except as set forth in Schedule 4.1(b), make capital expenditures in excess of $25,000 in any case or $75,000 in the aggregate, (iv) pay any bonuses or advances against salaries, except as set forth in Schedule 4.1(b), (v) prepay any accounts payable, (vi) delay payment of any trade payables other than in the ordinary course of business, or (vii) make any other cash payments other than in the ordinary course of business;

(c)

maintain all of the tangible Assets and all other tangible properties and assets owned, leased, occupied, operated or used by the Company in good repair, working order and operating condition, subject only to ordinary wear and tear;

(d)

not transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien, any of the assets of the Company;

(e)

use commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by the Company, including, without limitation, those policies set forth on Schedule 2.18;

(f)

pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business of the Company and each Fund;

(g)

perform in all material respects all of the obligations under the Material Contracts;

(h)

except for entering into Advisory Agreements in the ordinary course of business, not enter into or assume any Contract, or, enter into or permit any amendment, supplement, waiver or other modification in respect thereof, except for such Contracts and amendments, supplements, waivers and modifications thereof that, individually and in the aggregate, are not material to the Company, and that are entered into, assumed or permitted in the ordinary course of business; nor to do any of the foregoing in respect of any Fund  without providing prior written notice thereof to the Buyer;

(i)

maintain the books of account and records of the Company and each Fund in the usual, regular and ordinary manner consistent with past policies and practice and not change any of the accounting principles, practices, methods or policies (including, but not limited to, any reserving methods, practices or policies) employed by the Company and each Fund as of the date of the Balance Sheet, other than as may be required by GAAP;

(j)

comply in all material respects with all Laws applicable to the Company and to each Fund and to any of their respective properties, assets or business;

(k)

not compromise or settle, or grant any waiver or release relating to, any Proceeding affecting any Shareholder, Holdco, the Company or a Fund;

(l)

not cause or permit any amendment, supplement, waiver or modification to or of any of the Organizational Documents of the Company, except without limiting the generality of the foregoing, as contemplated in Section 7.2(m);

(m)

use commercially reasonable efforts to maintain the good standing of the Company and each Fund in their respective jurisdictions of organization and in the jurisdictions in which each is qualified to do business as a foreign or registered entity and to maintain all Governmental Approvals and other Consents necessary for, or otherwise material to, the Business;

(n)

not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

(o)

not take any action or omit to take any action, which action or omission would reasonably be expected to result in a material breach of any of the representations and warranties set forth in Section 2;

(p)

not take any action reasonably likely to have a Material Adverse Effect and promptly advise Buyer in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1;

(q)

not make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any assessment or determination of Taxes, in each case, other than any of the foregoing actions that are not material and which are taken in the ordinary and usual course of business consistent with past practice;

(r)

not, except as required by applicable Law, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail in any material respect to follow its existing policies or practices with respect to managing the account of any Client; or (iii) otherwise fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; and

(s)

not agree or otherwise commit to do any of the foregoing activities that it has agreed not to do under the terms of this Section 4.1.

4.2

No Solicitation.

  During the term of this Agreement, each of the Shareholders, Holdco and the Company shall not, and shall cause each other and each Representative and Affiliate of any of them not to, (a) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person (other than Buyer and its Affiliates and Representatives) of any Shares or any other securities of the Company, or all or substantially all of the Business or the assets of the Company (an “Acquisition Transaction”), or (b) furnish or permit to be furnished any non-public information concerning the Company or its business and operations to any Person (other than

Buyer and its Affiliates and Representatives), other than information furnished in the ordinary course of business (including information provided in the ordinary course of business to its Clients and prospective Clients).  Shareholders and Holdco shall promptly notify Buyer of any inquiry or proposal received by any Shareholder, Holdco, the Company, or any Representative or Affiliate of any of them with respect to any such Acquisition Transaction.  Each of the Shareholders, Holdco and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations, whether involving the Company, themselves or any Representative or Affiliate of any of them, with any Person other than Buyer in respect of any Acquisition Transaction.

4.3

Access and Information.

  Each of the Shareholders, Holdco and the Company shall, and shall cause each other and their respective Representatives to, give Buyer and its Representatives full access (subject to compliance with applicable Law, including privacy Law), during reasonable business hours and upon reasonable notice, to all of Company’s properties, assets, books, contracts, commitments, reports and records relating to the Company and the Business, and furnish to them all such documents, records and information with respect to the properties, assets and Business of the Company (including Performance Records) and copies of any work papers relating thereto as Buyer shall from time to time reasonably request on the condition that no Person that may be given access unreasonably interferes with the ordinary course of the Company’s business.

Buyer agrees that it will not, prior to the completion of the transactions contemplated by this Agreement, involve itself in any aspect of, or request that any change be made to, the Business, including without restricting the generality of the foregoing, to the operations, assets, contracts or employees of the Company, unless the Buyer has specifically requested permission to do so and the Shareholders have in writing granted such permission prior to the Buyer taking any of the aforesaid actions contemplated in this Section.

4.4

Subsequent Financial Statements and Reports; Filings.

(a)

Subsequent Financial Statements and Reports.  From the date hereof to and including the Closing Date, the Company shall (and each of the Shareholders and Holdco shall cause the Company to) (i) provide to Buyer a report, promptly after the last day of each month, of aggregate Assets under Management as of such day and of the aggregate annualized revenues represented by Clients as of such day and (ii) timely prepare, and promptly deliver to Buyer, monthly financial statements, to be in scope and detail consistent with such monthly financial statements as have been historically distributed to the Company’s senior management and as previously delivered to Buyer.  Each such financial statement shall be prepared in accordance with the form of such financial statement attached as Schedule 4.4(a) and shall present fairly the financial position, assets and liabilities of the Company as at the date thereof and the results of its operations and its cash flows for the period then ended, in accordance with GAAP applied on a basis consistent with the Financial Statements, except for the normal year-end adjustments and the absence of footnotes.

(b)

Governmental Filings.  From the date hereof to and including the Closing Date, each of the Shareholders, Holdco, the Company and each Fund shall timely file, or cause to be timely filed, and concurrently deliver to Buyer, copies of each registration, report, statement, notice or other filing requested or required to be filed by each of the Shareholders (or any of them), Holdco, the Company or a Fund with the SEC or any other Governmental Authority under the Exchange Act, the Securities Act, Canadian Securities Legislation or any other applicable Law.  All such registrations, reports, statements, notices and other filings shall comply with applicable Law in all material respects.  As of their respective dates, none of such registrations, reports, statements, notices or other filings shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein.  Without limiting the foregoing covenants, the Company shall provide to Buyer not later than the fifth Business Day after the date of this Agreement a draft of the notice to be filed by the Company under National Instrument 31-103, shall incorporate into such draft such comments and requested changes as Buyer reasonably makes thereon prior to the tenth Business Day after the date of this Agreement, and file the resulting final notice not later than the 12th Business Day after the date of this Agreement.

(c)

Filings of the Company.  The Company shall file, promptly after Closing (i) an amendment, if necessary, to the Company’s investment adviser registration on Form ADV with the SEC and any state securities commissions, or to its registration with any other securities commission or regulatory authority under Canadian Securities Legislation or other applicable securities Laws, on behalf of the Company reflecting the transactions contemplated by this Agreement and any other material changes to the Form ADV or any other applicable form as required; and (ii) any other schedules or filings in connection therewith as required by the SEC, other Governmental Authorities or applicable securities Laws.  The Company shall deliver or make available to Buyer, promptly after filing, a true, correct and complete copy of each Regulatory Document filed with the SEC, other Governmental Authorities or any Self-Regulatory Organization by the Company made after the date hereof and on or prior to the Closing Date.

(d)

Performance Records.  The Company shall provide Buyer with all documentation necessary to form the basis for, demonstrate, or recreate the calculation of the performance or rate of return of all of the Company’s Clients, as required by the Advisers Act, the rules and regulations promulgated thereunder, and applicable SEC Staff No-Action letters (the “Performance Records Requirements”), from January 1, 1999 (or for any period prior to January 1, 1999, to the extent that the Company has such documentation available) to the Closing Date (“Performance Record Period”) (collectively, the “Performance Records”).  For Performance Records in respect of the period before the date of this Agreement, the Company shall provide, at the offices of the Company, in hard copy or electronic format, originals or copies of such Performance Records to Buyer at Closing.  For Performance Records in respect of the period between the date of this Agreement and the Closing Date, the Company shall provide, in hard copy or electronic format, originals or copies of such Performance Records to Buyer within five (5) Business Days of Closing or, if later, as soon as practicable following the date on which such Performance Records are made available.

4.5

Public Announcements.

  Except as provided in Section 5.1 or as required by applicable Law, Shareholders, Holdco and the Company shall not (and shall cause each other and each Representative of any of them not to) make any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of Buyer.

4.6

Further Actions.

(a)

Each of the Shareholders, Holdco and the Company shall (and shall cause each Fund to), from time to time, execute and deliver and cause to be executed and delivered such additional instruments, documents, conveyances and assurances and take or cause to be taken all such other actions, and to do or cause to be done all such other things, necessary, proper or advisable in order for each to fulfill and perform his or its obligations in respect of this Agreement and the Ancillary Agreements to which he or it is a party or otherwise to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, to consummate and make effective the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement.  Without limitation of the foregoing covenants, each of the Shareholders and the Company shall use their commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 7.1 and 7.2 to be satisfied as promptly as is practicable.

(b)

Each of the Shareholders, Holdco and the Company shall (and shall cause each Fund to) (i) make, or cause to be made, all filings and submissions required under any Law applicable to any of them as promptly as practicable, within ten Business Days after the date of this Agreement, and give such reasonable undertakings at the earliest practicable date as may be required in connection therewith, and (ii) use commercially reasonable efforts to obtain or make, or cause to be obtained or made, as promptly as practicable, all Required Company Consents.

(c)

Each of the Shareholders and the Company shall coordinate and cooperate with Buyer in exchanging such information and supplying such assistance as may be reasonably requested by Buyer in connection with the filings and other actions contemplated by Section 5.3.

(d)

At all times prior to the Closing Date, each of the Shareholders, Holdco and the Company shall promptly notify Buyer in writing of any fact, condition, event or occurrence that would reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

4.7

Client Notices and Consents.

  As promptly as practicable after the execution of this Agreement, the Company shall cause each Current Client as of the date of this Agreement and each of the investors in the Funds to be informed of the transactions contemplated by this Agreement by:

(a)

in the case of each of the Clients identified on Schedule 4.7(a), sending to such Client a notice and request for written consent in substantially the form attached as Exhibit F;

(b)

in the case of the Client identified on Schedule 4.7(b), sending to such Client a notice in substantially the form attached as Exhibit G; and

(c)

in the case of all other Clients, sending to such Client a notice in substantially the form attached as Exhibit I.

The Company shall cause all Advisory Agreements entered into after the date of this Agreement and prior to Closing to include a sentence acknowledging the existence of this Agreement and the proposed sale of the Purchased Shares, and may include or attach such other information from the form of notice attached as Exhibit I as the Company believes appropriate.  For a period of 75 days after the Closing Date the Company shall continue to use commercially reasonable efforts to solicit any Client Consent set forth in Schedule 4.7(a) not received on or prior to the Closing Date, and Buyer shall cooperate with the Company in connection therewith by participating in such calls, meetings or other communications with the applicable Clients as the Company may reasonably request.

4.8

Repayment of Indebtedness.

 Prior to the Closing, (a) the Company shall have (i) repaid and discharged all Indebtedness owed by the Company and all ancillary obligations thereto (including all interest accrued thereon and all fees, charges or premiums associated therewith), (ii) caused all commitments related to such Indebtedness to be terminated (subject to the provisions of the final sentence of this Section 4.8 in respect of the BLC Facility) and (iii) caused all Liens in or upon any of the assets or properties of the Company or any of its Subsidiaries arising from or in connection with such Indebtedness to be forever satisfied, released and discharged, and filed all documents necessary or desirable to effectuate, or reflect in public record, such satisfaction, release and discharge and (b) each of the Shareholders and Holdco shall have repaid and discharged, or caused to be repaid and discharged, all Indebtedness owed to the Company by such Shareholder or Holdco.  The sole provisions of the BLC Facility which may remain in existence from and after Closing are those concerning (a) the Company’s credit card and (b) subject to compliance with the Unanimous Shareholders Agreement, the Company’s line of credit.

4.9

Actions by the Company.

  Subject to Section 4.1, the Company, the Shareholders and Holdco shall be entitled at their option to do any act or thing, including without limitation, the payment or the satisfaction of any obligation that is otherwise owing by the Company, as may be necessary to cure or remedy prior to the Closing Time, any inaccuracy in any representation or warranty or any breach of covenant made or contained herein.

Section 5.

Covenants of Buyer.

5.1

Public Announcements.

  Except (a) as required by any applicable Law (including, without limitation, the filing of this Agreement with the SEC, whether as an exhibit to a Current Report on Form 8-K or a subsequent periodic report or otherwise) after prior notice to Shareholders and Holdco and (b) for a press release in substantially the form attached as Exhibit J, Buyer shall not, and shall not permit any of its Affiliates to, make any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of Shareholders’ Representative.

5.2

SEC Matters.

  During the period beginning on the date hereof and ending on the Closing Date, Buyer agrees that it shall promptly notify, if legally permitted, the Company of any event or occurrence that would cause any representation or warranty in Section 3.8 to be untrue if remade as of any date during that period.

5.3

Further Actions.

(a)

Buyer and Guarantor shall, from time to time, execute and deliver and cause to be executed and delivered such additional instruments, documents, conveyances and assurances and take or cause to be taken all such other actions, and to do or cause to be done all such other things, necessary, proper or advisable in order for Buyer and Guarantor to fulfill and perform their respective obligations in respect of this Agreement and the Ancillary Agreements to which it is a party, or otherwise to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, to consummate and make effective the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement.  Without limitation of the foregoing covenants, Buyer and Guarantor shall use their commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 7.1 and 7.3 to be satisfied as promptly as is practicable.

(b)

Buyer shall (i) make, or cause to be made, all filings and submissions required under any Law applicable to Buyer as promptly as practicable after the date of this Agreement, and give such reasonable undertakings at the earliest practicable date as may be required in connection therewith, and (ii) use commercially reasonable efforts to obtain or make, or cause to be obtained or made, as promptly as practicable, all Governmental Approvals and other Consents necessary to be obtained or made by Buyer, in each case of clauses (i) and (ii), in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or (excluding the Option Agreement) thereby; provided, that in no event shall Buyer be required to agree to any divestiture of any assets or portion of the business of Buyer, any of Buyer’s Affiliates, the Company, or any of their respective Affiliates.

(c)

Buyer shall coordinate and cooperate with Shareholders and Holdco in exchanging such information and supplying such assistance as may be reasonably requested by Shareholders, Holdco or the Company in connection with (i) the filings and other actions contemplated by Section 4.6 and (ii) the solicitation of Client Consents by the Company during the period prior to Closing as contemplated by Section 4.7.

(d)

At all times prior to the Closing Date, Buyer shall promptly notify Shareholders’ Representative in writing of any fact, condition, event or occurrence that would reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.3 to be satisfied, promptly upon becoming aware of the same.

Section 6.

Certain Additional Covenants.

6.1

Reserved.

Section 7.

Conditions Precedent.

7.1

Conditions to Obligations of Each Party.

  The obligations of each of the Shareholders and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)

No Injunction, etc.  Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined, or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, notice, decree or judgment of any court or other Governmental Authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement or the Ancillary Agreements.  No action or proceeding shall be pending or threatened by any Governmental Authority or other Person on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or by the Ancillary Agreements, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Law.

7.2

Conditions to Obligations of Buyer.

  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following additional conditions:

(a)

Representations, Performance.

(i)

The representations and warranties of Shareholders contained in Section 2 shall be true and correct in all material respects both as of the date hereof and as of the Closing Date, except that any representation or warranty which by its terms speaks as of a specified date shall be true and correct in all material respects as of such date.  It is expressly acknowledged and agreed that breaches of such representations and warranties could cause this condition not to be satisfied even if, individually or in the aggregate, such breaches would not result in or reasonably be expected to result in a Material Adverse Effect.

(ii)

Shareholders, Holdco and the Company shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by Shareholders, Holdco and the Company prior to or on the Closing Date.

(iii)

Shareholders shall have delivered to Buyer a certificate, dated the Closing Date and executed by each Shareholder and the Company to the effect set forth above in this Section 7.2(a).

(b)

Delivery of Purchased Shares.  At the Closing, each Shareholder shall have delivered to Buyer the certificates representing his Purchased Shares as provided in Section 1.1(b) duly endorsed for transfer to Buyer.

(c)

Consents.  Except for such Governmental Approvals and Consents that are only required to be made, given or obtained after Closing and except for Client Consents, all Required Company Consents shall have been made, given or obtained.  Complete and correct copies of all such Governmental Approvals shall have been delivered to Buyer.  In connection with any Consent given or made, no notice of objection shall have been received from any

Governmental Authority or, if received, any objection of any Governmental Authority shall have been resolved to the satisfaction of such Governmental Authority.

(d)

Option Agreement.  Holdco and the Company shall have executed an Option Agreement in substantially the form attached hereto as Exhibit B (the “Option Agreement”).

(e)

Shareholders Agreements.  The Company and Holdco shall have executed and delivered a Unanimous Shareholders Agreement among Buyer, the Company and Holdco in substantially the form attached hereto as Exhibit C (the “Unanimous Shareholders Agreement”), and the Existing Shareholders Agreement shall have been terminated, and Holdco and the Shareholders shall have executed and delivered the Unanimous Shareholders Agreement of Holdco (the “Holdco Unanimous Shareholders Agreement”) in substantially the form attached to Exhibit C.

(f)

Restrictive Covenant Agreements.  Each person designated on Schedule 7.2(f) shall have executed and delivered a Restrictive Covenant Agreement in substantially the form attached hereto as Exhibit D (collectively, the “Restrictive Covenant Agreements”).

(g)

Intercompany Agreement.  The Company shall have executed an Intercompany Agreement in substantially in the form attached as Exhibit E hereto with such modifications to it and its exhibits as are mutually and reasonably satisfactory to the Parties  for the purposes of effecting the business purposes described therein and for ensuring compliance of each such agreement with all applicable Laws, including the Advisory Act of 1940, and in addition shall  incorporate in the solicitation agreement attached thereto a customary and mutually agreeable indemnity from Eaton Vance Distributors, Inc. in favor of the Company (the “Intercompany Agreement”).

(h)

Key Employees.  No Person designated on Schedule 7.2(h) shall have breached or terminated, or threatened in writing to breach or terminate, his or her respective Employment Agreement.

(i)

Corporate and Other Proceedings.  All corporate and other proceedings of each of the Shareholders, Holdco and the Company, as applicable, in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

(j)

Ancillary Agreements.  Each other Ancillary Agreement shall have been executed and delivered by each Shareholder, Holdco and the Company, as applicable.

(k)

Holdco Matters.  On or prior to the Closing Date, Shareholders and Holdco shall have provided Buyer with (i) a true, correct and complete copy of the Organizational Documents of Holdco, (ii) evidence of the transfer of the Retained Shares from Shareholders to Holdco, (iii) evidence of the issued and outstanding share capital of the Company immediately prior to giving effect to the transactions contemplated by this Agreement, and (iv) a legal opinion or opinions of legal counsel to Shareholders, Holdco and the Company in substantially the form(s) set forth as Exhibit L.

(l)

Shareholders’ Special Resolution.  The Company shall deliver to the Buyer a certified copy of the special resolution of the shareholders of the Company whereby they consent to amending the Constating Documents of the Company by deleting all the authorized classes of shares of the Company, other than the Class A shares;

(m)

Amendment of the Share Capital.  Pursuant to the special resolution of the Shareholders, the Company shall have executed and filed with the Registraire des entreprises articles of amendment that will delete all the authorized share capital of the Company, other than the Class A shares, and said amendment shall be effective on or prior to the Closing Date.

(n)

Closing Documents and Officer’s Certificate. On or prior to the Closing Date, the Company shall have provided Buyer with (i) a true, correct and complete copy of the Organizational Documents of the Company reflecting the changes referred to above in Section 7.2(m) and (ii) shall deliver to the Buyer a certificate of a senior officer of the Company certifying the Constating Documents of the Company, and confirming that said Constating Documents are still in effect, and that they have not been further amended except as required herein.

7.3

Conditions to Obligations of Shareholders.

  The obligation of Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver, on or prior to the Closing Date, of the following additional conditions:

(a)

Representations, Performance, etc.

(i)

The representations and warranties of Buyer contained in Section 3 or in any Ancillary Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

(ii)

Buyer, Guarantor and their Affiliates shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by Buyer or Guarantor prior to or on the Closing Date.

(iii)

Buyer shall have delivered to Shareholders and Holdco a certificate dated the Closing Date and signed by an authorized officer of Buyer to the effect set forth above in this Section 7.3(a).

(b)

Corporate Proceedings.  All corporate and other proceedings of Buyer and Guarantor in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Shareholders and Holdco and their counsel, and Shareholders, Holdco and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested, and legal opinions of legal counsel to Buyer and Guarantor in substantially the forms set forth as Exhibits M and N respectively.

(c)

Ancillary Agreements.  Each other Ancillary Agreement shall have been executed and delivered by Buyer or its designated Affiliate.

(d)

Initial Payment.  At the Closing, Buyer shall have delivered (i) to the Escrow Agent the Escrow Amount, (ii) to each Shareholder his, her or its applicable portion of the Initial Payment, and (iii) to BLC the Aggregate BLC Payoff Amount, in each case as provided in Section 1.1(c)(ii).

(e)

Consents.  All Governmental Approvals and Consents required to be made, given or obtained by Buyer and its Affiliates in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby shall have been made, given or obtained.  Complete and correct copies of all such Governmental Approvals shall have been delivered to Shareholders and Holdco.  In connection with any Consent given or made, no notice of objection shall have been received from any Governmental Authority or, if received, any objection of any Governmental Authority shall have been resolved to the satisfaction of such Governmental Authority.

(f)

Shareholders Agreement.  Buyer shall have executed and delivered both the Unanimous Shareholders Agreement and the Holdco Unanimous Shareholders Agreement.

(g)

Intercompany Agreement.  Buyer and its Affiliates shall have executed and delivered the Intercompany Agreement.

Section 8.

Termination.

8.1

Termination.

  This Agreement may be terminated at any time prior to the Closing Date:

(a)

By the written agreement of Buyer and Shareholders’ Representative;

(b)

By either Buyer, on the one hand, or Shareholders’ Representative, on the other hand, by written notice to the other after 5:00 p.m. Eastern time on October 31, 2012, if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless (i) such date is extended by the mutual written consent of Buyer and Shareholders’ Representative or (ii) the failure to consummate the transactions contemplated hereby by such date shall be due to the breach by the terminating party (in the case of termination by the Shareholders’ Representative, meaning the Company or any Shareholder) of any of its covenants in this Agreement or any Ancillary Agreement;

(c)

By either Buyer, on the one hand, or Shareholders’ Representative, on the other hand, by written notice to the other if the non-terminating party or its Affiliate(s) has (and the terminating party (in the case of termination by the Shareholders’ Representative, meaning the Company or any Shareholder) or its Affiliate(s) shall not have) failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party or its Affiliate(s) prior to the time of such termination, and such failure shall not have been cured within fifteen Business Days following written notice of such failure.

8.2

Effect of Termination.

  In the event of the termination of this Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any obligation or liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any Party, or any of its directors, officers, Representatives, stockholders, members or Affiliates, except for (a) the obligations specified in Section 11, and (b) any liability resulting from a willful or intentional breach of this Agreement prior to such termination as indemnified in accordance with Section 9.1.

Section 9.

Indemnification.

9.1

Indemnification by Shareholders.

(a)

Subject to the limitations set forth in Section 9.4, Shareholders shall, jointly (but not solidarily), defend, indemnify, and hold harmless each of Buyer, its Affiliates (and, after Closing, the Company and the Funds) and their respective officers, directors, employees, agents, advisers and representatives (collectively, the “Buyer Indemnitees”) from and against any and all Losses resulting from or arising out of:

(i)

any breach or inaccuracy of any representation or warranty made by Shareholders under this Agreement (other than the Individual Representations, which are the subject of Section 9.1(b));

(ii)

any failure of Shareholders, collectively and not individually, Holdco or the Company to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof (other than the Individual Covenants, which are the subject of Section 9.1(b)); and

(iii)

any expenses, costs, or other liabilities to be borne by Shareholders, collectively and not individually, and Holdco under Section 11.1(a).

(b)

Subject to the limitations set forth in Section 9.4, each Shareholder shall defend, indemnify, and hold harmless each Buyer Indemnitee from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses resulting from or arising out of:

(i)

any breach or inaccuracy of any representation or warranty made, individually and not collectively, by such Shareholder in Section 2.2(d) (the “Individual Representations”);

(ii)

any failure of such Shareholder or its Affiliates, individually and not collectively, to perform any covenant or agreement hereunder or fulfill any obligation in respect hereof (the “Individual Covenants”); and

(iii)

any expenses, costs, or other liabilities to be borne by such Shareholder individually under Section 11.1(a).

(c)

Without limiting the covenants of Holdco in Section 11.5(b), if, at the time that any dividend has been declared and is payable to Holdco by the Company, any amount which is certain, liquid and exigible is due and payable by one or more Shareholders to a Buyer Indemnitees under Section 9.1(a) of this Agreement, the Company shall, and Holdco and the Shareholders shall cause the Company to, subtract from such dividend otherwise declared and payable to Holdco, and deliver to Buyer on behalf of the respective Shareholder, the aggregate amount owed by such Shareholder(s).

9.2

Indemnification by Buyer.

  Buyer shall defend, indemnify, and hold harmless each of the Shareholders, Holdco and their respective Affiliates, the Company and the Funds and each of their respective officers, directors, employees, agents, advisers and Representatives (collectively, the “Shareholder Indemnitees”) from and against any and all Losses resulting from or arising out of (i) any breach or inaccuracy in any representation or warranty made by Buyer under this Agreement; (ii) any failure of Buyer or Guarantor to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof; or (iii) any expenses, costs, or other liabilities to be borne by Buyer under Section 11.1(a) or (c).

9.3

Indemnification Procedures.

(a)

Third-Party Claims.

(i)

Notice of Claim. In the case of any claim which may give rise to a right of indemnification pursuant to Section 9.1 or 9.2 asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (the “Indemnified Party”), a Notice of Claim shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought.  The failure of any Indemnified Party to give a Notice of Claim as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure deprives the Indemnifying Party of its rights to recover any payment under its applicable insurance coverage or has otherwise sustained a Loss as a result of such failure and only within the limit of such limitation of recovery or sustained Loss.

(ii)

Assumption of Defense.  The Indemnifying Party shall give written notice to the Indemnified Party promptly, but in any event no later than 60 days following receipt by the Indemnified Party of the Notice of Claim, whether the Indemnifying Party elects to assume the defense of the Third Party Claim described in the Notice of Claim; provided, however, that the Indemnifying Party’s right to assume the defense of such claims shall be subject to the right of any insurer or third party exposed to or sustaining any potential liability therefor to assume the defense of such Third Party Claim.  If the Indemnifying Party so elects to assume the defense of the Third Party Claim, then:

(x)

such defense shall be at the Indemnifying Party’s sole cost and expense;

(y)

counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnified Party; and

(z)

the Indemnified Party shall have the right to participate in such defense at the Indemnified Party’s own cost and expense.

The Indemnified Party and the Indemnifying Party shall collaborate with the Party defending such Third Party Claim, including by making available those employees whose assistance, testimony or presence is necessary or useful and all documents, records and other materials in the possession of the other Party.

(iii)

Settlements.  Except with the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, no Indemnifying Party, in the defense of any Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof, the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Third Party Claim.

(iv)

Settlement by Indemnified Party.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such Third Party Claim, but shall not be entitled to settle or agree to pay in full such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  In any event, Shareholders, Holdco and Buyer shall cooperate in the defense of any Third Party Claim subject to this Section 9 and the records of each shall be available to the other with respect to such defense.

(b)

Other Losses.  In the case of any Loss (other than a Loss resulting from a Third Party Claim referred to in clause (a) of this Section 9.3) asserted to have been incurred by any Indemnified Party, such Indemnified Party shall deliver a Notice of Claim to the Indemnifying Party or Indemnifying Parties within 30 days after such Indemnified Party has actual knowledge of such Loss.  If such Loss may be eliminated by the Indemnifying Party curing the applicable breach of representation, warranty or covenant, then the Indemnified Party shall afford to the Indemnifying Party a reasonable period of time, not to exceed 30 days after the delivery of the Notice of Claim, to effect such a cure before proceeding to litigation or other dispute resolution as provided in Section 11.3.

9.4

Survival of Representations and Warranties, etc.; Limitations on Indemnification.

(a)

Survival.  So long as a Notice of Claim for indemnification under clause (i) of Section 9.1(a) or clause (i) of Section 9.1(b) or clause (i) of Section 9.2 with respect to the representations and warranties contained herein is delivered prior to the termination of the respective survival periods set forth in this Section 9.4(a), an Indemnified Party’s right to indemnification in respect of the matters identified therein shall survive notwithstanding the expiration of the survival periods set forth in this Section 9.4 or any statute of limitations or similar period that would otherwise apply under applicable Law.  The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the Parties and the completion of the transactions contemplated herein, but only to the extent specified below:

(i)

except as set forth in clauses (ii), (iii) and (iv) below, the representations and warranties contained in Section 2 shall survive for a period ending on the second anniversary of the Closing Date;

(ii)

the representations and warranties contained in Sections 2.10(r), 2.10(s) and 2.13 (the “Tax Representations”) shall survive until, but not beyond, the 180th day following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Taxes under applicable Tax legislation in respect of any taxation year to which those representations and warranties extend could be issued under that Tax legislation to the Company, provided the Company has not filed any waiver or other document extending that period;

(iii)

the representations and warranties contained in Section 2.21 (the “Environmental Representations”) shall survive until the expiration of the applicable prescription period or statute of limitations; and

(iv)

the representations and warranties contained in Sections 2.1, 2.2 (except Section 2.2(c)), 2.4 and the second sentence of 2.14 (the “Fundamental Representations and Warranties”) shall survive without limitation.

(b)

Limitations on Amount.

(i)

Threshold.  Shareholders shall not be required to indemnify Buyer Indemnitees with respect to Losses indemnifiable pursuant to clause (i) of Section 9.1(a) or clause (i) of Section 9.1(b) unless and until the aggregate amount of all Losses indemnifiable under clause (i) of Section 9.1(a) and clause (i) of Section 9.1(b) exceeds $1,250,000, at which point the full amount of such Losses shall be indemnifiable (subject to the other limitations set forth in this Section 9.4).

(ii)

General Cap.  Except for Losses in respect of any breaches or inaccuracies in the Fundamental Representations and Warranties, in no event shall the aggregate indemnification to be paid by Shareholders under clause (i) of Section 9.1(a) exceed an aggregate amount equal to 30% of the Purchase Price.

(iii)

Aggregate Cap.  In no event shall the aggregate indemnification to be paid by Shareholders under clause (i) of Section 9.1(a) in respect of any breaches or inaccuracies in the representations and warranties of Shareholders as so referred to in such clause (including Losses in respect of breaches or inaccuracies in the Fundamental Representations and Warranties) and clause (i) of Section 9.1(b) in respect of any breaches or inaccuracies in the representations and warranties of an individual Shareholder, exceed an aggregate amount equal to the Purchase Price.  Notwithstanding the preceding, in no event shall the aggregate indemnification to be paid by any Shareholder under clause (i) of Section 9.1(a) and clause (i) of Section 9.1(b), including in each case Losses in respect of breaches or inaccuracies in the Fundamental Representations and Warranties, exceed an aggregate amount equal to such Shareholder’s Designated Percentage of the Purchase Price.

(iv)

Per Shareholder Cap.  Subject to clause (i), (ii) and (iii) of Section 9.4(b), the amount of any given Loss to be indemnified by a given Shareholder pursuant to clause (i) of Section 9.1(a) shall not exceed such Shareholder’s Designated Percentage in respect of such Loss.

(v)

Caps Not Applicable.  For the avoidance of doubt, there shall be no maximum limit to the aggregate amount of Losses indemnifiable pursuant to clauses (ii) or (iii) of Section 9.1(a), clause (ii) of Section 9.1(b) or Section 9.2.

(c)

Closing Balance Sheet Liabilities and Loss Reserves.  For the avoidance of doubt, if the Initial Run Rate EBIT Adjustment includes a reduction of the Purchase Price that is in whole or in part directly attributable to one or more matters that would otherwise be indemnifiable under Section 9.1, the amount of the Buyer Indemnitees’ Loss that would otherwise have been indemnifiable under Section 9.1 will be reduced dollar for dollar by the amount of the respective reduction of the Purchase Price.  Reserves for liabilities on the Closing Date Balance Sheet shall be deemed to offset Buyer Indemnitee Losses only if and to the extent that such reserve amount was expressly identified as being in respect of the category or class of breach for which indemnity could be sought rather that a general reserve for unknown potential liabilities.  Notwithstanding the preceding two sentences, if Buyer has Knowledge prior to the final determination of the Initial Run Rate EBIT Adjustment of the existence of a matter that both constitutes a matter indemnifiable under Section 9.1 and would give rise to a reduction of Purchase Price pursuant to the Initial Run Rate EBIT Adjustment, it shall provide the Shareholders’ Representative written notice of such matter and of Buyer’s election to either (a) only recover for such matter through the Initial Run Rate EBIT Adjustment or (b) recover for such matter solely by means of a claim for Indemnity under Section 9.1.  For the avoidance of doubt, nothing in this Section 9.4(c) is intended to or shall be deemed to supercede, limit, or modify in any respect any provision set forth in the second paragraph of Section 2.9.

(d)

Adjustments for Net Tax and Insurance Effects.

(i)

Net Tax Benefit or Detriment.  Payments by an Indemnifying Party pursuant to this Section 9 in respect of any Loss shall be (i) reduced by an amount equal to any Tax benefit actually realized as a result of such Loss by the Indemnified Party, and (ii) increased by an amount equal to any Tax imposed on the receipt of such indemnity payment together with any Taxes imposed on such increased amounts.  The foregoing provisions shall be applied so as to put the Indemnified Party in the same economic position as the Indemnified Party would have been had the Loss giving rise to an indemnity payment not arisen and no amount of indemnity had been paid or payable.  For the avoidance of doubt, Taxes giving rise to the “gross-up” contemplated by clause (ii) of the first sentence of this Section 9.4(d)(i) shall include any GST paid, or amount of a payment deemed by the ETA or any similar provision of applicable law to be inclusive of GST.

(ii)

Insurance Recoveries.  Payments by an Indemnifying Party pursuant to this Section 9 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim, less any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks.  The Indemnified Party shall, consistent with Section 9.8, submit a claim to the insurer under any such insurance policy that would apply to the given Loss, provided, however, that an Indemnified Party shall have no duty to submit any insurance claim if (x) the appliable Loss is below the deductible amount of such insurance policy, or (y) such Loss is otherwise excluded from coverage by one or more other terms of or riders to such policy.  In the event that the insurer denies or excludes, in whole or in part, coverage for such Loss, then the Indemnified Party shall continue to use its commercially reasonable efforts to seek such payment of its claim, provided, however, that the Indemnified Party shall have no obligation to commence or engage in litigation with any insurer regarding any denied or excluded claim or portion thereof.

9.5

Reimbursement.  Promptly after the realization of any net Tax benefits by the Indemnified Party or realization of any insurance proceeds, indemnity, contribution or other similar payment, the Indemnified Party shall reimburse the Indemnifying Party for such reduction in Losses for which the Indemnified Party was indemnified prior to the realization of reduction of such Losses.

9.6

Exclusive Remedy.

(a)

  Except with respect to any Losses caused by fraud or intentional misrepresentation or omission, from and after the Closing, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this Section 9.  Notwithstanding the foregoing, this Section 9.6 shall not (i) operate to interfere with or impede the operation of the provisions of Section 1 providing for the resolution of certain disputes relating to adjustments to the Purchase Price between the Shareholders and Buyer and/or by a firm of independent accountants or as set forth in Section 1.4 or (ii) limit the rights of the Shareholders and Buyer to seek equitable remedies (including specific performance or injunctive relief).

9.7

Election of Breach Not Required.

  If a matter constitutes a breach of or inaccuracy in more than one provision of this Agreement and is indemnifiable under this Agreement in respect of such breaches and inaccuracies, the Indemnified Parties may claim indemnification in respect of any or all such breaches or inaccuracies, but shall in any event be entitled to only a single dollar of recovery in respect of each dollar of Loss.  If indemnification for a given amount of Loss may be sought under multiple provisions of this Agreement, the Indemnified Party shall be entitled to seek indemnification for such amount of Losses under whichever of the applicable provisions is then available and would maximize the recovery of such Loss (for example, if a breach of representation would breach both a Tax Representation and another representation, a Buyer Indemnitee shall be entitled to seek indemnity if the survival period for Tax Representations has not expired, even if the period set forth in Section 9.4(a) has expired, and even if the limitation set forth in the second sentence of Section 9.4(b) has been exceeded).

9.8

Duty to Mitigate.

  Nothing in this Agreement shall in any way restrict or limit any duty imposed on an Indemnified Party under applicable Law to mitigate any Loss which it may suffer or incur by reason of the breach of any representation, warranty or covenant being covered by the indemnification of an Indemnifying Party hereunder.

9.9

Other.

(a)

Subject to Section 9.4(c), the provisions of this Section 9 shall in no way limit, supersede, or otherwise affect the rights of any Party under Section 1 and nothing contained therein relating to the Initial Run Rate EBIT Adjustment shall limit, supersede or otherwise affect the rights of any Party under this Section 9, except as set forth herein in this Section 9 including in Section 9.4(c).

(b)

Nothing herein shall limit in any way the right of any Party to seek specific performance of or injunctive relief in respect of this Agreement or with any Ancillary Agreement.

Section 10.

Definitions.

10.1

Terms Generally.

  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The definitions given for terms in this Section 10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “day” means a calendar day unless specified as a Business Day.  Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of Canada.  The words “in writing” or other similar phrase shall include by electronic format.

10.2

Certain Terms.

  Whenever used in this Agreement (including in the Schedules), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

1940 Act:  the Investment Company Act of 1940, as amended.

Accountant Expenses:  as defined in Section 1.4(g).

Acquisition Transaction:  as defined in Section 4.2.

Actual Initial EBIT:  the Initial Run Rate EBIT set forth on the Actual Initial Payment Statement, as finally determined pursuant to Section 1.1(c)(v).

Actual Initial Payment Amount:  as defined in Section 1.1(c).

Actual Initial Payment Statement:  as defined in Section 1.1(c).

Actual Initial Run Rate Revenue: the Initial Run Rate Revenue set forth on the Actual Initial Payment Statement, as finally determined pursuant to Section 1.1(c)(v).

Advance Ruling Certificate: means an advance ruling certificate issued by the Commissioner of Competition pursuant to Section 102 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement.

Advised Fund:  any collective investment vehicle that is a Client but which is not a Fund.

Advisers Act:  the Investment Advisers Act of 1940, as amended.

Advisory Agreement:  each Contract relating to the provisions of investment management or investment advisory services by the Company to any Person, including any management agreement, portfolio management agreement, sub-advisory agreement, subscription agreement and any side letter(s) with respect to a Fund, Organizational Documents of any limited liability company, limited partnership agreement, declaration of trust or similar agreement.

Affiliate:  has the meaning ascribed to the term “affiliate” in Section 2 of Chapter I of the Business Corporations Act (Québec); provided, however, that “control” (including the terms “controlled by” and “under common control with”) for such purpose shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise; and provided, further, that for purposes of Section 2 of this Agreement “Affiliate” shall not be deemed to include any Fund.

Aggregate Annualized Base Fee Revenues:  as of a given Measurement Date, the sum of the Annualized Base Fee Revenues for all Applicable Clients, in each case determined as of such date.

Aggregate Annualized Performance Fee Revenues:  as of a given Measurement Date, the sum of the Annualized Performance Fee Revenues for all Applicable Clients, in each case determined as of such date.

Aggregate BLC Payoff Amount:  the sum of each Shareholder’s BLC Payoff Amount.

Agreement:  this Share Purchase Agreement, including the Exhibits and Schedules hereto.

Ancillary Agreements:  The Unanimous Shareholders Agreement, the Option Agreement, the Intercompany Agreement, and any other contract or agreement contemplated by the terms of this Agreement, excluding the Employment Agreements and the Restrictive Covenant Agreements.

Annualized Base Fee Revenues:  in respect of any Applicable Client as of a given Measurement Date, the product of (x) such Applicable Client’s Base Fee Rate determined as of such date and (y) the Assets under Management subject to such Base Fee Rate and managed pursuant to such Applicable Client’s Advisory Agreement (or in the case of Prospective Clients deemed managed as provided in the definition of Assets under Management) as of such date.

Annualized Performance Fee Revenues:  in respect of any Applicable Client as of a given Measurement Date, the product of (x) such Applicable Client’s Performance Fee Rate determined as of such date, (y) the Expected Normalized Performance Rate as applies to such Applicable Client and (z) the Assets under Management subject to such Performance Fee Rate and managed pursuant to such Applicable Client’s Advisory Agreement (or in the case of Prospective Clients deemed managed as provided in the definition of Assets under Management) as of such date.

Applicable Client:  For purposes

(a)

of determining the Estimated Initial Payment Amount, all Current Clients and all Prospective Clients, and

(b)

of determining the Actual Initial Payment Amount, all Current Clients and all Confirmed Prospects.

Applicable Marketer Fees:  for any period, those Marketer Fees that are attributable to any Client that was either (a) a Client as of the Closing Date or (b) a Confirmed Prospect covered by the Marketing Agreement.

Applicable Year:  as defined in Section 1.2(b).

Assets:  as defined in Section 2.14.

Assets under Management:  in respect of any Client (or, as applicable, Prospective Client) as of a given date, the aggregate value as of the close of trading on such date (or, if not a Business Day on which both the NYSE and the Toronto Stock Exchange are open for trading, such trading day last preceding such date of determination) of

(a)

in the case of Hexavest World Fund (Class B) and Hexavest Europac Fund (Class B), the net assets of such Fund (determined by deducting from the market value of such Fund’s assets its total liabilities) that are subject to the 4 basis point fee charged directly by the Company to such Fund rather than to the non-Fund Clients that invest in such Fund (and, for the avoidance of doubt, are not also subject to fees charged directly to such non-Fund Clients);

(b)

in the case of any other Client, the market value of the Client’s assets managed by the Company pursuant to its Advisory Agreement(s) with such Client;

(c)

in the case of a Prospective Client for purposes of determining the Estimated Initial Payment Amount, the most recent statement by such Prospective Client in Prospective Client Documentation of the minimum amount of cash value of assets it intends to place under the Company’s management upon execution of an Advisory Agreement, such amount to be deemed Assets under Management as of the Closing Date; and

(d)

in the case of a Confirmed Prospect for purposes of determining the Actual Initial Payment Amount, the market value of the Client’s assets managed by the Company pursuant to its Advisory Agreement(s) with such Client as of the date that is 75 days after the Closing Date, such value to be deemed Assets under Management as of the Closing Date.

Assignee: as defined in Section 11.7.

Balance Sheet:  the audited balance sheet of the Company as of December 31, 2011 included in the Financial Statements.

Base Fee Rate:  with respect to (a) a Current Client or Confirmed Prospect, the aggregate percentage rate of Base Fees set forth in such Client’s Advisory Agreement, or (b) a Prospective Client, the most recent aggregate percentage rate of Base Fees proposed or accepted by the Prospective Client in its Prospective Client Documentation, in each case expressed on an annualized basis (for example, if an Advisory Agreement provides for aggregate Base Fees of 25 basis points paid quarterly, the Base Fee Rate would be one percent).

Base Fees:  fees under an Advisory Agreement (or, in the case of a Prospective Client, a Prospective Client Documentation) that both (a) are determined as a percentage of Assets under Management in the applicable Client account and (b) are not Performance Fees.

BLC:  Banque Laurentienne du Canada.

BLC Facility:  the three credit facilities made available to the Company and its Shareholders pursuant to offer letters dated October 28, 2010, November 10, 2010, June 2, 2011 and November 24, 2011, and all related agreements, notes and instruments, if any.

BLC Payoff Amount:  in respect of any Shareholder on any given date, the aggregate amount BLC states is required to be paid to BLC in order to fully satisfy all obligations under its agreements with and promissory notes from such Shareholder, if any.

BLC Payoff Letter:  a letter executed and delivered on behalf of BLC by an authorized officer thereof and dated not earlier than the second Business Day and not later than the Business Day preceding the Closing Date which (a) states for each Shareholder his BLC Payoff Amount as of the date of such letter, (b) confirms that BLC has been instructed by the Company to advance no further amounts to any Person under the shareholder lending facility of the BLC Facility, (c) includes for each Shareholder the amounts per day that the BLC Payoff Amounts would increase on each of the next five days, and (d) commits to release all Liens in respect of the shareholder facility of the BLC Facility if all BLC Payoff Amounts, together with such per diem increases, are paid to BLC within such five day period.

Business:  the business of the Company as previously and currently conducted.

Business Day:  any day other than Saturday, Sunday, or a day on which banks in the State of New York or in the Province of Québec are closed for regular banking business.

Buyer:  as defined in the first paragraph of this Agreement.

Buyer Indemnitees:  as defined in Section 9.1(a).

Buyer Obligations:  as defined in Section 11.5(a).

Canadian Securities Legislation:  the securities, derivatives and commodity futures laws and regulations of each province and territory of Canada that apply to the Company, individuals acting on behalf of the Company and/or the Funds and the requirements, rules, policies, instruments and decisions of the local securities authorities, local regulators, relevant exchanges and other Governmental Authorities with jurisdiction under such Law that apply to the Company, such individuals and/or the Funds.

Cash Equivalent:  an evidence of indebtedness that has a remaining term to maturity of 365 days or less and that is issued, or fully and unconditionally guaranteed as to principal and interest, by (a) the government of Canada or the government of a province or territory of Canada, (b) the government of the United States of America, the government of one of the states of the United States of America, the government of another sovereign state or a permitted supranational agency (as defined in National Instrument 81-102 – Mutual Funds), if, in each case, the evidence of indebtedness has an approved credit rating (as defined in National Instrument 81-102 – Mutual Funds), or (c) a Canadian financial institution (as defined in National Instrument 14-101 – Definitions), or a financial institution that is not incorporated or organized under the laws of Canada or of a province or territory of Canada if, in either case, evidences of indebtedness of that issuer or guarantor that are rated as short term debt by an approved credit rating organization (as defined in National Instrument 81-102 – Mutual Funds) have an approved credit rating (as defined in National Instrument 81-102 – Mutual Funds).

CERCLA:  the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.

CFTC:  the U.S. Commodity Futures Trading Commission.

Client:  any Person who is or has been party to an Advisory Agreement with the Company or otherwise has placed assets under the Company’s management; provided, however, that neither the Company, Holdco, Buyer nor any of their Affiliates (other than the Funds themselves) shall be a “Client” for purposes of this Agreement or the Option Agreement notwithstanding any future investment of assets for their own accounts with the Company or a Fund, whether as “seed” assets or otherwise.

Client Consent:

(a)

 in respect of the Clients listed on Schedule 4.7(a), receipt of the Client’s written consent in the form included in Exhibit F; and

(b)

in respect of the Clients listed on Schedule 4.7(b), the expiration of a period of 45 days from the date of delivery to such Client of a written notice in the form of Exhibit G without such Client having objected to the transactions contemplated by this Agreement or elected to terminate the Company’s Advisory Agreement with it.

Closing:  as defined in Section 1.1.

Closing Date:  as defined in Section 1.1.

Closing Date AR and WIP Schedule:  a schedule that sets forth (a) each account receivable and Taxes receivable of the Company as of the Closing and (b) for each Client the Company’s good faith estimate of the Work in Progress amount.

Closing Date Balance Sheet:  as defined in Section 1.3(d).

Closing Date RRE:  the sum of

(x)

the result obtained by multiplying (i) the lesser of (A) Run Rate Revenue determined as of the Closing Date and (B) $35 million by (ii) 0.63; plus

(y)

if Run Rate Revenue determined as of the Closing Date is greater than $35 million, the result obtained by multiplying (i) the lesser of (A) the excess of Run Rate Revenue determined as of the Closing Date over $35 million and (B) $35 million by (ii) 0.71; plus

(z)

if Run Rate Revenue determined as of the Closing Date is greater than $70 million, the result obtained by multiplying the excess of Run Rate Revenue determined as of the Closing Date over $70 million by (ii) 0.79.

Closing Date Working Capital:  the result obtained by subtracting

(x) the sum of (A) the total liabilities of the Company as shown on the Closing Date Balance Sheet (including all Company Transaction Expenses not paid prior to Closing) and (B) the Reserve,

from

(y) the sum of (i) cash, (ii) Cash Equivalents, (iii) pre-paid expenses, (iv) Taxes receivable, (v) accounts receivable, and (vi) Work in Progress,

each as shown on the Closing Date Balance Sheet (and, in the cases of (y)(v) and (y)(vi), as confirmed by the Closing Date AR and WIP Schedule).

Closing Time:  means 10:00 a.m. (Eastern time) on the Closing Date or such other time on the Closing Date as Buyer and Shareholders’ Representative agree in writing that the Closing shall take place.

Code:  the Internal Revenue Code of 1986, as amended.

Commissioner:  the Commissioner of Competition appointed under the Competition Act (Canada) or any person duly authorized to perform the duties on behalf of the Commissioner of Competition.

Company:  as defined in the first paragraph of this Agreement.

Company Intellectual Property:  as defined in Section 2.17(b).

Company Related Parties:  as defined in Section 2.22(a).

Company Transaction Expenses:  as defined in Section 11.1(b).

Competition Approval:

(i)  the issuance of an Advance Ruling Certificate and that Advance Ruling Certificate has not been rescinded prior to Closing; or

(ii)  Shareholders and Buyer have given notice required under Section 114 of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement and the applicable waiting period under Section 123 of the Competition Act (Canada) has expired or has been terminated in accordance with the Competition Act (Canada); or

(iii)  the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act (Canada);

and in the case of items (ii) and (iii) above, Buyer has been advised in writing by the Commissioner that, in effect, that person is of the view that sufficient grounds at that time do not exist to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act (Canada) with respect to the transactions contemplated by this Agreement.

Confidentiality Agreement:  that certain Confidentiality Agreement entered into by Eaton Vance Corp. and the Company as of September 20, 2011, as amended pursuant to the letter of intent executed as of March 8, 2012.

Confirmed Prospect:  in respect of a Measurement Date, any Client who both (a) was a Prospective Client as of such Measurement Date and (b) enters into an Advisory Agreement with the Company and pursuant to such Agreement places assets under the Company’s management not later than the 75th day after the Closing Date.

Consent:  any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person, except for the Form ADV update required to be filed by the Company to reflect the consummation of the transactions contemplated by this Agreement.

Contingent Payment:  as defined in Section 1.2(a).

Contingent Payment Statement:  as defined in Section 1.2(b).

(c)

Contract:  any contract, agreement, indenture, note, bond, mortgage, hypothec, loan, instrument, lease or other legally binding agreement, understanding or arrangement.

CRA: the Canada Revenue Agency or any successor agency.

Cumulative Actual Marketer Fees:  as defined in Section 1.5(c)(ii).

Current Client:  as of a given Measurement Date, a Client that both (a) is party, and has assets under management pursuant, to an Advisory Agreement, and (b) is not a Terminating Client for purposes of the applicable determination of Signing Date RRE or Closing Date RRE.

Designated Percentage:  the percentage specified opposite the name of each Shareholder in Schedule 1.1(b).

Dispute Periods:  as defined in Section 1.4.

Dispute Notice:  as defined in Section 1.4.

EBIT: earnings before interest and income taxes.

Employee Plans:  as defined in Section 2.24(a).

Employment Agreement:  each of the employment agreements executed and delivered by the Persons designated on Schedule 7.2(h) concurrent with the execution and delivery of this Agreement.

Environmental Laws:  all Laws relating to the protection or preservation of the environment or any natural resource, to occupational health and safety, product safety or product liability, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, The Canadian Environmental Protection Act, 1999 (Canada), the Environment Quality Act (Québec), An Act respecting Occupational Health and Safety (Québec) and their respective regulations, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Materials into the air, surface water, groundwater or land, or their presence in the indoor environment, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.  In Québec, Environmental Laws shall include the Politique de protection des sols et de réhabilitation des terrains contaminés, as amended.

Environmental Representations:  as defined in Section 9.4(a)(iii).

ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent:  the BMO Trust Company / Societe de fiducie BMO.

Escrow Agreement:  an escrow agreement among the Escrow Agent, Buyer and each of the Shareholders in the Escrow Agent’s standard form implementing the terms set forth in Section 1.1.

Escrow Amount:  an amount equal to the sum of (a) the amount resulting from calculating the Estimated Initial Payment Amount solely on the basis of those Persons who are Prospective Clients as of the Closing Date and (b) the amount resulting from calculating the Estimated Initial Payment Amount solely on the basis of those Clients from whom affirmative

Client Consents were required to be requested pursuant to clause (a) of Section 4.7 but who have not provided such Client Consents as of the Closing Date.

Estimated Initial Payment Amount:  as defined in Section 1.1(c).

Estimated Initial Payment Statement:  as defined in Section 1.1(c).

Estimated Working Capital Statement:  as defined in Section 1.3(a).

ETA: the Excise Tax Act (Canada).

EV Group Entity:  any of Guarantor or any entity of which Guarantor, directly or indirectly, holds at least 75% of the outstanding voting equity.

Exchange Act:  the Securities Exchange Act of 1934, as amended.

Existing Shareholders Agreement:  the Shareholders Agreement with respect to Hexavest, Inc. dated as of July 31, 2004, as amended from time to time.

Expected Normalized Performance Rate: an assumed “normalized” level of account outperformance versus benchmark equal to 750 basis points per annum for tactical asset allocation and global macro Client accounts and 200 basis points per annum for all other Client accounts, with performance to be calculated on the same basis (i.e., reference currency, inclusive or exclusive of Base Fees and other expenses) as used in the calculation of Performance Fees under the respective Advisory Agreement.

Expenses: any reasonable expenses incurred in connection with investigating or defending any Third Party Claim or in asserting, preserving or enforcing any right under this Agreement or any Ancillary Agreement (including in each case, without limitation, court filing fees, court costs, and reasonable fees of investigators, expert witnesses, consultants, accountants and other professionals).

Fee Revenue:  in respect of any period after the Closing, an amount equal to the sum of:

(a)

Base Fees payable to the Company under its Advisory Agreements with Clients that were accrued in accordance with GAAP for such period; plus

(b)

for tactical asset allocation and global macro client accounts managed by the Company, the lesser of (x) Performance Fees payable to the Company under its Advisory Agreements with Clients that were accrued in accordance with GAAP for such period and (y) the Performance Fees that would have been accruable for such period by the Company in respect of such accounts if both (A) such payments were made on the basis of actual average Assets under Management in such account over such period and (B) actual performance during the Applicable Year had been equal to two times the respective Expected Normalized Performance Rate; plus

(c)

for all other accounts, the Performance Fees payable to the Company under its Advisory Agreements with Clients in respect of such accounts that were accrued in accordance with GAAP for such period; plus

(d)

where the Company is engaged as sub-advisor to any registered investment company, private fund or other commingled investment vehicle (other than a Buyer Trust) for which an EV Group Entity serves as investment adviser (a “Buyer Fund”), 50% of the net investment advisory fees payable to such EV Group Entity in respect of such period under the advisory agreement with such Buyer Fund; provided (i) that where the Company is sub-adviser only for a part of the Applicable Year such fee amount shall be pro rated or calculated to reflect only fees earned during the part of the Applicable Year in which the Company acted as sub-adviser, and (ii) the investment advisory fees earned by such EV Group Entity shall be determined net of all accrued revenue sharing and retrocession payments, third party expenses assumed and fund subsidies and fee waivers; plus

(e)

where the Company is engaged as sub-advisor to a collective trust maintained by Eaton Vance Trust Company (a “Buyer Trust”), 80% of the net trustee fees payable to Eaton Vance Trust Company in respect of such period under the advisory agreement with such Buyer Trust; provided that the trustee fees earned by Buyer or its Affiliate shall be determined net of (A) an administrative fee payable to Eaton Vance Trust Company equal to five basis points, (B) all attributable sales and distribution expenses, other than those payable by the Company, including those of commissionable sales personnel of EV Group Entities and (C) all third party expenses assumed (for the avoidance of doubt, the intent of both paragraphs (d) and (e) being to include only amounts accruable by Eaton Vance Corp. as income for the respective periods under US GAAP);

minus the sum of:

(w)

amounts payable to EV Group Entities and their respective employees under agreements then in place between the Company, on the one hand, and such EV Group Entities and their respective employees, on the other hand (but excluding such amounts to the extent that related revenues under clauses (d) or (e) above were calculated net of such amounts); plus

(x)

payments to the U.S. Marketer, excluding Applicable Marketer Fees that either (A) do not exceed, in the aggregate, amount of the Cumulative Adjusted Marketer Fees Threshold or (B) if in excess of the Cumulative Adjusted Marketer Fees Threshold result in a dividend waiver pursuant to Section 1.5(d); plus

(y)

any other sales and distribution expenses attributable to the sources of revenue described above, including those of commissionable sales personnel of EV Group Entities and third parties hired by EV Group Entities to represent them, other than (A) to the extent such amounts reduce total Fee Revenue dollar for dollar pursuant to one of the preceding clauses of this definition or (B) expenses payable by the Company (but excluding such expenses to the extent that related revenues under clauses (d) or (e) above were calculated net of such amounts); and plus

(z)

in respect of Clients of the Company resident or domiciled in jurisdictions other than Canada who become Clients of the Company after the Closing Date, 20% of the amounts otherwise included in Fee Revenue under clauses (a) through (c) of this definition reduced by any amounts payable pursuant to clauses (w) through (y) of this definition.

For the avoidance of doubt, consistent with the definition of “Client” no fees earned on funds invested by any of the Company, Holdco, Buyer or any of their Affiliates as “seed” assets in any Fund, Buyer Fund or Buyer Trust shall be included in “Fee Revenues.”

Final Fee Certificate:  as defined in Section 1.5(e).

Financial Statements:  the audited financial statements of the Company as at and for the years ended December 31, 2009, December 31, 2010 and December 31, 2011, and the unaudited financial statements of the Company as at the end of and for each fiscal quarter ending after the date of the Balance Sheet and prior to the date of this Agreement.

First Year:  as defined in Section 1.2(b).

First Year Contingent Payment:  as defined in Section 1.2(a).

Fund:  a collective investment vehicle for which the Company acts as an “investment fund manager” (as defined under Canadian Securities Legislation) and that is: (1) registered as an investment company (as defined in the 1940 Act) or is a series or portfolio thereof; (2) not registered under the 1940 Act pursuant to an exception from the definition of “investment company” thereunder; (3) a reporting issuer (as defined in applicable Canadian Securities Legislation) in any province or territory of Canada; or (4) not a reporting issuer in any province or territory of Canada.

Fund Related Party:  as defined in Section 2.10(p).

Fundamental Representations and Warranties:  as defined in Section 9.4(a).

GAAP:  as defined in Section 1.3(e).

GIPS: as defined in Section 2.9(i).

Governmental Approval:  any Consent of, with or to any Governmental Authority acting in a legislative or regulatory capacity and not as an investor.

Governmental Authority:  any government; any state, province, territory, municipal or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions or taxing power of or pertaining to government, including, without limitation, any government authority, ministry, agency, department, board, commission or instrumentality of the United States or Canada, any State of the United States or province or territory of Canada, or any political subdivision thereof; any court, tribunal or arbitrator; and any Self-Regulatory Organization.

GST: all taxes payable under Part IX of the ETA (including where applicable both the federal and provincial portion of those taxes) or and under any provincial legislation imposing a similar value added or multi-staged tax.

Guarantor:  as defined in the first paragraph of this Agreement.

Guaranty:  the Guaranty of Eaton Vance Corp. as set forth in Section 11.5.

Hazardous Materials:  any substance, matter, material, vibration, ray, heat, odour, radiation, microorganism or noise, whether organic or inorganic, or a combination of any of them, howsoever occurring, that:  (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials; (b) is regulated by or requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a “hazardous waste”,  “hazardous substance”, “contaminant”, “pollutant”, “deleterious substance”, “waste”, “residual material” or “hazardous material” thereunder; (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law; or (d) is likely to affect the life, health, safety, welfare or comfort of human beings, or to cause damage to or otherwise impair the quality of the soil, vegetation, wildlife or property.

Holdco:  as defined in the first paragraph of this Agreement.

Holdco Obligations:  as defined in Section 11.5(b).

HSC:  as defined in Section 2.4(c).

HSR Act:  the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In-Bound License:  as defined in Section 2.17(c).

Increased Amount:  as defined in Section 9.6.

Indebtedness:  as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) notes payable and drafts accepted representing extensions of credit, (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

Indemnified Party:  as defined in Section 9.3.

Indemnifying Party:  as defined in Section 9.3.

Independent Accountant:  as defined in Section 1.4(d).

Individual Covenant:  as defined in Section 9.1(b).

Individual Representation:  as defined in Section 9.1(b).

Initial Payment:  as defined in Section 1.1(c).

Initial Run Rate EBIT Adjustment:  as defined in Section 1.1(c).

Initial Run Rate EBIT:  the result obtained by dividing (x) the sum of Signing Date RRE and Closing Date RRE by (y) 2.

Initial Run Rate EBIT Adjustment:  as defined in Section 1.1(c).

Initial Run Rate Revenue:  the average of (a) Run Rate Revenue, calculated as of the date of this Agreement and (b) Run Rate Revenue, calculated as of the Closing Date.

Intellectual Property:  Any rights available with respect to any United States, Canadian and other foreign (i) trademarks, service marks, trade names, trade dress, and any goodwill in connection therewith; (ii) copyrights; (iii) patent and patent applications; and (iv) trade secrets in any inventions, processes, designs, formulae, algorithms, know-how, computer software, data and documentation, proprietary information (including, without limitation, ideas, manufacturing, development and production techniques, drawing, specifications, designs, proposals, financial and accounting data, business and marketing plans, client and service provider lists and related information), registrations and applications to register or renew the registration of any of the foregoing and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and includes all Contracts that comprise or relate to Intellectual Property.

Intercompany Accounts and Borrowings:  the accounts and borrowings related to receivables and payables of the Company from, or with respect to, Holdco, Shareholders and any of their respective Affiliates.

Intercompany Agreement:  as defined in Section 7.2(f).

IRS:  the Internal Revenue Service.

Knowledge:  (a) with respect to any natural Person, such Person’s actual knowledge; (b) with respect to any reference to “Shareholders’ Knowledge” or derivatives thereof, the actual knowledge of any of the Persons listed on Schedule 10.2(i) after making reasonable inquiry of each of their respective employees reporting directly under them; and (c) with respect to any other Person, the actual knowledge of its executive officers and directors (or, if none, Persons of comparable responsibility with respect to such Person).

Law:  all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common and civil law), codes, rules, policies, regulations, instruments, ordinances, decisions, restrictions, by-laws or orders of, or rulings, exemptions or other authority issued by, any Governmental Authority, (b) Governmental Approvals, (c) regulatory policies, practices or guidelines adopted, promulgated or otherwise published by any Governmental Authority and (d) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Lien:  any mortgage, pledge, deed of trust, hypothec, right of others, claim, security interest, encumbrance, title defect, title retention agreement, lease, sublease, occupancy agreement, easement, servitude, resolutory clause, dismemberment of the right of ownership, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including, but not limited to, such Liens as may arise under any Contract.

Loss:  any and all loss, liability, obligation, fine, cost, royalty, damage or Expense suffered or incurred by an Indemnified Party, whether or not resulting from a Third Party Claim.

Marketer Fees:  any and all fees paid on or after the Closing Date by the Company to the U.S. Marketer.

Marketing Agreement:  the Solicitation Agency Agreement dated as of February 15, 2005 between the Company and the U.S. Marketer, as amended January 15, 2007, September 4, 2008 and June 11, 2009.

Material Adverse Effect:  any (a) event, occurrence, fact, condition, change, development or effect that is or would reasonably be expected to be materially adverse to the business, operations, results of operations, condition (financial or otherwise), properties, assets (including intangible assets), liabilities or prospects of the Company, taken as a whole, or (b) material impairment of the ability of Shareholders, Holdco or the Company to perform their respective obligations hereunder or under the Ancillary Agreements, other than, in each case, an Excluded Matter.  “Excluded Matter” means any one or more of the following: (i) the effect of any change in the United States, Canada or foreign economies or securities or financial markets in general; (ii) general political, economic or financial conditions; (iii) the effect of any change that generally affects the industry in which the Company operates, including in Canada and in United States; (iv) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, including in Canada and in United States; (v) the effect of any changes in applicable Laws, including in Canada or in United States, or accounting rules, (vi) any change in the amounts of Assets under Management of the Company’s Clients after the date of this Agreement; (vii) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement; or (viii) any event specifically identified in Schedule 10.2(iii); provided that the effects of any changes described in clauses (i), (ii), (iii), or (v) do not adversely disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates.

Material Contract:  any of the following Contracts to which the Company is a party or by which the Company or any of its properties or assets are bound, in each case as amended, supplemented, waived or otherwise modified:

(a)

leases, subleases, licenses, occupancy agreements, permits, franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to real property;

(d)

employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, including sales agency or distributorship agreements or arrangements for the sale of any of the products or services of the Company;

(e)

loan agreements, credit agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, agreements or deeds of hypothec, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit;

(f)

licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

(g)

finder’s Contracts;

(h)

joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

(i)

existing share purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including, but not limited to, any agreements relating to the acquisition, lease or disposition by the Company, of any material assets or properties (other than sales made in the ordinary course of business), any business, or any capital stock of or share capital or other interest in any Person by the Company, or involving continuing indemnity or other obligations;

(j)

Contracts prohibiting or materially restricting the ability of the Company to conduct the Business, to engage in any business or operate in any geographical area or to compete with any Person;

(k)

orders and other Contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $25,000 in each case or $75,000 in the aggregate;

(l)

orders and other Contracts with or for the direct or indirect benefit of the Company, involving aggregate payments in excess of $25,000 in each case or $75,000 in the aggregate;

(m)

Contracts providing for future payments that are conditioned, in whole or in part, on a change in control of the Company;

(n)

powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

(o)

Contracts not entered into in the ordinary course of business;

(p)

Any Contract or series of related Contracts with respect to which the aggregate amount that would reasonably expected to be paid or received thereunder in the future exceeds $25,000 per annum or an aggregate of $75,000 under the terms of such Contract(s);

(q)

Advisory Agreements; and

(r)

any other Contracts that are or are reasonably likely to be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company.

Maximum First Year Payment:  as defined in Section 1.2(a).

Maximum Second Year Payment:  as defined in Section 1.2(a).

Measurement Date: the date of this Agreement or the Closing Date, as applicable.

Memorandum:  as defined in Section 2.10(g).

Newswire and Promotional License:  as defined in Section 2.17(c).

NI 81-106:  as defined in Section 2.10(o).

Notice of Claim:  written notice from an Indemnified Party to one or more Indemnifying Parties setting forth (a) in the case of Losses other than Losses arising from Third Party Claims referred to in clause (a) of Section 9.3, the asserted Loss and the reasons why such Loss is asserted to be indemnified hereunder, and (b) in the case of Third Party Claims referred to in clause (a) of Section 9.3, setting forth the nature of such Third Party Claim in reasonable detail and, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party arising out of or related thereto.

NYSE:  the New York Stock Exchange, Inc.

Offering:  as defined in Section 2.10(g).

Option Agreement:  as defined in Section 7.2(d).

ordinary course of business:  the usual, regular and ordinary course of business of the Company consistent with the past custom and practice thereof.

Organizational Documents:  as to any Person, its certificate or articles of incorporation, by-laws, declaration of trust, trust agreement, limited partnership agreement and other organizational documents, as applicable.

Owned Intellectual Property:  as defined in Section 2.17(a).

Parties:  each of the Shareholders, the Company, Holdco and Buyer, and “Party” means any one of them.

Pension Regulator:  as defined in Section 2.24(c).

Performance Fee Rate:  with respect to (i) a Current Client or Confirmed Prospect, the aggregate percentage rate of Performance Fees set forth in such client’s Advisory Agreement, or (ii) a Prospective Client, the most recent aggregate percentage rate of Performance Fees proposed or accepted by the Prospective Client in its Prospective Client Documentation, in each case expressed on an annualized basis (for example, if an Advisory Agreement provides for aggregate Performance Fees of 25 basis points paid quarterly, the Performance Fee Rate would be one percent).

Performance Fees:  fees under an Advisory Agreement (or in the case of a Prospective Client a Prospective Client Documentation) that both (a) are determined as a percentage of assets under management pursuant to such Advisory Agreement or Prospective Client Documentation and (b) are conditioned upon the Company achieving specified target rates of return, in one or more periods, on such assets under management.

Performance Record Period:  as defined in Section 4.4(d).

Performance Records:  as defined in Section 4.4(d).

Performance Records Requirements:  as defined in Section 4.4(d).

Permitted Liens:  (a) Liens reserved against in the Balance Sheet, to the extent so reserved, (b) Liens for Taxes not yet due and payable, (c) Liens otherwise arising by operation of Law from a priority claimed or held by any Governmental Authority that have not at the time been filed or registered against the title to the asset nor served on the relevant Person pursuant to applicable Law, provided in each case they relate to obligations not yet due or delinquent, and (d) the Liens set forth in Schedule 10.2(ii) hereto.

Person:  any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

Personal Information:  any information in the possession, custody or control of the Company about an identifiable individual and for greater certainty includes all such information which falls within the definition of “personal information” in any personal information protection law of Canada, or any province or territory thereof to which the Company is subject.

Prime Rate:  the rate quoted by the Bank of Montreal as being its reference rate for commercial loans in Canadian currency extended to Canadian borrowers and commonly referred to as the “Canadian Prime Rate.”

Private Placement Exemption:  as defined in Section 2.10(b).

Proceeding:  any action, motion, suit, proceeding, arbitration, citation, summons, subpoena, inquiry, investigation or judgment of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority.

Prospective Client:  a Person who, as of a given Measurement Date, has expressed, and not withdrawn, a present intent to enter into an Advisory Agreement with the Company, as confirmed by Prospective Client Documentation.

Prospective Client Documentation:  either (a) a written communication from a Person or their authorized officer or representative (which may consist, for example, of email correspondence) or (b) a declaration of an officer of the Company in substantially the form attached as Exhibit K hereto setting forth and attesting to the contents of an oral conversation between such Company officer and such Person, authorized officer or representative, in each case that confirm such Person’s present intent to enter into an Advisory Agreement with the Company in a manner that a reasonable person with experience in a business such as the Business would believe to make the ultimate execution of such an Advisory Agreement highly probable though not certain.  By way of illustration, (a) the requisite level of probability might be achieved by a statement by a third-party representative in charge of making recommendations to a client that he will recommend that the client’s board approve entry into an Advisory Agreement, even though such approval is not assured, but (b) the requisite level of probably will generally not be achieved based solely on positive comments or assurances after initial presentations to a prospect.  To constitute Prospective Client Documentation for purposes of this Agreement, such documentation must include (a) such Person’s proposal or tentative concurrence in the Base Fee Rate and Performance Fee Rate that would apply to its assets under management (and in the absence of any such proposal or tentative concurrence, the standard Base Fee Rate and Performance Fee Rate adopted by the Company and in force shall be deemed to be the Base Fee Rate and Performance Fee Rate applicable to such Person) and (b) an indication of the cash value of assets that it will place under the Company’s management upon execution of such an Advisory Agreement.

Purchase Price:  as defined in Section 1.2(a).

Purchased Shares:  as defined in the recitals to this Agreement.

Quarterly Actual Marketer Fees:  as defined in Section 1.5(c)(i).

Quarterly Fee Certificate; as defined in Section 1.5(c).

Real Property:  as defined in Section 2.15(c).

Real Property Laws:  as defined in Section 2.15(f).

Real Property Lease:  as defined in Section 2.15(b).

Record Date:  as defined in Section 1.3(c).

Registered Intellectual Property:  as defined in Section 2.17(a).

Regulatory Documents:  as defined in Section 2.7(a).

Related Person:  any Person who is a party in interest described in subparagraph (F), (G), (H) or (I) of section 3(14) of ERISA or a disqualified person described in subparagraph (F), (G), (H) or (I) of section 4975(e)(2) of the Code, as applicable, with respect to a current or former Client that is a plan subject to ERISA

Release:  any releasing, disposing, discharging, depositing, generating, issuing, flowing, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, leeching, migration, transporting, placing and the like, including, without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

Representatives:  as to any Person, its accountants, counsel, consultants (including actuarial, environmental and industry consultants), officers, directors, employees, agents and other advisers and representatives.

Required Company Consents:  as defined in Section 2.20(b)(i) .

Reserve:  as defined in Section 1.5(a).

Reserve Amount:  as defined in Section 1.3(a).

Restrictive Covenant Agreements:  as defined in Section 7.2(f).

Retail Software Licenses:  as defined in Section 2.17(c).

Retained Shares:  as defined in the recitals to this Agreement.

Run Rate Revenue:  as determined as of any given Measurement Date, the sum of (x) Aggregate Annualized Base Fee Revenues determined as of such date and (y) Aggregate Annualized Performance Fee Revenues determined as of such date.

SEC:  the Securities and Exchange Commission.

Second Year:  as defined in Section 1.2(b).

Second Year Contingent Payment:  as defined in Section 1.2(a).

Securities Act:  the Securities Act of 1933, as amended.

Securities Law Transfer Restrictions:  applicable restrictions on transfer of securities which have not been registered or qualified for distribution by prospectus under

Canadian Securities Legislation or any other securities Laws of any jurisdiction, and therefore, cannot be sold, transferred, assigned or otherwise disposed of, except in compliance with such Laws.

Self Regulatory Organization:  the NYSE, the Toronto Stock Exchange and other self-regulatory organizations in the securities or commodities field, including, without limitation, the National Futures Association and the Financial Industry Regulatory Authority, Inc.

Selling Material:  as defined in Section 2.10(h).

Shareholder Indemnitees:  as defined in Section 9.2.

Shareholders:  as defined in the first paragraph of this Agreement.

Shareholders’ Representative:  as defined in Section 11.4.

Shares:  as defined in the recitals to this Agreement.

Share Purchase:  as defined in the recitals to this Agreement.

Signing Date RRE:  the sum of

(x)

the result obtained by multiplying (i) the lesser of (A) Run Rate Revenue determined as of the date of this Agreement and (B) $35 million by (ii) 0.63; plus

(y)

if Run Rate Revenue determined as of the date of this Agreement is greater than $35 million, the result obtained by multiplying (i) the lesser of (A) the excess of Run Rate Revenue determined as of the date of this Agreement over $35 million and (B) $35 million by (ii) 0.71; plus

(z)

if Run Rate Revenue determined as of the date of this Agreement is greater than $70 million, the result obtained by multiplying the excess of Run Rate Revenue determined as of the date of this Agreement over $70 million by (ii) 0.79.

Subsidiary:  has the meaning ascribed to the term “subsidiary” in Section 2 of Chapter I of the Business Corporations Act (Québec).

Target First Year Revenue:  an amount equal to 1.15 times Actual Initial Run Rate Revenue.

Target Second Year Revenue:  an amount equal to 1.495 times Actual Initial Run Rate Revenue.

Target Working Capital:  an amount equal to $1,600,000.

Taxes: taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof (including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, gains, share capital, production, gift, wealth, environment, net worth, utility, sales, goods and services, harmonized sales, use, consumption valued-added, excise, stamp, withholding, premium, business, franchising, property, employer health, payroll, employment, health, social services, education and social security taxes, surtaxes, customs duties and import and export taxes, development, occupancy, social services, license, franchise and registration fees and employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions), and “Tax” has a corresponding meaning.

Tax Act: or any reference to a specific provision thereof means the Income Tax Act (Canada) and legislation of any legislature of any province or territory of Canada (including the Taxation Act (Québec)) and any regulations thereunder in force of like or similar effect.

Tax Representations:  as defined in Section 9.4(a)(ii).

Tax Returns: all returns, declarations, designations, forms, schedules, reports, elections, notices, filings, statements (including withholding tax returns and reports, and information returns and reports) and other documents of every nature whatsoever filed or required to be filed with any Governmental Authority with respect to any Taxes, together with all amendments and supplements thereto.

Terminating Client:  for purposes

(a)

of determining the components of Signing Date RRE as used in calculating the Estimated Initial Payment Amount, any Client listed on Schedule 2.9(n) (each such Client, an “Excluded Signing Date Client”); and

(b)

of determining the components of Signing Date RRE as used in calculating the Actual Initial Payment Amount, any Client that both (i) was an Excluded Signing Date Client, and (ii) on or prior to the date that is 75 days after the Closing Date, removes all of its assets from the Company’s management;

(c)

of determining the components of Closing Date RRE as used in calculating the Estimated Initial Payment Amount, any Client that gives the Company notice (whether written or oral) on or prior to the Closing Date that it intends to terminate its Advisory Agreement with the Company or otherwise terminate the Company’s authority to manage the respective Client account (any such Client, an “Excluded Closing Date Client”);

(d)

of determining the components of Closing Date RRE as used in calculating the Actual Initial Payment Amount, any Current Client that both (i) was an Excluded Closing Date Client and (ii) on or prior to the date that is 75 days after the Closing Date, removes all of its assets from the Company’s management; and

(e)

of determining the components of Closing Date RRE as used in calculating the Actual Initial Payment Amount, any Client from whom affirmative Client Consents were required to be requested pursuant to clause (a) of Section 4.7 but who both (x) did not provide such Client Consent on or prior to the Closing Date and (y) on or prior to the date that is 75 days after the Closing Date, removes all of its assets from the Company’s management.

Third Party Claim: as defined in Section 9.3(a).

Threshold First Year Revenue:  an amount equal to 1.075 times Actual Initial Run Rate Revenue.

Threshold Second Year Revenue:  an amount equal to 1.236 times Actual Initial Run Rate Revenue.

Treasury Regulations:  the regulations prescribed under the Code.

U.S. Marketer:  Hamersley Partners, LLC, a Massachusetts limited liability company.

Unanimous Shareholders Agreement: as defined in Section 7.2(e).

Work in Progress:  in respect of any Current Client as of Closing, (a) where this Agreement requires an estimate of Work in Progress to be made at or prior to Closing, a good faith estimate of the portion of those fees not yet billed to such Current Client that relate to services provided during the period beginning after the date of the invoicing period of such Current Client and ending on the Closing Date, and (b) where determined as part of the final determination of Closing Date Working Capital pursuant to Section 1.3, portion of the actual fees billed to such Current Client after Closing that relate to services provided to such Current Client on or before the Closing Date and after the date of the last invoice or bill to such Current Client sent prior to the Closing.  Where fees billed are not linked to services performed at a particular time in a billing cycle (e.g., are based on assets under management or performance as determined as of the end of fiscal period or billing cycle), then Work in Progress will be determined on the basis of days in the portion of the billing cycle ending on the Closing Date as a proportion of total days in the billing cycle – for example, if the Closing Date is August 31 and such a client is invoiced as of the end of each calendar quarter with the next invoice covering the period through September 30, then Work in Progress would be 62/92nds of total fees billed.

Working Capital Dividend:  as defined in Section 1.3(c).

Section 11.

Miscellaneous.

11.1

Expenses.

(a)

Except as set forth below in this Section 11.1 or as otherwise specifically provided for in this Agreement, Shareholders and Holdco, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs, and fees (including attorneys’, financial advisers’, investment bankers’, auditors’ and financing commitment fees) in connection with the transactions contemplated hereby and in the Ancillary Agreements, including the preparation, negotiation, execution, and delivery of this Agreement and the Ancillary Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.  Each Shareholder shall bear its respective expenses, costs and fees (including attorneys’ fees) in connection with his/her/its own Employment Agreement and/or Restrictive Covenant Agreement.

(b)

The Company shall bear the expenses, costs, and fees (including attorneys’, financial advisers’, investment bankers’, auditors’ and financing commitment fees) of the Company incurred, accrued or accruable, prior to Closing, in connection with the transactions contemplated hereby and in the Ancillary Agreements, including the preparation, negotiation, execution, and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated (collectively, “Company Transaction Expenses”).  Any Company Transaction Expenses not paid by the Company prior to the Closing shall be accrued in full on the Closing Date Balance Sheet as liabilities to be included in the calculation of Closing Date Working Capital.

(c)

Filing fees in connection with any Investment Canada Act, Competition Act (Canada), HSR or other antitrust or merger control Law filing shall be borne 100% by Buyer.

(d)

Each Shareholder shall be responsible for, and neither Buyer nor the Company shall bear, any Taxes that relate directly to the sale of his Purchased Shares pursuant to this Agreement (including, without limitation, applicable transfer Taxes, gains Taxes and Income Taxes resulting directly from such sale of the Purchased Shares), except as may specifically be provided to the contrary in this Agreement.

11.2

Notices.

  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy, as follows:

()

if to Buyer or Guarantor, to them

c/o Eaton Vance Corp.

Two International Place

Boston, MA  02110

Facsimile:  (617) 598-0432

Attention:  Chief Legal Officer

with a copy to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA  15222

Facsimile:  (412) 355-6501

Attention:  Richard G. Thorpe, Esq.

and a copy to:

Borden Ladner Gervais LLP

Scotia Plaza

40 King Street West

Toronto, Ontario M4T 1H7

Facsimile: (416) 361-2775

Attention: Carol E. Derk

()

if to Shareholders or Holdco,

1250 René-Lévesque Boulevard West

Suite 4200

Montréal, Québec  H3B 4W8

Facsimile: (514) 390-1184

Attention: Vital Proulx

with a copy to:

Fasken Martineau du Moulin LLP

The Stock Exchange Tower

P.O. Box 242, Suite 3700

800 Victoria Square

Montréal, Québec  H4Z 1E9

Facsimile:  (514) 397-7600

Attention: Robert Paré

()

if to the Company,

Hexavest Inc.

1250 René-Lévesque Blvd West

Suite 4200

Montréal, Québec  H3B 4W8

Facsimile:  514-390-1184

Attention: Vital Proulx

or, in each case, at such other address as may be specified in writing to the other Parties.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

11.3

Governing Law, etc.

(a)

This Agreement shall be governed by in all respects, including as to its validity, interpretation and effect, and all disputes arising our of or in connection with this Agreement shall be resolved in accordance with, the internal Laws of the Province of Québec and the federal laws of Canada applicable therein, without giving effect to the conflict of laws rules thereof.

(b)

The Parties have irrevocably agreed to a limited and exclusive adjustment mechanism set out in Section 1.4 of this Agreement with respect solely to the subject matter contained therein and subject to this Section 11.3 only to the extent provided for in Section 1.4.   Aside from that limited and exclusive adjustment mechanism, each of the Parties hereby irrevocably agrees that all disputes arising out of or in connection with this Agreement, including as to its validity, interpretation and effect, as well as any action, suit or proceeding in relation thereto, shall exclusively be heard and determined by the courts of the province of Québec located in the judicial district of the City of Montréal.  The Parties hereby irrevocably submit to the exclusive jurisdiction of said courts.  Without limiting the generality of the preceding, each of the Parties hereby irrevocably agrees not to assert that it is not subject to such jurisdiction or that the venue thereof is or may not be appropriate.  The Parties agree that in any action, suit or proceeding arising out of or in connection with this Agreement, the costs of the prevailing Party or Parties (including reasonable attorneys’ fees and costs, as well as the fees and costs of experts) shall be paid by the non-prevailing Party or Parties.

11.4

Shareholders’ Representative.

  Each Shareholder hereby irrevocably appoints Vital Proulx (“Shareholders’ Representative”) as the agent, mandatory and attorney-in-fact of such Shareholder to take any action required or permitted to be taken by such Shareholder under the terms of this Agreement, including, without limiting the generality of the foregoing, the right to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and to settle indemnification claims or any disputed matters arising under this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, but excluding the right to receive funds on behalf of such Shareholder.  Each Shareholder agrees to be bound by any and all actions taken by Shareholders’ Representative on his or its behalf.  Shareholders agree jointly (but not solidarily) to indemnify Shareholders’ Representative from and against and in respect of any and all liabilities, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees, arising out of or due to any action by him as Shareholders’ Representative and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of Shareholders’ Representative, and in each case solely to the extent of such Shareholder’s Designated Percentage of the aggregate amount so owed to the Shareholder’s Representative.  Buyer shall be entitled to rely exclusively and completely upon any communications given by Shareholders’ Representative on behalf of any Shareholder, and shall not be liable for any action taken or not taken in reliance upon Shareholders’ Representative nor have any duty to inquire as to whether Shareholders’ Representative has received any Consent of any Shareholder.  Buyer shall be entitled to disregard any notices or communications given or made by any Shareholder unless given or made through Shareholders’ Representative.  The power of attorney granted by each Shareholder to Shareholders’ Representative hereunder is irrevocable and coupled with an interest.  Notwithstanding the appointment of Shareholders’ Representative hereunder, Buyer may require the written concurrence of any Shareholder to any action taken hereunder.  Shareholders’ Representative hereby accepts such mandate and agrees to serve in such capacity.

11.5

Guaranties.

(a)

  (a)  By Guarantor.  Guarantor hereby solidarily (with Buyer, waiving the benefit of division and discussion) unconditionally and irrevocably guarantees to Shareholders, Holdco and the Company the timely performance and payment of all obligations of Buyer or any Assignee of Buyer under this Agreement and the Ancillary Agreements, arising before or after the commencement of any Proceedings (collectively, the “Buyer Obligations”).

The guaranty under this Section 11.5(a) may be enforced by Shareholders, Holdco or the Company without the necessity at any time of resorting to or exhausting any other remedy or without the necessity at any time of having recourse to this Agreement. The Guarantor hereby waives the right to require Shareholders, Holdco or the Company to proceed against Buyer, any Assignee of Buyer or any other Person or to require Shareholders, Holdco or the Company to pursue any other remedy or enforce any other right.  Guarantor agrees that nothing contained herein shall prevent Shareholders, Holdco or the Company from exercising any and all rights or remedies under this Agreement, the Ancillary Agreements or any other document or instrument executed in connection herewith or therewith if neither Buyer nor any Assignee of Buyer nor Guarantor timely performs the Buyer Obligations, and the exercise of any of the aforesaid rights and the completion of any proceedings related thereto shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the express purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

The guaranty under this Section 11.5(a) shall continue to be effective, or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Buyer Obligations is rescinded or must otherwise be restored or returned by Shareholders, Holdco or the Company upon insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer or Guarantor, or upon or as a result of the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for Buyer, any Assignee of Buyer or Guarantor or any part of any of their respective properties; or otherwise, as if such payments or performances had not been made.

If at any time hereafter Shareholders, Holdco or the Company employ counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof, or to file a petition, complaint, answer, motion or other pleading in any suit or Proceeding related to this guaranty, then for each such event where Shareholders, Holdco or the Company prevail, all of the reasonable attorneys’ fees, including extra-judicial fees and costs, related thereto shall be an additional liability of Guarantor, Buyer and any Assignee of Buyer to Shareholders, Holdco or the Company, payable on demand.

(b)

By Holdco.  Holdco hereby unconditionally and irrevocably guarantees (without waiving the benefit of division and discussion) to Buyer the timely performance and payment of all obligations of each Shareholder under this Agreement and the Ancillary Agreements, arising before or after the commencement of any Proceedings (collectively, the “Holdco Obligations”).

Notwithstanding the foregoing, the guaranty under this Section 11.5(b) may only be enforced by Buyer after it has exhausted its other remedies against Shareholders and the Company pursuant to the terms hereof.

The guaranty under this Section 11.5(b) shall continue to be effective, or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Holdco

Obligations is rescinded or must otherwise be restored or returned by Buyer upon insolvency, bankruptcy, dissolution, liquidation or reorganization of Shareholders or Holdco, or upon or as a result of the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for Shareholders or Holdco or any part of any of their respective properties; or otherwise, as if such payments or performances had not been made

If at any time hereafter Buyer employs counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof, or to file a petition, complaint, answer, motion or other pleading in any suit or Proceeding related to this guaranty, then for each such event where Buyer prevails, all of the reasonable attorneys’ fees, including extra-judicial fees and costs, related thereto shall be an additional liability of Holdco and Shareholders to Buyer, payable on demand.

11.6

Binding Effect.

  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

11.7

Assignment.

  This Agreement shall not be assignable or otherwise transferable by any Party without the prior written consent of the other Parties and any purported assignment in violation of this Section 11.7 shall be null and void; provided, that Buyer, in its sole discretion, may assign this Agreement to any EV Group Entity that is not a registered broker dealer if (a) such EV Group Entity (an “Assignee”) assumes all obligations of Buyer under this Agreement and (b) notwithstanding such assumption by Assignee, Buyer remains responsible for all its obligations hereunder.  In the event that Buyer assigns this Agreement to an Assignee, Guarantor acknowledges and agrees that its guarantee in Section 11.5(a) shall apply to and extend to all obligations and liabilities of such Assignee under this Agreement and the Ancillary Agreements (whether arising before or after the commencement of any Proceedings), and continue in full force and effect as if the Assignee had originally executed this Agreement in the place and stead of Buyer and Guarantor agrees to execute all confirmations and acknowledgements as the other Parties hereto may reasonably request to this effect.

11.8

No Third Party Beneficiaries.

  Except as provided in Section 9 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person or entity other than the Parties and their respective heirs, successors and permitted assigns.

11.9

Amendment; Waivers, etc.

  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought (or, as provided in Section 11.4 above, by Shareholders’ Representative).  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other such right provided herein, or, except as otherwise set forth herein, of any rights or remedies that any Party may otherwise have at law or in equity.  The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

11.10

Specific Performance.

  The Parties acknowledge that it may be impossible to measure in money any damages that a Party would incur if any term, covenant or condition contained in this Agreement were not performed in accordance with its terms and agree that each of the Parties shall be entitled to obtain an injunction to require specific performance of, and prevent any violation of the terms of, this Agreement, in addition to any other remedy hereunder.  In any such action specifically to enforce any provision of this Agreement, each Party hereby waives any claim or defense therein that an adequate remedy at law or in damages exists.

11.11

Entire Agreement.

  Except for the Confidentiality Agreement, this Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements (when executed and delivered) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

11.12

Confidentiality.

  From and after the date hereof, each Party shall maintain in confidence, and each Party shall cause its agents, Representatives and Affiliates to maintain in confidence, and no Party shall use to the detriment or competitive disadvantage of another Party or its Affiliates, any information obtained in confidence from another Party in connection with this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby.  The foregoing covenants shall not apply (a) with respect to information that is already known to a Party or to others not bound by a duty of confidentiality or such information that becomes publicly available through no fault of such party, (b) to the extent necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, and (c) to the extent required under applicable Law, including reporting the transactions contemplated by this Agreement on Tax Returns and disclosure requirements under the securities Laws and the rules and regulations issued thereunder.  If the transactions contemplated by this Agreement are not consummated, each Party shall return or destroy as much of confidential information received from the other as the other Parties may reasonably request.

11.13

Severability.

  If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

11.14

Headings.

  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

11.15

Counterparts.

  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

11.16

Interpretation.

  Disclosure of any fact or item in any Schedule hereto specifically with respect to a particular Section or subsection in this Agreement shall be deemed to be disclosed with respect to any other Section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Section or subsection of this Agreement.  The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any Schedule hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included, are or are not material.

11.17

Accounting Matters.

  Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP.

11.18

Statutory References.

  Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to that statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes that statute or regulation.

11.19

Language.

  The Parties do hereby agree that this Agreement and related documents shall be drawn up in the English language only.  Les Parties aux présentes ont convenu que cette convention et les documents s'y rattachant soient rédigés en langue anglaise seulement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

HEXAVEST INC.

By:

/s/ Vital Proulx

Name: Vital Proulx

Title:   President

VITAL PROULX, as Shareholders’ Representative

/s/ Vital Proulx

GESTION JAVAS INC.

By:

/s/ Vital Proulx

Name: Vital Proulx

Title:   President

On behalf of

FREDERIC IMBEAULT

By:

/s/ Marc C. LaVoie

Name: Marc C. LaVoie

Duly authorized under a power of

attorney

By:

/s/ Denis Rivest

Name: Denis Rivest

Duly authorized under a power of

attorney

/s/ Robert Brunelle

ROBERT BRUNELLE

/s/ Marc Christopher LaVoie

MARC CHRISTOPHER LAVOIE

On behalf of

GESTION L’ECUREUIL INC.

By:

/s/ Marc C. LaVoie

Name: Marc C. LaVoie

Duly authorized under a power of

attorney

By:

/s/ Denis Rivest

Name: Denis Rivest

Duly authorized under a power of

attorney

GESTION DENIS RIVEST INC.

By:

/s/ Denis Rivest

Name: Denis Rivest

Title:   President

9172-4013 QUéBEC INC.

By:

/s/ Robert J. Brunelle

Name: Robert J. Brunelle

Title:   President

/s/ Michael LaJoie

MICHEL LAJOIE

FIDUCIE JEAN-RENé ADAM

By:

/s/ Jean-Rene Adam

Name: Jean-Rene Adam

Title:

/s/ Jeffrey Alexander Davies

JEFFREY ALEXANDER DAVIES

/s/ Jean-Francois Bérubé

JEAN-FRANCOIS BéRUBé

/s/ Jean-Benoit LeBlanc

JEAN-BENOIT LEBLANC

/s/ Nadia Cesaratto

NADIA CESARATTO

/s/ Jean-Pierre Couture

JEAN-PIERRE COUTURE

/s/ Charles Gagné

CHARLES GAGNé

9264-7064 QUÉBEC INC.

By:

/s/ Vital Proulx

Name: Vital Proulx

Title:   President

EATON VANCE MANAGEMENT CANADA LTD.

By:

/s/ Thomas E. Faust Jr.

Name:

Thomas E. Faust Jr.

Title:

Chairman, Chief Executive

Officer and President

EATON VANCE CORP.

By:

/s/ Thomas E. Faust Jr.

Name:

Thomas E. Faust Jr.

Title:

Chairman, Chief Executive

Officer and President